As filed with the Securities and Exchange Commission on June 19, 2017

Registration No. 333-217582

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AIR INDUSTRIES GROUP

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	80-0948413 (I.R.S. Employer Identification Number)

3728

(Primary Standard Industrial Classification Code Number)

360 Motor Parkway, Suite

100 Hauppauge, New York

11788 (631) 881-4920

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Rettaliata

Acting President and Chief Executive Officer

Air Industries Group

360 Motor Parkway, Suite 100

Hauppauge, New York 11788

(631) 881-4920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Vincent J. McGill, Esq. Eaton & Van Winkle LLP 3 Park Avenue, 16th Floor New York, New York 10016 (212) 561-3604	Jonathan J. Russo, Esq. Matthew J. Kane, Esq. Alexandra F. Calcado, Esq. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1528

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, par value $0.001 per share(2)	$14,950,000	$1,732.71
Representative’s common stock purchase warrants(3)	$-	$-
Common stock underlying Representative’s Warrants(4) (5)	$780,000	$90.40
TOTAL	$15,730,000	$1,823.11	(6)
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes shares of common stock which may be issued upon exercise of a 30-day option granted to the underwriters to cover overallotments, if any.

(3)	In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	Pursuant to Rule 416 under the Securities Act, the common stock registered hereunder also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 120.0% of the public offering price per share. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is 120% of $650,000.

(6)	No filing fee is payable in connection with the filing of this Amendment No. 2 to this registration statement. A filing fee of $883.16 was paid for the securities registered in the initial filing of this registration statement on May 2, 2017. Pursuant to Rule 457(p), the registrant offset $1,563.41 of the filing fee payable for the securities registered under this registration statement against the registration fee of $1,563.41 paid in connection with the registrant’s registration statement on Form S-3 (Registration No. 333-198375) filed on August 26, 2014 and declared effective on October 2, 2014, which registration statement was withdrawn by the registrant on May 1, 2017 due to its failure to continue to satisfy the registrant eligibility requirements of Form S-3. None of the securities registered on the Form S-3 registration statement were sold. The securities registered in this registration statement on Form S-1 are of the type registered on the withdrawn registration statement on Form S-3.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement related to these securities filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 19, 2017

5,200,000 Shares

Common Stock

We are offering 5,200,000 shares of our common stock. Our common stock is traded on the NYSE MKT under the symbol “AIRI.” On June 16, 2017, the last reported sale price of our common stock was $2.50 per share.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional 780,000 shares of common stock to cover overallotments. The underwriters may exercise this option at any time during the 30-day period from the date of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Assumed public offering price	$2.50	$13,000,000	$2.50	$14,950,000
Underwriting discounts and commissions(1)	$0.175	$910,000	$0.175	$1,046,500
Proceeds to us, before expenses	$2.325	$12,090,000	$2.325	$13,903,500

(1)	See “Underwriting” on page 60 of this prospectus for a description of the compensation payable to the underwriters.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 3 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about                  , 2017.

The date of this prospectus is         , 2017

Roth Capital Partners

TABLE OF CONTENTS

Page

Special Note Regarding Forward-Looking Statements	ii
We are an Emerging Growth Company	ii
Prospectus Summary	1
Risk Factors	3
Use of Proceeds	11
Price Range of Our Common Stock	11
Dividend Policy	11
Capitalization	12
Dilution	14
Business	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	21
Directors and Executive Officers	39
Executive Compensation	44
Security Ownership of Certain Beneficial Owners and Management	46
Certain Relationships and Related Party Transaction	49
Description of Capital Stock	53
Shares Available For Future Sales	59
Underwriting	60
Legal Matters	64
Experts	64
Where You Can Find More Information About Us	65
Index to Financial Statements	66

This prospectus and any Freewriting prospectus that we file with the Securities and Commission (“SEC”) contain information you should consider when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The securities are not being offered in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

In this prospectus, we refer to information regarding potential markets for our products and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry; however, we have not independently verified any such information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements, which in some cases, you can identify by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements include statements regarding our operations, cash flows, financial position and economic performance including, in particular, future sales, product demand, competition and the effect of economic conditions. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures, distribution channels, profitability, new products, adequacy of funds from operations, and general economic conditions, these statements and other projections contained in this prospectus expressing opinions about future outcomes and non-historical information, are subject a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change and, therefore, there is no assurance that the outcomes expressed in these statements will be achieved. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we have made or may make in the future inevitably will not materialize, and unanticipated events may occur which will affect our results. Investors are cautioned that forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the expectations expressed in forward-looking statements contained herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks and uncertainties in greater detail under the heading “Risk Factors” on page 3 of this prospectus, as well as in our consolidated financial statements, related notes, and the other financial information appearing in this prospectus. You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under the securities laws of the United States. You are advised, however, to consult any additional disclosures we make in our reports filed with the Securities and Exchange Commission.

WE ARE AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include (i) a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure and (ii) an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until the end of the fiscal year ending after the fifth anniversary of our initial public offering, December 31, 2018, or such earlier time that we are no longer an emerging growth company and if we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our shares of common stock held by non-affiliates, or issue more than $1.0 billion of nonconvertible debt over a three year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies, and we have elected to comply with certain reduced public company reporting requirements.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth under the section titled “Risk Factors” in this prospectus and in our most recent annual and quarterly filings with the Securities and Exchange Commission (the “SEC”), if any, as well as other information in this prospectus, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities.

As used in this prospectus, unless otherwise stated or the context requires otherwise, the “Company” and terms such as “we,” “us” “our,” and “AIRI” refer to Air Industries Group, a Nevada corporation, and prior to August 30, 2013, Air Industries Group, Inc., a Delaware corporation, and our directly and indirectly wholly-owned subsidiaries: Air Industries Machining, Corp., a New York corporation (“AIM”), Welding Metallurgy, Inc., a New York corporation  (“Welding Metallurgy,” or “WMI”),  Nassau Tool Works, Inc., a New York corporation (“NTW”), Miller Stuart, Inc., a New York corporation (“Miller Stuart” or “MS”), until it merged into WMI effective May 16, 2017, Decimal Industries Inc., a New York corporation (“Decimal”), Woodbine Products, Inc., a New York corporation (“Woodbine” or “WP”), Eur-Pac Corporation, a Connecticut corporation (“Eur-Pac” or “EPC”), Electronic Connection Corporation, a Connecticut corporation (“ECC”), The Sterling Engineering Corporation, a Connecticut corporation (“Sterling”), Compac Development Corporation, a New York corporation (“Compac”), and Air Realty Group, LLC. a Connecticut limited liability company (“Air Realty”).

Company Overview

We are an aerospace and defense company. We manufacture and design structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts, flight controls, throttle quadrants, jet engines and other components. We also provide sheet metal fabrication of aerostructures, tube bending and welding services. Our products are currently deployed on a wide range of high profile military and commercial aircraft, including Sikorsky’s UH-60 Black Hawk and CH-47 Chinook helicopters, Lockheed Martin’s F-35 Joint Strike Fighter, Northrop Grumman’s E2 Hawkeye, Boeing’s 777, Airbus’ 380 commercial airliners and the US Navy F-18 and USAF F-16 fighter aircraft. Our Turbine Engine sector makes components for jet engines that are used on the USAF F-15, the Airbus A-330 and A-380, and the Boeing 777, in addition to a number of ground turbine applications.

We became a public company in 2005 when our net sales were approximately $30 million. At that time we had been manufacturing components and subassemblies for the defense and commercial aerospace industry for over 45 years and had established long term relationships with leading defense and aerospace manufacturers. Since becoming a public company, we have completed a series of acquisitions of defense related businesses. These acquisitions have enabled us to broaden the range of products and services we offer. At the time we became a public company, we were primarily a machining shop. As a result of acquisitions, we now have capabilities and expertise in metal fabrication, welding and tube bending; the production of electromechanical systems, harness and cable assemblies; the fabrication of electronic equipment and printed circuit boards; the machining of turbine engine components; and the assembly of packages or “kits” containing supplies for all branches of the United States Defense Department, including ordnance parts, hose assemblies, hydraulic, mechanical and electrical assemblies.

Related Preferred Stock Transactions

We have outstanding 1,294,441 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), of which 155,668 shares have been issued in lieu of cash dividends (“PIK Shares”). The shares of Series A Preferred Stock are currently convertible into shares of our common stock at $4.92 per share. In connection with an amendment to the Certificate of Designation authorizing our Series A Preferred Stock (the “Certificate of Designation”), upon consummation of this offering, approximately 110,522 PIK Shares will be redeemed at $10.00 per share, their stated value, and the balance of the shares of Series A Preferred Stock will be automatically converted into common stock at the public offering price of the shares offered by this prospectus. We have obtained the consent of the holders of a majority of our outstanding shares of Series A Preferred Stock to amend the Certificate of Designation and will file the amendment with the Secretary of the State of Nevada prior to the pricing of this offering.

Corporate Information

We were incorporated in Nevada on July 9, 2013 and are successor by merger on August 30, 2013 to our former corporate parent, Air Industries Group, Inc., a Delaware corporation incorporated in November 2005 in connection with the acquisition of AIM.

Our principal offices are located at 360 Motor Parkway, Suite 100, Hauppauge New York 11788 and our telephone number is (631) 881-4920. Our principal website is http://www.airindustriesgroup.com. The information contained on our website does not form any part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

The Offering

Securities offered	5,200,000 shares of common stock (or 5,980,000 shares of common stock if the underwriters exercise the over-allotment option in full).

Assumed offering price	$2.50

Common stock outstanding:

Before this offering	7,650,165 shares (1)

After this offering	17,585,841 shares, after giving effect to the automatic conversion of approximately 1,183,919 shares of our Series A Preferred Stock into 4,735,676 shares of common stock at an assumed conversion price of $2.50 per share. (2)

Over-allotment option	The underwriters have an option for a period of 30 days after the date of this prospectus to purchase up to an additional 780,000 shares of common stock, on the same terms and conditions as set forth above, to cover any over-allotments.

Use of proceeds

Assuming a public offering price of $2.50 per share, we estimate that we will receive net proceeds from this offering of approximately $11,690,000, or approximately $13,503,500 if the underwriters exercise the over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses.

We plan to use the net proceeds from this offering to redeem approximately 110,522 PIK Shares at a stated price of $10.00 per share, and $4,158,624 in principal amount of our Subordinated Convertible Notes due May 12, 2018 (the “May 2018 Notes”); to pay approximately $4,000,000 of outstanding trade payables and approximately $510,000 in principal, plus accrued interest, on promissory notes issued in March 2017 to Michael N. Taglich and Robert F. Taglich, directors and principal stockholders of our company; and use the balance for general corporate purposes, including working capital. For a more complete description of our intended use of the net proceeds from this offering, see “Use of Proceeds.”

Risk factors	Investing in our securities involves a significant degree of risk. You should read the “Risk Factors” section beginning on page 3 and other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NYSE MKT symbol	Our common stock is listed under the symbol “AIRI.”
____________________
(1)	Excludes as of May 31, 2017 (i) 2,535,885 shares issuable upon conversion of our Series A Preferred Stock at a conversion price of $4.92 per share, (ii) 1,950,148 shares issuable upon conversion of our 8% subordinated convertible notes (the “8% Notes”), (iii) 1,670,122 shares issuable upon conversion of the May 2018 Notes at a conversion price of $2.49 per share, (iv) 1,588,115 shares of common stock issuable upon exercise of warrants at a weighted average price of $4.05 (including 501,039 shares issuable upon the exercise of warrants having an exercise price of $2.49 per share) and (v) 516,342 shares of common stock issuable upon exercise of stock options granted pursuant to our existing equity incentive plans at a weighted average price of $6.29. Upon consummation of the offering, no shares of Series A Preferred Stock and none of the May 2018 Notes will be outstanding.

(2)	Excludes (i) 1,950,148 shares issuable upon conversion of the 8% Notes, (ii) 1,588,116 shares issuable upon exercise of warrants at a weighted average price of $4.05 and (iii) 516,342 shares issuable upon exercise of stock options granted pursuant to our existing equity incentive plans at a weighted average price of $6.29.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the over-allotment option granted to the underwriters to purchase up to an additional 780,000 shares of common stock or the Representative’s Warrant to purchase up to 260,000 shares of common stock at an assumed exercise price of $3.00 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider the risks and uncertainties described below, in addition to the other information presented in this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations, or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The risks below can be characterized into three groups:

1)	Risks related to our business, including risks specific to the defense and aerospace industry:

2)	Risks arising from our indebtedness; and

3)	Risks related to our common stock and this offering.

Risks Related to Our Business

We incurred a substantial net loss in 2016 and may not be able to continue to operate as a going concern.

We suffered net losses from operations of $10,789,000 and $519,000 and net losses of $15,623,000 and $1,154,000 for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively. We also had negative cash flows from operations for the year ended December 31, 2016. In 2015 we ceased paying dividends on our common stock and in 2016 we disposed of the real estate on which one of our operating subsidiaries is located through a sale leaseback transaction. In January 2017, we sold one of our operating subsidiaries. During the year ended December 31, 2016 and subsequent thereto, we sold approximately $18,654,000 in debt and equity securities to secure funds to operate our business. Since September 2016 we have been issuing additional shares of our Series A Convertible Preferred Stock in lieu of cash payment of accrued dividends on our outstanding shares of Series A Convertible Preferred Stock and since February 2017 we have issued additional convertible notes in lieu of cash payment of accrued interest on our outstanding convertible notes. Furthermore, as of December 31, 2016 and March 31, 2017, we were not in compliance with two financial covenants under our Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank (the “Loan Facility”). We are dependent upon further issuances of debt, equity or other financings to fund ongoing operations. The report of our independent registered public accountants on our financial statements for the year ended December 31, 2016 states that these factors raise uncertainty about our ability to continue as a going concern. We may continue to incur additional operating losses and we cannot assure you that we will continue as a going concern.

We have identified deficiencies and material weaknesses in our internal controls and we may not be successful in remediating these deficiencies and weakness in the near future.

In connection with our review of our disclosure controls and internal controls over financial reporting for the fiscal year ended December 31, 2016 and the quarter ended March 31, 2017, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and internal controls over financial reporting were not effective as of such dates. In particular, certain portions of our inventory control system have not been integrated into the system used by the balance of our company which could result in a failure to properly account for the costs associated with work in process, slow moving inventory and the value of inventory on hand, and the enterprise reporting system used to track employee hours. Accordingly, costs to be included in work in process, may not be sufficiently automated to ensure compliance at all times. In addition, our Chief Executive Officer and Chief Financial Officer concluded that our quarterly closing process was deficient at our subsidiaries and that our consolidating process and period end reporting and disclosure procedures were materially weak. They also concluded that our system for administering and disclosing stock compensation was deficient and that we lacked the accounting personnel necessary to account for complex accounting matters and unusual and nonstandard transactions. We intend to remediate these conditions. In the event we do not remediate these deficiencies and material weaknesses in our internal controls, our operations may be adversely affected and the market price of our common stock could decline. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, we may not be able to maintain our listing on the NYSE MKT.

A reduction in government spending on defense could materially adversely impact our revenues, results of operations and financial condition.

A large percentage of our revenue is derived from products for US military aviation. There are risks associated with programs that are subject to appropriation by Congress, which could be potential targets for reductions in funding. Reductions in United States Government spending on defense or future changes in the mix of defense products required by United States Government agencies could limit demand for our products, and may have a materially adverse effect on our operating results and financial condition. Our operations for the year ended December 31, 2016 were negatively impacted by reductions in government procurement orders and such reductions may continue. Since March 1, 2013, as a result of the continuing budget impasse, automatic government spending cuts termed the Sequester were implemented, and consequently, our revenues, particularly those of our Complex Machining segment, were and continue to be impacted by a slowing of orders in anticipation of a reduction or shift in the mix of defense spending. There can be no assurance that our financial condition and results of operations will not be materially adversely impacted by future reductions in defense spending or a change in the mix of products purchased by defense departments in the United States or other countries, or the perception on the part of our customers that such changes are about to occur.

We depend on revenues from a few significant relationships. Any loss, cancellation, reduction, or interruption in these relationships could harm our business.

We expect that our customer concentration will not change significantly in the near future. We derive most of our revenues from a small number of customers. Four customers represented approximately 56.4% and 59.3% of total sales for the years ended December 31, 2016 and 2015, respectively. These four customers represented approximately 60.5% and 58.4% of total sales for the three months ended March 31, 2017 and 2016, respectively. The markets in which we sell our products are dominated by a relatively small number of customers which have contracts with United States governmental agencies, thereby limiting the number of potential customers. Our success depends on our ability to develop and manage relationships with significant customers.  We cannot be sure that we will be able to retain our largest customers or that we will be able to attract additional customers, or that our customers will continue to buy our products in the same amounts as in prior years. The loss of one or more of our largest customers, any reduction or interruption in sales to these customers, our inability to successfully develop relationships with additional customers or future price concessions that we may have to make, could significantly harm our business.

We depend on revenues from components for a few aircraft platforms and the cancellation or reduction of either production or use of these aircraft platforms could harm our business.

Our Complex Machining segment derives most of its revenues from components for a few aircraft platforms, specifically the Sikorsky BlackHawk helicopter, the Northrop Grumman E-2 Hawkeye naval aircraft, the McDonnell Douglas (Boeing) C-17 Globemaster, the F-16 Falcon and the F-18 Hornet. Boeing closed its C-17 production line in 2015. A reduction in demand for our products as a result of either a reduction in the production of new aircraft or a reduction in the use of existing aircraft in the fleet (reducing after-market demand) would have a material adverse effect on our operating results and financial condition.

Intense competition in our markets may lead to a reduction in our revenues and market share.

The defense and aerospace component manufacturing market is highly competitive and we expect that competition will increase and perhaps intensify as the overall market remains static or declines. Many competitors have significantly greater technical, manufacturing, financial and marketing resources than we do. We expect that more companies will enter the defense and aerospace component manufacturing market. We may not be able to compete successfully against either current or future competitors. Increased competition could result in reduced revenue, lower margins or loss of market share, any of which could significantly harm our business, our operating results and financial condition.

We may lose sales if our suppliers fail to meet our needs or shipments of raw materials are not timely made.

Although we procure most of our parts and components from multiple sources or believe that these components are readily available from numerous sources, certain components are available only from a sole or limited number or sources. While we believe that substitute components or assemblies could be obtained, use of substitutes would require development of new suppliers or would require us to re-engineer our products, or both, which could delay shipment of our products and could have a materially adverse effect on our operating results and financial condition. Recently, we have had difficulties in securing timely shipments of raw materials from certain vendors due to our liquidity problems. Our results of operations for 2016 were negatively impacted by disruptions in receipt of materials and such disruptions may continue. Any delays in the shipment of raw materials could significantly harm our business, our operating results and our financial condition.

There are risks associated with the bidding processes in which we compete.

We obtain many contracts through a competitive bidding process. We must devote substantial time and resources to prepare bids and proposals and may not have contracts awarded to us. Even if we win contracts, there can be no assurance that the prices that we have bid will be sufficient to allow us to generate a profit from any particular contract. There are significant costs involved with producing a small number of initial units of any new product and it may not be possible to recoup such costs on later production runs.

Due to fixed contract pricing, increasing contract costs expose us to reduced profitability and the potential loss of future business.

The cost estimation process requires significant judgment and expertise. Reasons for cost growth may include unavailability and productivity of labor, the nature and complexity of the work to be performed, the effect of change orders, the availability of materials, the effect of any delays in performance, availability and timing of funding from the customer, natural disasters, and the inability to recover any claims included in the estimates to complete. A significant change in cost estimates on one or more programs could have a material effect on our consolidated financial position or results of operations.

The prices of raw materials we use are volatile.

The prices of raw materials used in our manufacturing processes are volatile. If the prices of raw materials rise we may not be able to pass along such increases to our customers and this could have an adverse impact on our consolidated financial position and results of operations. Significant increases in the prices of raw materials could adversely impact our customers’ demand for certain products which could lead to a reduction in our revenues and have a material adverse impact on our revenues and on our consolidated financial position and results of operations.

Some of the products we produce have long lead times.

Some of the products we produce, particularly those of our Complex Machining segment, require months to produce and we sometimes produce products in excess of the number ordered intending to sell the excess as spares when orders arise.  As a result, portions of our inventory turn slowly and tie up our working capital, and our inventory often represents approximately 40% of our assets.   Any requirement to write down the value of our inventory due to obsolescence or a drop in the price of materials could have a material adverse effect on our consolidated financial position or results of operations.

We do not own the intellectual property rights to products we produce.

Nearly all the parts and subassemblies we produce are built to customer specifications and the customer owns the intellectual property, if any, related to the product. Consequently, if a customer desires to use another manufacturer to fabricate its part or subassembly, it would be free to do so, which could have a material adverse effect on our business, our operating results and financial condition.

There are risks associated with new programs.

New programs typically carry risks associated with design changes, acquisition of new production tools, funding commitments, imprecise or changing specifications, timing delays and the accuracy of cost estimates associated with such programs. In addition, any new program may experience delays for a variety of reasons after significant expenditures are made. If we were unable to perform under new programs to the customers’ satisfaction or if a new program in which we had made a significant investment was terminated or experienced weak demand, delays or other problems, then our business, financial condition and results of operations could be materially adversely affected. This could result in low margin or forward loss contracts, and the risk of having to write-off costs and estimated earnings in excess of billings on uncompleted contracts if it were deemed to be unrecoverable over the life of the program.

To perform on new programs we may be required to incur up-front costs which may not have been separately negotiated. Additionally, we may have made assumptions related to the costs of any program which may be material and which may be incorrect, resulting in costs that are not recoverable. Such charges and the loss of up-front costs could have a material impact on our liquidity.

Our future success also depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations.

The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

Attracting and retaining a new executive officer and other key personnel is an essential element of our future success.

Our future success depends to a significant extent upon our ability to attract a new chief executive officer and other executive talent, as well as the continued service of our existing executive officers and other key management and technical personnel. Experienced management and technical, marketing and support personnel in the defense and aerospace industries are in demand and competition for their talents is intense. Our failure to attract a new chief executive officer and other executive talent, or retain our existing executive officers and key personnel, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to strict governmental regulations relating to the environment, which could result in fines and remediation expense in the event of non-compliance.

We are required to comply with extensive and frequently changing environmental regulations at the federal, state and local levels. Among other things, these regulatory bodies impose restrictions to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous substances into the environment. This extensive regulatory framework imposes significant compliance burdens and risks on us. In addition, these regulations may impose liability for the cost of removal or remediation of certain hazardous substances released on or in our facilities without regard to whether we knew of, or caused, the release of such substances. Furthermore, we are required to provide a place of employment that is free from recognized and preventable hazards that are likely to cause serious physical harm to employees, provide notice to employees regarding the presence of hazardous chemicals and to train employees in the use of such substances. Our operations require the use of chemicals and other materials for painting and cleaning that are classified under applicable laws as hazardous chemicals and substances. If we are found not to be in compliance with any of these rules, regulations or permits, we may be subject to fines, remediation expenses and the obligation to change our business practice, any of which could result in substantial costs that would adversely impact our business operations and financial condition.

We may be subject to fines and disqualification for non-compliance with Federal Aviation Administration regulations.

We are subject to regulation by the Federal Aviation Administration under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties (including orders to cease production) for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our contracts, which could have a material adverse effect on our operations. We have never been subject to such fines or disqualification.

Terrorist acts and acts of war may seriously harm our business, results of operations and financial condition.

United States and global responses to the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats and other global crises increase uncertainties with respect to U.S. and other business and financial markets. Several factors associated, directly or indirectly, with the Middle East conflict, terrorism, perceived nuclear, biological and chemical threats, and other global crises and responses thereto, may adversely affect the mix of products purchased by defense departments in the United States or other countries to platforms not serviced by us. A shift in defense budgets to product lines we do not produce could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Indebtedness

Our indebtedness may have a material adverse effect our operations.

We have substantial indebtedness under our Loan Facility. As of May 31, 2017, we had $23,427,000 of indebtedness outstanding under the Loan Facility, including $2,219,071 of excess advances. All of our indebtedness under the Loan Facility is secured by substantially all of our assets.

We also have substantial amounts outstanding in the form of our 8% Notes and May 2018 Notes. As of May 31, 2017, we had outstanding $5,359,420 principal amount of 8% Notes and $4,158,624 principal amount of May 2018 Notes. To the extent we are not able to pay accrued interest on the 8% Notes in cash due to restrictions set forth in the Loan Facility or otherwise, we may issue additional 8% Notes in payment of such accrued interest in lieu of cash (“PIK Notes”). We issued PIK Notes in lieu of cash payment of accrued interest on the 8% Notes on February 28, 2017 and May 31, 2017. We intend to redeem in full all of our May 2018 Notes.

Following the consummation of this offering, in addition to our indebtedness under the Loan Facility, we will have outstanding the indebtedness evidenced by the 8% Notes, the aggregate principal amount of which as of May 31, 2017 was $5,359,420, of which $2,911,135 in principal amount is due in November 2018 and $2,448,285 in principal amount is due in January 2019. If we are unable to pay the outstanding principal and accrued interest on the 8% Notes when due, our operations may be materially and adversely affected.

Our leverage may adversely affect our ability to finance future operations and capital needs, may limit our ability to pursue business opportunities and may make our results of operations more susceptible to adverse economic conditions.

Our indebtedness may limit our ability to pay dividends.

The terms of our Loan Facility require that we maintain certain financial covenants. We have issued PIK Shares in lieu of cash payment of accrued dividends on the Series A Preferred Stock on all dividend payment dates since their initial issuance in May 2016 due to covenant defaults under our Loan Facility which defaults have now been waived. Unless we are in compliance with our Loan Facility in the future, we would need to seek covenant changes under our Loan Facility to pay accrued dividends in cash. There can be no assurance our lenders would agree to covenant changes acceptable to us or at all. In addition, we may in the future incur indebtedness or otherwise become subject to agreements whose terms restrict our ability to pay dividends.

Risks Related to our common stock and this Offering

The ownership of our common stock is highly concentrated, and your interests may conflict with the interests of our existing stockholders.

Two of our directors, Michael N. Taglich and Robert F. Taglich, and their affiliates beneficially owned approximately 36.68% of our outstanding common stock as of June 15, 2017, including shares they may acquire upon conversion of Series A Preferred Stock (at the stated conversion price of $4.92 per share), 8% Notes and May 2018 Notes, and the exercise of warrants and of options, and they will beneficially own approximately 21.15% of our outstanding common stock upon completion of this offering, assuming the issuance of 5,200,000 shares in this offering as well as the redemption of PIK Shares (other than PIK Shares held by them, which are being converted) and the May 2018 Notes and the automatic conversion of the remaining shares of Series A Preferred Stock upon completion of this offering (at the conversion rate equal to the public offering price). Accordingly, these directors have significant influence over the outcome of corporate actions requiring stockholder approval. The interests of these directors may be different from the interests of other stockholders on these matters. This concentration of ownership could also have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our common stock.

Investors in this offering will experience immediate substantial dilution in net tangible book value per share.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.32 per share in the net tangible book value of the common stock based on the assumed public offering price of $2.50 per share, which is substantially higher than the net tangible book value per share of our common stock. See “Dilution” for a more complete description of how the value of your investment will be diluted upon completion of this offering.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of the shares of our common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline.

We can provide no assurance that our common stock will continue to meet NYSE MKT listing requirements. If we fail to comply with the continuing listing standards of the NYSE MKT, our common stock could be delisted.

As a result of the delayed filing of our Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 Form 10-K”) and our Quarterly Report on Form 10-Q for the period ended March 31, 2017 (“Q1 2017 Form 10-Q”), we received official notices of noncompliance with NYSE MKT continued listing standards. We resolved the continued listing deficiencies and regained compliance with NYSE MKT continued listing standards upon filing our 2016 Form 10-K and Q1 2017 Form 10-Q. However, we may fail to timely file a periodic report or other required SEC filing in the future and as a result may fail to be in compliance in the future. If we fail to satisfy the continued listing requirements of the NYSE MKT, the NYSE MKT may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE MKT minimum bid price requirement or prevent future non-compliance with NYSE MKT’s listing requirements.

There is only a limited public market for our common stock.

Our common stock is listed on the NYSE MKT.  However, trading volume has been limited and a more active public market for our common stock may not develop or be sustained over time. The lack of a robust market may impair a stockholder’s ability to sell shares of our common stock. In the absence of a more active trading market, any attempt to sell a substantial number of our shares could result in a decrease in the price of our stock. Specifically, you may not be able to resell your shares of common stock at or above the price you paid for such shares or at all.

Moreover, sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. As a result, you may not be able to sell your shares of our common stock in short time periods, or possibly at all, and the price per share of our common stock may fluctuate significantly.

Our future revenues are inherently unpredictable; our operating results are likely to fluctuate from period to period and if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

Our quarterly and annual operating results are likely to fluctuate significantly due to a variety of factors, some of which are outside our control. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of performance. Some of the factors that could cause quarterly or annual operating results to fluctuate include conditions inherent in government contracting and our business such as the timing of cost and expense recognition for contracts, the United States Government contracting and budget cycles, introduction of new government regulations and standards, contract closeouts, variations in manufacturing efficiencies, our ability to obtain components and subassemblies from contract manufacturers and suppliers, general economic conditions and economic conditions specific to the defense market. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted revenues could significantly harm our business.

Fluctuations in quarterly results, competition or announcements of extraordinary events such as acquisitions or litigation may cause earnings to fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock could significantly decline. These fluctuations, as well as general economic and market conditions, may adversely affect the future market price of our common stock, as well as our overall operating results. Consequently, our share price may experience significant volatility and may not necessarily reflect the value of our expected performance.

We are currently unable to pay cash dividends on our common stock

Our ability to pay cash dividends on our common stock is limited by the terms of our Loan Facility (and the terms of any future indebtedness or other agreements), the Certificate of Designation authorizing the issuance of our Series A Preferred Stock, under applicable law, and our status as a holding company.

We may need to raise additional capital in the future. Additional capital may not be available to us on reasonable terms, if at all, when or as we require. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing stockholders would experience further dilution and could trigger anti-dilution provisions in outstanding warrants.

Assuming we meet our current operating budget, we do not expect to need capital in the foreseeable future. However, we may need to raise additional capital in the future. Future financings may involve the issuance of debt, equity and/or securities convertible into or exercisable or exchangeable for our equity securities. These financings may not be available to us on reasonable terms or at all when and as we require funding. If we are able to consummate such financings, the trading price of our common stock could be adversely affected and/or the terms of such financings may adversely affect the interests of our existing stockholders. Any failure to obtain additional working capital when required would have a material adverse effect on our business and financial condition and may result in a decline in our stock price. Any issuances of our common stock, preferred stock, or securities such as warrants or notes that are convertible into, exercisable or exchangeable for, our capital stock, would have a dilutive effect on the voting and economic interest of our existing stockholders.

Future financings or acquisitions may adversely affect the market price of our common stock.

Future sales or issuances of our common stock following this offering and the automatic conversion of the Series A Preferred Stock, including the issuance of shares of our common stock upon the conversion of the 8% Notes, upon exercise of our outstanding warrants or as part of future financings or acquisitions, would be substantially dilutive to the outstanding shares of common stock. Any dilution or potential dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the price of common stock.

Future issuances of additional 8% Notes in lieu of cash interest payments on our 8% Notes will dilute existing holders of our common stock and may adversely affect the market price of our common stock.

We are obligated to pay accrued interest quarterly to holders of our 8% Notes. To date, we have issued additional 8% Notes in lieu of cash payments of accrued interest (“PIK Notes”). If for any future interest periods we are unable to pay accrued interest on the 8% Notes in cash due to restrictions in our Loan Facility or liquidity constraints, we may issue additional PIK Notes to holders of our 8% Notes. The conversion of PIK Notes into common stock will dilute the interests of our common stockholders and may adversely affect the market price of our common stock.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to companies having a public float of less than $75 million, for as long as we qualify as an emerging growth company. During that period, we are permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act. Companies with a public float of $75 million or more must otherwise procure such an attestation beginning with their second annual report after their initial public offering. For as long as we qualify as an emerging growth company, we are also excluded from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure compared to larger companies. In addition, as described in the following risk factor, as an emerging growth company we can take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Until such time as we cease to qualify as an emerging growth company, investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company” we may take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

Section 107 of the JOBS Act also provides that, as an emerging growth company, we can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” for further discussion of the extended transition period for complying with new or revised accounting standards.

At such time as we cease to qualify as an “emerging growth company” under the JOBS Act, the costs and demands placed upon management will increase.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) December 31, 2018 (the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under a registration statement under the Securities Act,) (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance requirements, including establishing and maintaining internal controls over financial reporting, and we may be exposed to potential risks if we are unable to comply with these requirements.

As a public company, we will incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner, the market price of our stock could decline if investors and others lose confidence in the reliability of our financial statements and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 5,200,000 shares of our common stock we are offering will be $11,690,000, based on an assumed offering price of $2.50 per share, after deducting underwriting discounts and $400,000 of estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares of common stock is exercised in full, we estimate that our net proceeds will be approximately $13,503,500.

We intend to use the net proceeds from this offering to redeem approximately $1,105,220 in PIK Shares and approximately $4,158,624 in principal amount of May 2018 Notes (including $1,754,214 aggregate principal amount of the May 2018 Notes owned by Michael N. Taglich, Robert F. Taglich and a partnership in which they are general partners); to pay approximately $4,000,000 in outstanding trade payables; to pay approximately $510,000 in principal, plus accrued interest, to redeem promissory notes issued in March 2017 to Michael N. Taglich and Robert F. Taglich, principal stockholders and directors of our company; and the remainder of the net proceeds (approximately $1,916,156) will be available for general corporate purposes, including working capital. Pending the application of the net proceeds, we may invest the net proceeds in high-quality, short-term, interest-bearing securities.

Based upon the foregoing application of the net proceeds of this offering, assuming the sale of 5,200,000 shares of common stock at an assumed offering price of $2.50 per share, approximately 19.37% of the net cash proceeds of this offering will be used to repay indebtedness to Michael N. Taglich, Robert F. Taglich and a related party.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on the NYSE MKT under the symbol “AIRI.” The prices set forth below reflect the quarterly high and low closing prices of a share of our common stock for the periods indicated as reported by Yahoo Finance.

2015:	High	Low
Quarter Ended March 31, 2015	$10.52	$9.70
Quarter Ended June 30, 2015	$10.74	$9.91
Quarter Ended September 30, 2015	$10.13	$8.06
Quarter Ended December 31, 2015	$9.17	$6.98

2016:
Quarter Ended March 31, 2016	$8.23	$5.90
Quarter Ended June 30, 2016	$6.08	$4.20
Quarter Ended September 30, 2016	$4.89	$3.95
Quarter Ended December 31, 2016	$4.39	$2.25

2017:
Quarter Ended March 31, 2017	$4.60	$2.75
Quarter Ended June 30, 2017 (through June 16, 2017)	$3.60	$2.13

On June 16, 2017, the closing price of our common stock was $2.50.

DIVIDEND POLICY

We paid quarterly dividends on our common stock each quarter commencing with the first quarter of 2013 through the third quarter of 2015. All determinations relating to our dividend policy are made at the discretion of our Board of Directors and depend on a number of factors, including future earnings, capital requirements, restrictions under our Loan Facility, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total current liabilities and capitalization as of March 31, 2017 on:

•	an actual basis;

•	on a pro forma basis to give effect to the issuance of $4,158,624 principal amount of May 2018 Notes and warrants to purchase 501,039 shares of common stock issued in the financing we completed in May 2017, assuming no value is assigned to the warrants; and

•	on an as adjusted basis to give effect to the automatic conversion of 1,183,919 shares of Series A Preferred Stock into 4,735,676 shares of common stock at an assumed conversion price of $2.50 per share and our receipt of the estimated net proceeds from our sale of 5,200,000 shares of our common stock in the offering at an assumed offering price of $2.50 per share, after deducting underwriting discounts and estimated offering expenses payable by us, and the application of the net proceeds as follows: (i) to redeem (A) a total of 110,522 PIK Shares, at a redemption price of $10.00 per share, for a total of $1,105,220 and (B) $4,158,624 in principal amount of May 2018 Notes at 100% of the principal amount thereof, (ii) to pay approximately $4,000,000 in outstanding trade payables and (iii) to pay approximately $510,000 in principal, plus accrued interest, on notes issued in March 2017 to Michael N. Taglich and Robert F. Taglich, principal stockholders and directors of our company.

For purposes of the table below, all amounts due under the Term Loan (as defined herein) are classified as current instead of as long-term liabilities since we were in default under the terms of our Loan Facility as of March 31, 2017. In addition, because the revolving loans under the Loan Facility contain a subjective acceleration clause which could permit PNC to require repayment prior to maturity, all of the loans outstanding with PNC are classified with the current portion of notes and capital lease obligations.

	As of March 31, 2017
	Actual	Pro Forma	As Adjusted
Cash and cash equivalents	$1,043,000	$4,889,000	$6,806,000
Total current liabilities	44,455,000	44,455,000	39,945,000
Long term liabilities:
Notes Payable and Capitalized Lease Obligation - Net of Current Portion	2,644,000	6,803,000	2,644,000
Deferred Gain on Sale - Net of Current Portion	323,000	323,000	323,000
Deferred Rent	1,294,000	1,294,000	1,294,000
Total long term liabilities	4,261,000	8,420,000	4,261,000

Stockholders’ equity :

Preferred stock, $0.001 par value, 3,000,000 shares authorized, of which 2,000,000 shares are designated as Series A Convertible Preferred Stock; 1,247,654 shares issued and outstanding, actual and pro forma; and none issued as adjusted	$1,000	$1,000	-

Common stock, $0.001 par value, 25,000,000 shares authorized; 7,650,165 shares issued and outstanding, actual and pro forma; 17,585,841 shares issued and outstanding, as adjusted;	7,000	7,000	18,000

Additional paid-in capital	57,038,000	57,038,000	67,614,000

Accumulated deficit	(32,135,000)	(32,447,000)	(32,447,000)

Total stockholders’ equity	$24,911,000	$24,599,000	$35,185,000
Total capitalization	$29,172,000	$33,018,000	$39,446,000

The actual and pro forma number of shares outstanding as shown above is based on 7,650,165 shares outstanding as of March 31, 2017, and excludes as of May 31, 2017 (i) 2,535,856 shares issuable upon conversion of our Series A Preferred Stock at a conversion price of $4.92, (ii) 1,950,148 shares issuable upon conversion of our 8% Notes, (iii) 1,087,076 shares issuable upon exercise of warrants at a weighted average price of $4.77, (iv) 516,342 shares issuable upon exercise of stock options granted pursuant to our existing equity incentive plans at a weighted average price of $6.29, (v) 1,670,122 shares issuable upon conversion of the May 2018 Notes at a conversion price of $2.49 per share and (vi) 501,039 shares issuable upon exercise of the warrants issued in connection with the May 2018 Notes having an exercise price of $2.49 per share.

The as adjusted number of shares consists of 7,650,165 shares outstanding, plus an additional 4,735,676 shares issued upon conversion of 1,183,919 shares of Series A Preferred at an assumed conversion price of $2.50 and 5,200,000 shares of common stock issued in this offering at an assumed public offering price of $2.50.

The as adjusted numbers in the foregoing table are illustrative only and our capitalization upon completion of the offering will be adjusted based upon the actual public offering price and other terms of the offering determined at pricing. You should read the forgoing table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

A $0.50 increase or decrease in the assumed public offering price would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2,418,000, assuming the number of shares of common stock offered by us as set forth on the cover page of this prospectus remains the same, after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

 If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this offering. “Net tangible book value” is total tangible assets minus total liabilities. “Net tangible book value per share” is net tangible book value less the stated value of any preferred stock outstanding, divided by the total number of shares of common stock outstanding. Our net tangible book value as of March 31, 2017, after deducting the liquidation preference of the Series A Preferred Stock of $12,476,540, was $(2,373,843), or $(0.31) per share of common stock.

For purposes of the table below, we have adjusted the net tangible book value per share at March 31, 2017 to give effect to the issuance and sale of the May 2018 Notes and related warrants in May 2017, the redemption of 110,522 shares of Series A Preferred Stock at a redemption price equal to their stated value of $10.00 per share and the conversion of the remaining 1,183,919 shares of Series A Preferred Stock at an assumed price of $2.50 per share into 4,735,676 shares of common stock. After giving effect to the foregoing, our pro forma net tangible book value as of March 31, 2017 would have been $10,106,440 and our pro forma net tangible book value per share would have been $0.82.

After giving effect to the sale by us of 5,200,000 shares of our common stock in this offering at an assumed offering price of $2.50 per share, and after deducting the underwriting discount and estimated offering expenses that we will pay, our pro forma as adjusted net tangible book value as of March 31, 2017 would have been $21,801,640 or $1.18 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $0.36 per share to existing stockholders and an immediate dilution of $1.32 per share to purchasers in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Initial public offering price per share		$2.50
Historical net tangible book value per share as of March 31, 2017	$(0.31)
Increase per share attributable to the issuance of the May 2018 Notes and related warrants and conversion of 1,183,919 shares of Series A Preferred Stock	$1.13
Pro forma net tangible book value per share as of March 31, 2017	0.82
Increase in pro forma net tangible book value per share attributed to new investors purchasing shares in this offering	0.36
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$1.18
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering		$1.32

The above table is based on 7,650,165 shares outstanding as of March 31, 2017 and excludes as of May 31, 2017 (i) 1,950,148 shares issuable upon conversion of the 8% Notes, (ii) 1,670,122 shares issuable upon conversion of the May 2018 Notes, (iii) 1,588,115 shares of common stock issuable upon exercise of warrants at a weighted average price of $4.05 (including 501,039 shares issuable upon the exercise of warrants having an exercise price of $2.49 per share) and (iv) 516,342 shares of common stock issuable upon exercise of stock options granted pursuant to our existing equity incentive plans at a weighted average price of $6.29. Moreover, to the extent that any outstanding options or warrants are exercised, new options are issued under our existing equity incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

If the underwriters’ over-allotment option is exercised in full, the dilution to new investors in the offering will be $1.23 per share.

A $0.50 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by approximately $0.14, and our dilution per share to new investors by approximately $0.13, assuming the number of shares of common stock offered by us as set forth on the cover page of this prospectus remains the same, after deducting the underwriting discount and estimated offering expenses payable by us.

BUSINESS

We are an aerospace and defense company. We manufacture and design structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts, flight controls, throttle quadrants, jet engines and other components. We also provide sheet metal fabrication of aerostructures, tube bending and welding services. Our products are currently deployed on a wide range of high profile military and commercial aircraft including Sikorsky’s UH-60 Black Hawk and CH-47 Chinook helicopters, Lockheed Martin’s F-35 Joint Strike Fighter, Northrop Grumman’s E2 Hawkeye, Boeing’s 777, Airbus’ 380 commercial airliners and the US Navy F-18 and USAF F-16 fighter aircraft. Our Turbine Engine sector makes components for jet engines that are used on the USAF F-15, the Airbus A-330 and A-380, and the Boeing 777, in addition to a number of ground turbine applications.

We became a public company in 2005 when our net sales were approximately $30 million. At that time we had been manufacturing components and subassemblies for the defense and commercial aerospace industry for over 45 years and had established long term relationships with leading defense and aerospace manufacturers. Since becoming public we have completed a series of acquisitions of defense related businesses. These acquisitions have enabled us to broaden the range of products and services we offer. At the time we became a public company, we were primarily a machining shop. As a result of acquisitions, we now have capabilities and expertise in metal fabrication, welding and tube bending; the production of electromechanical systems, harness and cable assemblies; the fabrication of electronic equipment and printed circuit boards; the machining of turbine engine components; and the assembly of packages or “kits” containing supplies for all branches of the United States Defense Department, including ordnance parts, hose assemblies, hydraulic, mechanical and electrical assemblies.

We currently divide our operations into three operating segments: Complex Machining; Aerostructures & Electronics; and Turbine Engine Components. As our businesses continue to develop and evolve, we may deem it appropriate to reallocate our companies into different operating segments and, once we achieve sufficient integration among our businesses, report as a unified company.

Complex Machining is comprised of Air Industries Machining (“AIM”) and Nassau Tool Works (“NTW”). Since the lease for the premises occupied by NTW expires in October 2018, we are relocating and consolidating the operations of NTW into the facilities of AIM in Bay Shore, New York, approximately six miles from the premises presently occupied by NTW on Long Island.

Aerostructures & Electronics is comprised of Welding Metallurgy (“WMI”), Woodbine Products (“WPI”), Eur-Pac, Electronic Connections (“ECC”) and Compac Development (“Compac”). We previously relocated the operations of Miller Stuart, and Compac Development from their locations on Long Island to Welding Metallurgy’s facility in Hauppauge, Long Island NY, and merged Miller Stuart into WMI. We are continuing to fully integrate these operations, and the operations of Woodbine Products, and Decimal Industries into the operations of Welding Metallurgy. Turbine Engine Components is comprised of The Sterling Engineering Corporation and, until its sale in January 2017, included AMK Welding.

Our Market

We operate primarily in the military and, to a lesser degree, commercial aviation industries. Defense revenues represent a preponderance of our sales. Our principal customers include Sikorsky Aircraft, Goodrich Landing Gear Systems, Northrop Grumman, the United States Department of Defense, GKN Aerospace, Lockheed, Boeing, Raytheon, Piper Aircraft, M7 Aerospace, Vought Aerospace, Ametek/Hughes-Treitler and Airbus.

Our products are incorporated into many aircraft platforms, the majority of which remain in production, and of which there are a substantial number of operating aircraft in the fleets maintained by the military and commercial airlines. We believe that we are the largest supplier of flight critical parts to Sikorsky’s Black Hawk helicopter. We have made, or currently make, or have been awarded, products for the CH-47 Chinook helicopter, Lockheed Martin’s F-35 Joint Strike Fighter, Northrop Grumman’s E2 Hawkeye, Boeing’s 777, Airbus’ 380 commercial airliners, and the US Navy F-18 and USAF F-16 fighter aircraft. Our Turbine Engine Components segment makes components for jet engines that are used on the USAF F-15, the Airbus A-330 and A-380, and the Boeing 777, in addition to a number of non-military ground turbine applications.

 Many of our products are “flight critical,” essential to aircraft performance and safety on takeoff, during flight and when landing. These products require advanced certifications as a condition to being a supplier. For many of our products we are the sole or one of a limited number of sources of supply. Many of the parts we supply are subject to wear and tear or fatigue and are routinely replaced on aircraft on a time of service or flight cycle basis. Replacement demand for these products will continue, albeit at perhaps a lower rate, so long as an aircraft remains in service, which is usually many years after production has stopped.

The National Defense Authorization Act, which was approved in December 2016, provides for an increase in defense spending. President Donald Trump’s preliminary budget proposal provides for a further increase in military spending of approximately 10%. Despite these positive developments, there can be no assurance that any such increase in military spending will increase demand for the products we supply or otherwise benefit us.

Sales and Marketing

Our approach to sales and marketing can be best understood through the concept of customer alignment. The aerospace industry is dominated by a small number of large prime contractors and equipment manufacturers. These customers rely heavily upon subcontractors to supply quality parts meeting specifications on a timely and cost effective basis.  These customers and other customers we supply routinely rate their suppliers based on a variety of performance factors.  One of our principal goals is to be highly rated and thus relied upon by all of our customers.

The large prime contractors are increasingly seeking subcontractors who can supply and are qualified to integrate the fabrication of larger, more complex and more complete subassemblies. We seek to position ourselves within the supply chain of these contractors and manufacturers to be selected for subcontracted projects.  Successful positioning requires that we qualify to be a preferred supplier by achieving and maintaining independent third party quality approval certifications, specific customer quality system approvals and top supplier ratings through strong performance on existing contracts.  We believe that the various capabilities we have acquired through our acquisition program increase the likelihood we will qualify for and be awarded larger, more complex projects. As an example of our successful efforts to move up the supplier chain, our Aerostructures & Electronics segment has grown from being a supplier of welding services to being a supplier of welding subassemblies and is now a product integrator, providing customers with complete structural assemblies.

As part of our effort to become a product integrator and increase our value to our customers, we have recruited personnel to design products and to fabricate complete, fully-assembled products.  In our marketing efforts we let customers know that we now have employees with the talent and experience to manage the manufacture of sections of aircraft structures to be delivered to the final assembly phase of the aircraft manufacturing cycle, and customers have now engaged us for these services.

As we acquired new businesses, we often gained new or enhanced technical capabilities. When we sought to exploit these new capabilities by introducing to our existing customers newly acquired products and capabilities we previously lacked.  Businesses we acquired often introduced us to customers we had not previously supplied and we marketed to these customers the products and services they need which we historically provided.  This marketing effort has enabled us to grow some of the businesses we acquired and increased our value to our customers.  For example, the acquisition of the business of Nassau Tool Works in 2012 expanded our capabilities in the “turning” of metal components. This enhanced capability was important in our Complex Machining segment winning a large multi-year commercial aerospace contract to supply Thrust Struts to a unit of UTAS for use in the Pratt & Whitney Geared Turbo Fan jet engine.

Initial contracts are usually obtained through competitive bidding against other qualified subcontractors, while follow-on contracts are usually retained by successfully performing initial contracts. The long term business of each of our current operating segments generally benefits from barriers to entry resulting from investments, certifications, familiarization with the needs and systems of customers, and manufacturing techniques developed during the initial manufacturing phase. We endeavor to develop each of our relationships to one of a “partnership” where we participate in the resolution of pre-production design and build issues, and initial contracts are obtained as single source awards and follow-on pricing is determined through negotiations.  Despite these efforts a minority of our sales are based on negotiated prices.

Our Backlog

Our backlog is best understood by looking at our operating segments independently.

Within our Complex Machining and Turbine Engine Components segments, the production cycle of products can extend from several months to a year or longer. This gives rise to significant backlogs as customers must order product with sufficient lead time to ensure timely delivery. In contrast, the production cycle for a significant majority of the products produced in our Aerostructures & Electronics segment is much shorter, a matter of several weeks or a few months. This shorter cycle allows customers to delay orders resulting in a much smaller backlog.

We have a number of long-term multi-year General Purchase Agreements or GPA’s with several of our customers. These agreements specify part numbers, specifications and prices of the covered products for a specified period, but do not authorize immediate production and shipment. Shipments are authorized periodically by the customer to fit their production schedule. We recently received a renewal of our multi-year contract with Sikorsky, MY9, for the years 2018 to 2023. This contract is for $47 million worth of product during this period. This is the third multi-year contract award we have received from Sikorsky.

Our “firm backlog” includes only fully authorized orders received for products to be delivered within the forward 18-month period. As of May 31, 2017, our 18-month “firm funded backlog” was approximately $98 million.

Competition

Winning a new contract is highly competitive. For the most part we manufacture to customer designs and specifications, and compete against companies that have similar manufacturing capabilities in a global marketplace. Consequently, the ability to obtain contracts requires providing quality products at competitive prices. To accomplish this requires that we strive for continuous improvement in our capabilities to assure our competitiveness and provide value to our customers. Our marketing strategy involves developing long-term ongoing working relationships with customers. These relationships enable us to develop entry barriers to would-be competitors by establishing and maintaining advanced quality approvals, certifications and tooling investments that are difficult and expensive to duplicate. Despite these barriers to entry, many of our competitors are well-established subcontractors engaged in the supply of aircraft parts and components to prime military contractors and commercial aviation manufacturers. Among our competitors are: Monitor Aerospace, a division of Stellex Aerospace; Hydromil, a division of Triumph Aerospace Group; Heroux Aerospace and Ellanef Manufacturing, a division of Magellan Corporation.

Many of our competitors are larger enterprises or divisions of significantly larger companies having greater financial, physical and technical resources, and the capabilities to timelier respond under much larger contracts.

Raw Materials and Replacement Parts

The manufacturing process for certain products, particularly those for which we serve as product integrator, requires significant purchases of raw materials, hardware and subcontracted details. As a result, much of our success in profitably meeting customer demand for these products requires efficient and effective subcontract management. Price and availability of many raw materials utilized in the aerospace industry are subject to volatile global markets. Most suppliers of raw materials are unwilling to commit to long-term contracts at fixed prices. This is a substantial risk as our strategy often involves long term fixed price commitments to our customers. Recently, we have had difficulties in securing timely shipments of raw materials from certain vendors due to our liquidity problems.

Employees

As of May 31, 2017, we employed approximately 366 people. Of these, approximately 42 were in administration, 29 were in sales and procurement, and 295 were in manufacturing.

Air Industries Machining, one of the components of our Complex Machining segment, is a party to a collective bargaining agreement (the “Agreement”) with the United Service Workers, IUJAT, Local 355 (the “Union”) with which we believe we maintain good relations. The Agreement, dated January 1, 2016, expires December 31, 2018 and covers all of AIM’s production personnel, of which there are approximately 104 people. AIM is required to make a monthly contribution to each of the Union’s United Welfare Fund and the United Services Worker’s Security Fund. This is the only pension benefit required by the Agreement and the Company is not obligated for any future defined benefit to retirees. The Agreement contains a “no-strike” clause, whereby, during the term of the Agreement, the Union will not strike and AIM will not lockout its employees.

All of our employees are covered under a co-employment agreement with ADP.

Regulations

Environmental Regulation; Employee Safety

We are subject to regulations administered by the United States Environmental Protection Agency, the Occupational Safety and Health Administration, various state agencies and county and local authorities acting in cooperation with federal and state authorities. Among other things, these regulatory bodies impose restrictions that require us to control air, soil and water pollution, to protect against occupational exposure to chemicals, including health and safety risks, and to require notification or reporting of the storage, use and release of certain hazardous chemicals and substances. The extensive regulatory framework imposes compliance burdens and financial and operating risks on us. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil and criminal fines in the case of violations.

The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) imposes strict, joint and several liability on the present and former owners and operators of facilities that release hazardous substances into the environment. The Resource Conservation and Recovery Act of 1976 (“RCRA”) regulates the generation, transportation, treatment, storage and disposal of hazardous waste. New York and Connecticut, the states where all of our production facilities are located, also have stringent laws and regulations governing the handling, storage and disposal of hazardous substances, counterparts of CERCLA and RCRA. In addition, the Occupational Safety and Health Act, which requires employers to provide a place of employment that is free from recognized and preventable hazards that are likely to cause serious physical harm to employees, obligates employers to provide notice to employees regarding the presence of hazardous chemicals and to train employees in the use of such substances.

Federal Aviation Administration

We are subject to regulation by the Federal Aviation Administration (“FAA”) under the provisions of the Federal Aviation Act of 1958, as amended. The FAA prescribes standards and licensing requirements for aircraft and aircraft components. We are subject to inspections by the FAA and may be subjected to fines and other penalties (including orders to cease production) for noncompliance with FAA regulations. Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our contracts, which could have a material adverse effect on our operations. We have never been subject to such fines or disqualifications.

Government Contract Compliance

Our government contracts and those of many of our customers are subject to the procurement rules and regulations of the United States government, including the Federal Acquisition Regulations. Many of the contract terms are dictated by these rules and regulations. During and after the fulfillment of a government contract, we may be audited in respect of the direct and allocated indirect costs attributed to the project. These audits may result in adjustments to our contract costs. Additionally, we may be subject to U.S. government inquiries and investigations because of our participation in government procurement. Any inquiry or investigation can result in fines or limitations on our ability to continue to bid for government contracts and fulfill existing contracts.

We believe that we are in compliance with all federal, state and local laws and regulations governing our operations and have obtained all material licenses and permits required for the operation of our business.

Properties

Our executive offices are located at 360 Motor Parkway, Suite 100, Hauppauge, New York 11788. We occupy our executive offices under a lease with approximately five years remaining in the term which ends January 2022.  The annual rent was $103,000 for the lease year which began in January 2016, and increases by approximately 3% per annum each year thereafter until the seventh year of the lease.

The operations of a portion of our Complex Machining segment are conducted on a 5.4-acre corporate campus in Bay Shore, New York. We occupy three buildings on the campus, consisting of 76,000 square feet. On October 24, 2006, we entered into a “sale/leaseback” transaction whereby we sold the buildings and real property located at the corporate campus and entered into a 20-year triple-net lease for the property. Base annual rent for 2016 was approximately $723,000 and increases by 3% each subsequent year. The lease grants us an option to renew the lease for an additional five years. Under the terms of the lease, we are required to pay all of the costs associated with the operation of the facilities, including, without limitation, insurance, taxes and maintenance.

The remaining portion of the operations of our Complex Machining segment are conducted in a 60,000 square foot facility in West Babylon, New York. The space is occupied under a lease which provides for an annual base rent of approximately $360,000 through October 30, 2018. We are in the process of relocating the operations of NTW conducted at this location to AIM’s facilities in Bay Shore, New York.

The operations of our Aerostructures & Electronics segment are principally conducted in an 81,035 square foot facility located in Hauppauge, New York. This space is occupied under a sublease which had an annual base rent of approximately $527,000 for 2016 and increases by an agreed upon amount each anniversary of the commencement of the lease through December 31, 2026.

The balance of our Aerostructures & Electronics segment are located in a 16,000 square foot facility in Waterbury, Connecticut. The space is occupied under a lease which has an annual base rent of approximately $115,000 and expires May 31, 2019; and a 9,200 square foot space in Bay Shore, New York, which is occupied under a lease which has an annual base rent of approximately $75,000 and expires April 30, 2018.

The operations of our Turbine Engine Components segment are conducted in a 74,923 square foot facility on a 24 acre parcel in Barkhamsted, Connecticut.

Legal Proceedings

From time to time we may be engaged in various lawsuits and legal proceedings in the ordinary course of our business. We are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse effect on our business, financial condition or operating results. We, however, have had claims brought against us by a small number of vendors due to our liquidity constraints.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder of our common stock, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2016 and 2015 and our unaudited condensed consolidated financial statements for the quarters ended March 31, 2017 and 2016 and the notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. You should specifically consider the various risk factors identified in this prospectus that could cause actual results to differ materially from those anticipated in these forward-looking statements.

Business Overview

We are an aerospace company operating primarily in the defense industry, though the proportion of our business represented by the commercial and industrial sector is increasing. We manufacture and design structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts, flight controls, throttle quadrants, and other components. We also provide sheet metal fabrication of aerostructures, tube bending, welding and kitting services. Our Turbine Engine Components segment makes components and provides services for jet engines and ground-power turbines. Our products are currently deployed on a wide range of high profile military and commercial aircraft.

We became a public company in 2005 when our net sales were approximately $30 million. We have manufactured components and subassemblies for the defense and commercial aerospace industry for over 50 years and have established long-term relationships with leading defense and aerospace manufacturers. Since becoming public, we have completed a series of acquisitions of defense related businesses. These acquisitions have enabled us to broaden the range of products and services we offer. At the time we became a public company, we were primarily a machining shop. As a result of acquisitions, we now have capabilities and expertise in metal fabrication, welding and tube bending; the production of electromechanical systems, harness and cable assemblies; the fabrication of electronic equipment and printed circuit boards; the machining of turbine engine components; and the assembly of packages or “kits” containing supplies for all branches of the United States Defense Department, including ordnance parts, hose assemblies, hydraulic, mechanical and electrical assemblies.

Since January 1, 2015, we have made the following acquisitions and dispositions:

•	In March 2015, we acquired Sterling Engineering Corporation (“Sterling”) for approximately $9.6 million. Founded in 1941, Sterling provides complex machining services and its business is concentrated with aircraft jet engine and ground turbine manufacturers;

•	In September 2015, we acquired Compac Development Corporation (“Compac”) for approximately $1.5 million. Founded in 1976, Compac specializes in the manufacture of RFI/EMI (Radio Frequency Interference – Electromagnetic Interference) shielded enclosures for electronic components;

•	In January 2017 we sold AMK Welding, Inc., for $4.5 million, net of a working capital adjustment of ($240,000) plus additional payments based on net revenue not to exceed $1.5 million. We acquired AMK Welding in October, 2014.

The aerospace market is highly competitive in both the defense and commercial sectors and we face intense competition in all areas of our business. Nearly all of our revenues are derived by producing products to customer specifications after being awarded a contract through a competitive bidding process. As the commercial aerospace and defense industries continue to consolidate and major contractors seek to streamline supply chains by buying more complete sub-assemblies from fewer suppliers, we have sought to remain competitive not only by providing cost-effective world class service but also by increasing our ability to produce more complex and complete assemblies for our customers.

Our ability to operate profitably is determined by our ability to win new contracts and renewals of existing contracts, and then fulfill these contracts on a timely basis at costs that enable us to generate a profit based upon the agreed upon contract price. Winning a contract generally requires that we submit a bid containing a fixed price for the product or products covered by the contract for an agreed upon period of time. Thus, when submitting bids, we are required to estimate our future costs of production and, since we often rely upon subcontractors, the prices we can obtain from our subcontractors.

While our revenues are largely determined by the number of contracts we are awarded, the volume of product delivered and the price of product under each contract, our costs are determined by a number of factors. The principal factors impacting our costs are the cost of materials and supplies, labor, financing and the efficiency at which we can produce our products. The cost of materials used in the aerospace industry is highly volatile. In addition, the market for the skilled labor we require to operate our plants is highly competitive. The profit margin of the various products we sell varies based upon a number of factors, including the complexity of the product, the intensity of the competition for such product and, in some cases, the ability to deliver replacement parts on short notice. Thus, in assessing our performance from one period to another, a reader must understand that changes in profit margin can be the result of shifts in the mix of products sold.

A very large percentage of the products we produce are used on military as opposed to civilian aircraft. These products can be replacements parts for aircraft already in the fleet of the armed services or for the production of new aircraft. Reductions to the Defense Department budget and decreased usage of aircraft have reduced the demand for both new production and replacement spares. This reduced our sales, particularly in our Complex Machining segment.

The Defense budget proposed for Fiscal Year 2017, beginning on October 1, 2016, approved in December 2016, increases military spending and presumably procurement. Recently President Trump has proposed an additional increase of approximately $50 billion for fiscal year 2018, beginning on October 1, 2017. There is no assurance that defense spending will, in fact, increase in the near future or that the increase will increase demand for the product lines we produce.

Segment Data

We follow Financial Accounting Standards Board (“FASB”) ASC 280, “Segment Reporting” (“ASC 280”), which establishes standards for reporting information about operating segments in annual and interim financial statements, and requires that companies report financial and descriptive information about their reportable segments based on a management approach. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers.

We currently divide our operations into three operating segments: Complex Machining; Aerostructures & Electronics; and Turbine Engine Components. Effective January 1, 2015, all operating costs are allocated to our three operating segments. As our businesses continue to develop and evolve we may deem it appropriate to reallocate our companies into different operating segments. Along with our operating subsidiaries, we report the results of our corporate division as an independent segment.

The accounting policies of each of the segments are the same as those described in the Summary of Significant Accounting Policies. We evaluate performance of each segment based on revenue, gross profit contribution and assets employed.

RESULTS OF OPERATIONS

Three Months ended March 31, 2017 and 2016

Selected Financial Information:

	Three Months Ended March 31, 2017 and 2016:
	2017	2016
	(Unaudited)	(Unaudited)
Net sales	$16,153,000	$15,184,000
Cost of sales	13,451,000	12,363,000
Gross profit	2,702,000	2,821,000
Operating expenses and interest costs	(4,114,000)	(4,917,000)
Other income, net	(193,000)	10,000
Gain on Sale of Subsidiary	451,000	-
Benefit from income taxes	-	656,000
Net Loss	$(1,154,000)	$(1,430,000)

Balance Sheet Data:	March 31, 2017 (Unaudited)	December 31, 2016
Cash and cash equivalents	$1,043,000	$1,304,000
Working capital	3,096,000	2,903,000
Total assets	73,627,000	82,800,000
Total stockholders’ equity	$24,911,000	$24,890,000

The following sets forth the results of operations for each of our segments individually and on a consolidated basis for the periods indicated:

	Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)

COMPLEX MACHINING
Net Sales	$9,891,000	$7,467,000
Gross Profit	2,901,000	1,858,000
Pre Tax (Loss) Income	1,085,000	(400,000)
Assets	41,940,000	51,076,000

AEROSTRUCTURES & ELECTRONICS
Net Sales	4,320,000	5,160,000
Gross Profit	26,000	948,000
Pre Tax (Loss) Income	(1,279,000)	(772,000)
Assets	19,669,000	19,263,000

TURBINE ENGINE COMPONENTS
Net Sales	1,942,000	2,557,000
Gross Profit	(225,000)	15,000
Pre Tax (Loss) Income	(827,000)	(914,000)
Assets	11,233,000	17,247,000

CORPORATE
Net Sales	-	-
Gross Profit	-	-
Pre Tax (Loss) Income	(133,000)	-
Assets	785,000	534,000

CONSOLIDATED
Net Sales	16,153,000	15,184,000
Gross Profit	2,702,000	2,821,000
Pre Tax (Loss) Income	(1,154,000)	(2,086,000)
Benefit from Income Taxes	-	656,000
Net (Loss) Income	(1,154,000)	(1,430,000)
Assets	$73,627,000	$88,120,000

Net Sales:

Consolidated net sales for the three months ended March 31, 2017 were approximately $16,153,000, an increase of $969,000, or 6.4%, compared with $15,184,000 for the three months ended March 31, 2016. The increase in sales resulted from an increase in our Complex Machining segment of approximately $2,424,000 or 32.5%. This increase in sales was partially offset by decreases in our Turbine Engine Components and Aerostructure & Electronics segments of approximately $615,000 and $840,000, respectively. The decrease in our Turbine Engine Segment in 2017 largely resulted from the inclusion of AMK for three months in 2016 and only one month in 2017. AMK was sold on January 27, 2017. Without AMK revenues of this segment were essentially flat, declining just $38,000 for the quarter.

As indicated in the table below, four customers represented 60.5% and 58.4% of total sales for the three months ended March 31, 2017 and 2016, respectively.

Customer	Percentage of Sales
	2017	2016
	(unaudited)	(unaudited)
Sikorsky Aircraft	16.6	23.2
United States Department of Defense	17.1	12.7
Goodrich Landing Gear Systems	14.1	11.9
Northrop Grumman Corporation	12.7	10.6

Gross Profit:

Consolidated gross profit from operations for the three months ended March 31, 2017 was $2,702,000, a decrease of approximately $119,000, or 4.2%, as compared to gross profit of $2,821,000 for the three months ended March 31, 2016. Consolidated gross profit as a percentage of sales was 16.7% and 18.6% for the three months ended March 31, 2017 and 2016, respectively. Gross profit from operations increased by approximately $1,043,000 in our Complex Machining segment. This increase was offset by declines in gross profit in our Turbine & Engine and Aerostructures & Engineering segments of approximately $239,000 and $922,000, respectively.

Operating Expenses:

Consolidated operating expenses for the three months ended March 31, 2017 were $3,221,000 and decreased by $1,191,000, or 27.0%, compared to $4,412,000 for the three months ended March 31, 2016. The decrease resulted primarily from a reduction in corporate expense and to a lesser degree the elimination of operating costs for AMK for two months of 2017.

Interest and financing costs for the three months ended March 31, 2017 were approximately $893,000, an increase of approximately $388,000, or 76.8%, compared to $505,000 for the three months ended March 31, 2016. The increase resulted from increases in debt in the form of subordinated notes bearing interest at higher rates than debt under the PNC Loan Facility and to a lesser degree higher interest rates on the PNC loan facility, offset in part by less principal outstanding on the PNC loans.

Loss before income taxes for the three months ended March 31, 2017 was $(1,154,000), a decrease in the loss of $932,000, or a 44.7% improvement, compared to the loss before income taxes of $(2,086,000) for the three months ended March 31, 2016. Our Complex Machining segment had a pre-tax profit of approximately $1,085,000. Our Aerostructures & Electronics segment experienced a pre-tax loss of approximately $(1,279,000). Our Turbine & Engine segment experienced a pre tax loss of approximately $(827,000).

Net Loss:

Net loss for the three months ended March 31, 2017 was $(1,154,000), a decrease of $276,000, or 19.3%, compared to net loss of$(1,430,000) for the three months ended March 31, 2016 for the reasons discussed above.

Years ended December 31, 2016 and 2015:

The results of operations of the businesses we have acquired are included in our financial results for the year ended December 31, 2015 from their respective dates of acquisition; March 1, 2015, in the case of Sterling and September 1, 2015, in the case of Compac.

Selected Financial Information:

	2016	2015
Net sales	$66,915,000	$80,442,000
Cost of sales	60,195,000	63,161,000
Gross profit	6,720,000	17,281,000
Operating expenses, acquisition costs and interest and financing costs	20,105,000	18,513,000
Other income (expense) net	(126,000)	114,000
Provision for (benefit from) income taxes	2,112,000	(286,000)
Net (loss)	($15,623,000)	$(832,000)

Balance Sheet Data:

	December 31, 2016	December 31, 2015
Cash and cash equivalents	$1,304,000	$529,000
Working capital	2,903,000	2,171,000
Total assets	82,800,000	88,250,000
Total stockholders’ equity	$24,890,000	$28,805,000

The following sets forth the results of operations for each of our segments individually and on a consolidated basis for the periods indicated:

	Year Ended December 31,
	2016	2015

COMPLEX MACHINING
Net Sales	$37,124,000	$42,356,000
Gross Profit	4,382,000	10,412,000
Pre Tax Income (Loss)	(5,432,000)	1,825,000
Assets	45,073,000	48,353,000

AEROSTRUCTURES & ELECTRONICS
Net Sales	18,818,000	27,134,000
Gross Profit	2,489,000	6,553,000
Pre Tax Income (Loss)	(3,985,000)	386,000
Assets	19,843,000	20,229,000

TURBINE ENGINE COMPONENTS
Net Sales	10,973,000	10,952,000
Gross Profit	(151,000)	316,000
Pre Tax Income (Loss)	(4,084,000)	(3,329,000)
Assets	17,235,000	19,076,000

CORPORATE
Net Sales	-	-
Gross Profit	-	-
Pre Tax Income (Loss)	(10,000)	-
Assets	649,000	592,000

CONSOLIDATED
Net Sales	66,915,000	80,442,000
Gross Profit	6,720,000	17,281,000
Pre Tax Income (Loss)	(13,511,000)	(1,118,000)
Provision for (Benefit from) Income Taxes	2,112,000	(286,000)
Net (Loss) Income	(15,623,000)	(832,000)
Assets	$82,800,000	$88,250,000

Net Sales:

Consolidated net sales for the year ended December 31, 2016 were approximately $66,915,000, a decrease of $13,527,000, or 16.8%, compared with $80,442,000 for the year ended December 31, 2015. Net sales of our Complex Machining segment were approximately $37,124,000, a decrease of $5,232,000, or 12.4%, from $42,356,000 in the prior year. The decline in sales at our Complex Machining segment was due to delays in producing products exacerbated by disruptions in receipt of materials, and reductions in government procurement orders due to Sequestration. Net sales of our Aerostructures & Electronics segment were approximately $18,818,000 and decreased by $8,316,000, or 30.6%, from $27,134,000 in the prior year. This decline can be attributed to decreased volume at each of the divisions within our Aerostructures & Electronics segment other than Compac which experienced an increase in annual sales largely due to the fact that it was owned for all of 2016 as compared to four months in 2015. Approximately $4.2 million of the decrease is attributed to the expected loss of a biennial contract with Raytheon which was awarded in 2015, but not in 2016. An additional $2.2 million of the decline resulted from a delay in the shipment of a single $3 million order received in 2016. The balance of the decline is attributable to delays in producing products. Net sales in our Turbine Engine Components segment were approximately $10,973,000, an increase from net sales of $10,952,000 in the prior year. The stability of sales in our Turbine Engine Components reflects the fact that during 2016 they included the results of both Sterling and AMK, and an increase in sales of $453,000 at AMK was substantially offset by a decrease in sales at Sterling, despite the fact that the results of Sterling were included for only ten months in 2015. AMK was sold in January 2017.

As indicated in the table below, four customers represented 56.4% and four customers represented 59.3% of total sales for the years ended December 31, 2016 and 2015, respectively.

Customer	Percentage of Sales
	2016	2015

Sikorsky Aircraft	19.1%	20.5%
Goodrich Landing Gear Systems	12.3%	15.4%
United States Department of Defense	14.3%	12.0%
Northrup Grumman Corporation	10.7%	11.4%

As indicated in the table below, one customer represented 19.9% and four customers represented 61.1% of gross accounts receivable at December 31, 2016 and 2015, respectively.

Customer	Percentage of Receivables
	2016	2015

Goodrich Landing Gear Systems	19.9%	26.6%
Northrop Grumman Corporation	*	13.6%
Sikorsky Aircraft	*	10.5%
GKN Aerospace	*	10.4%

* Customer was less than 10% of Gross Accounts Receivable at December 31, 2016.

Gross Profit:

Consolidated gross profit from operations for the year ended December 31, 2016 was $6,720,000, a decrease of approximately $10,561,000, or 61.1%, as compared to gross profit of $17,281,000 for the year ended December 31, 2015. Consolidated gross profit as a percentage of sales was 10.0% and 21.5% for the years ended December 31, 2016 and 2015, respectively. The decrease in gross profit is due to the effects of lower total sales and related absorption of non-variable manufacturing costs into cost of sales, increased slow moving reserves, and less profitable contracts. The decline in gross profit percentage resulted from under absorption of factory overhead expenses. The decrease in consolidated gross profit reflects decreases in each of our operating segments, caused, in the case of our Complex Machining and Aerostructures & Electronics segments, by a substantial reduction in sales.

Selling, General & Administrative (“SG&A”):

Consolidated SG&A costs for the year ended December 31, 2016 totaled approximately $17,509,000 and increased by $952,000 or 5.7% compared to $16,557,000 for the year ended December 31, 2015. The increase in SG&A costs reflects the addition of a number of management level personnel at the Company’s headquarters. Due to the failure of sales to increase as anticipated, we have begun to take steps to reduce the increase in SG&A costs.

Interest and financing costs of approximately $2,596,000 for the year ended December 31, 2016 increased $738,000 or 39.7% as compared to $1,858,000 for the year ended December 31, 2015. This increase can be attributed to additional amounts of debt incurred from term loans due to the AMK and Sterling acquisitions, the purchase of inventory from Circor Aerospace which was not sold in 2016 and cash used for operations to fund our losses. In addition to increasing our debt in absolute terms, the convertible debt issued during 2016 bears a higher per annum rate of interest than our bank debt. Due to our inability to generate significant cash from operations, however, during 2016 we paid the interest accrued on our convertible debt “in–kind” through the issuance of additional debt, which further increased the amount of our debt outstanding.

We had an income tax expense of $2,112,000 for the year ended December 31, 2016 compared to an income tax benefit of $286,000 for the year ended December 31, 2015. The tax provision for 2016 was primarily the result of providing a full valuation allowance on our deferred tax asset.

Net Loss

Net loss for the year ended December 31, 2016 was $15,623,000, an increase of $14,791,000, compared to a net loss of $832,000 for the year ended December 31, 2015, for the reasons discussed above.

Impact of Inflation

Inflation has not had a material effect on our results of operations.

LIQUIDITY AND CAPITAL RESOURCES

We are highly leveraged and rely upon our ability to continue to borrow under our Loan Facility with PNC or to raise debt and equity from third parties to support operations and acquisitions. Substantially all of our assets are pledged as collateral under our Loan Facility. We are required to maintain a lockbox account with PNC, into which substantially all of our cash receipts are paid. If PNC were to cease providing revolving loans to us under the Loan Facility, we would lack funds to continue our operations. Over the past twelve months we have also relied upon our ability to borrow money from certain stockholders and raise debt and equity capital to support our operations.  Should we continue to need to borrow funds from our principal stockholders or raise debt or equity, there is no assurance that we will be able to do so or that the terms on which we borrow funds or raise equity will be favorable to us or our existing shareholders.

The Loan Facility has been amended many times during its term. The Loan Facility was amended in June 2016 (the “Twelfth Amendment”), September 2016 (the “Thirteenth Amendment”), January 2017 (the “Fourteenth Amendment”) and June 2017 (the “Fifteenth Amendment”).

The Twelfth Amendment provides for a $33,000,000 revolving loan.  In addition, in the Twelfth Amendment the four term loans (Term Loan A, Term Loan B, Term Loan C and Term Loan D) then outstanding were consolidated into a single term loan with the initial principal amount of $7,387,854. Further, in the Twelfth Amendment we acknowledged that there were then outstanding excess advances under the revolver in the amount of $12,500,000. At the closing of the Twelfth Amendment we paid $1,500,000 to reduce the outstanding excess under the revolving loan. We also agreed to reduce the excess advances by $100,000 each week commencing the second week after the closing of the Twelfth Amendment. In connection with the Twelfth Amendment, we paid PNC a fee of $100,000 and reimbursed PNC for the fees and expenses of its counsel.

Under the terms of the Loan Facility, as amended, the revolving loan now bears interest at (a) the sum of the Alternate Base Rate plus one and three-quarters of one percent (1.75%) with respect to Domestic Rate Loans; and (b) the sum of the LIBOR Rate plus four and one-half of one percent (4.50%) with respect to LIBOR Rate Loans.  The amount outstanding under the revolving loan (including excess advances) was $24,393,000 and $29,604,000, as of December 31, 2016 and December 31, 2015, respectively.

The Loan Facility was further amended pursuant to the Thirteenth Amendment, to modify the advance rate with respect to our inventory to be the lesser of (i) 75% of the eligible inventory, an increase from 50%, and (ii) 90% of the liquidation value of the eligible inventory, an increase from 85%, subject to the inventory sublimit of $12,500,000 and such reserves as PNC may deem proper.    In addition, in the Thirteenth Amendment the lender waived any default resulting from our failure to comply with the minimum EBITDA covenant for the period ended June 30, 2016, consented to the issuance of our 12% Subordinated Convertible Notes and the amendment to our Articles of Incorporation to increase the authorized number of shares of Preferred Stock and Series A Preferred Stock.

The repayment terms of the Term Loan provided for in the Twelfth Amendment consist of sixty (60) consecutive monthly principal installments, the first fifty-nine (59) of which are in the amount of $123,133 commencing on the first business day of July, 2016, and continuing on the first business day of each month thereafter, with a sixtieth (60th) and final payment of any unpaid balance of principal and interest payable on the last business day of June, 2021.

The terms of the Loan Facility require that, among other things, we maintain a specified Fixed Charge Coverage Ratio and maintain a minimum EBITDA for specified periods. In addition, we are limited in the amount of Capital Expenditures we can make. We are also limited to the amount of dividends we can pay our shareholders as defined in the Loan Facility. As of December 31, 2016, we were not in compliance with the minimum EBITDA covenant, the Fixed Charge Coverage Ratio and the Capital Expenditures covenant. At March 31, 2017, we were not in compliance with the minimum EBITDA covenant.

In connection with the sale of AMK to Meyer Tool, Inc., on January 27, 2017 we, together with our wholly-owned subsidiaries, entered into the Fourteenth Amendment to the Loan Facility which amended certain terms and conditions of the Loan Facility and released AMK from its obligations under the Loan Facility.

The proceeds of the sale of AMK, net of a working adjustment in the amount of ($240,000), were applied as follows: $1,700,000 to the payment of the Term Loan, $1,800,000 to the payment of outstanding revolving loans, and $500,000 to the payment of existing accounts payable. The remaining $260,000 will be applied to outstanding accounts payable on a future date to be determined by PNC or used to reduce the revolving loans. The Fourteenth Amendment to the Loan Facility also waived the noncompliance at September 30, 2016 with the Fixed Charge Coverage Ratio and the minimum EBITDA covenants for the period then ended, and required that we maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, tested quarterly on a consolidated rolling twelve (12) month basis; however, for the quarter ending June 30, 2017, which was to be tested based upon the prior six (6) months, we were required to maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 and for the quarter ending September 30, 2017, which was to be tested based upon the prior nine (9) months, we were required to maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00. The amendment also reduced the amount to be paid weekly in repayment of excess advances under the revolving credit facility from $100,000 to $50,000 for each Monday during the months of January, February and March of 2017. Thereafter, the weekly payments were to return to $100,000 until such excess advances were repaid in full.

On June 19, 2017, we entered into the Fifteenth Amendment to the Loan Facility, which waived the failure to comply with the minimum EBITDA covenant for the periods ended December 31, 2016 and March 31, 2017 and the Capital Expenditures covenant for the period ended December 31, 2016. The amendment also requires that we maintain at all times a Fixed Charge Coverage Ratio, tested quarterly on a consolidated basis beginning September 30, 2017, as follows: (i) 1.00 to 1.00 for the quarter ending September 30, 2017, tested based upon the prior three (3) months, (ii) 1.05 to 1.00 for the quarter ending December 31, 2017, tested based upon the prior six (6) months and (iii) 1.05 to 1.00 for the quarter ending March 31, 2018, tested based upon the prior nine (9) months and that we maintain EBITDA of not less than $345,000 for the period ending June 30, 2017. The amendment also provided that we were not required to maintain a Fixed Charge Coverage Ratio and that no testing was required to the Fixed Charge Coverage Ratio for the periods ending December 31, 2016 and March 31, 2017 and that we are not required to maintain a Fixed Charge Coverage Ratio and that no testing will be required of the Fixed Charge Coverage Ratio for the period ending June 30, 2017. In addition, the amendment reduces the weekly payments we are required to make to reduce our $2,244,071 over-advance under the revolving credit facility as of June 19, 2017 from $100,000 to $25,000 per week during the period commencing May 22, 2017 through and including July 10, 2017. We paid $50,000 to PNC in connection with the amendment and reimbursed PNC’s counsel fees.

As of March 31, 2017, our outstanding indebtedness to PNC was $23,427,000 and consisted of revolving loans in the amount of $18,847,000 (including excess advances of $3,044,071) and the term loan of $4,580,000, as compared to December 31, 2016, when our debt to PNC was $31,042,000 and consisted of revolving loans of $24,393,000 (including excess advances of $5,694,071) and the term loan of $6,649,000. In addition, as of March 31, 2017 we had capitalized lease obligations to third parties of $3,902,000, as compared to capitalized lease obligations of $4,215,000 as of December 31, 2016.

As of May 31, 2017, our debt to PNC was $23,306,168, and consisted of revolving loans in the amount of $18,972,780 (including excess advances of $2,219,071) and the term loan in the amount of $4,333,388.

Significant Transactions Since January 1, 2016 Which Have Impacted Our Liquidity

Dispositions

On April 11, 2016 we sold our South Windsor, Connecticut property for a purchase price of $1,700,000, less closing adjustments of approximately $200,000, pursuant to a Real Estate Purchase and Sale Contract dated as of December 7, 2015, as amended, and entered into a lease with the purchaser of the property for an initial term of 15 years, with an option to renew the lease for an additional five years.  In addition to rent, initially $155,000 per annum, subject to annual escalation increase of 3%, we also will be responsible for real estate taxes and the maintenance of the buildings and the property. The net proceeds from the sale of the property were applied to the amounts owed to PNC.

On January 27, 2017, we sold all of the outstanding shares of AMK to Meyer Tool, Inc., pursuant to a Stock Purchase Agreement dated January 27, 2017, for a purchase price of $4,500,000, net of a working capital adjustment of $(240,000), plus additional quarterly payments, not to exceed $1,500,000, equal to five percent (5%) of Net Revenues of AMK commencing April 1, 2017.  The proceeds of the sale were applied in accordance with the terms of the Fourteenth Amendment to the Loan Facility, as discussed above.

AMK, based in South Windsor, Connecticut, is a provider of sophisticated welding and machining services for diversified aerospace and industrial customers which we acquired in October 2014.

Series A Preferred Stock Financing

On May 25, 2016, and June 1, 2016, we completed a private placement of 700,000 shares of our Series A Preferred Stock for $10.00 per share and received gross cash proceeds of $5,250,000, net of $1,750,000 principal amount of our promissory notes exchanged by Michael N. Taglich and Robert F. Taglich, two of our principal stockholders, for shares of Series A Preferred Stock. We had issued the promissory notes to Michael N. Taglich and Robert F. Taglich for amounts borrowed from September 2015 through May 2016. The September 2015 loan bore interest at the rate of 4% per annum and was to be paid on September 7, 2016. The other loans bore interest at the rate of 7% per annum and were to be repaid on June 30, 2016, or, if earlier, upon the sale of the Company’s equity from which it derived proceeds of $1,800,000 or $2,000,000 depending upon the promissory notes issued.

The shares of Series A Preferred Stock have a stated value of $10.00 per share and are initially convertible into shares of common stock at a price of $4.92 per share (subject to adjustment upon the occurrence of certain events).  The dividend rate on the Series A Preferred Stock is 12% per annum, payable quarterly. The dividend rate increases to 15% per annum if we issue PIK Shares in lieu of payment of cash dividends payable until June 15, 2018. Under the terms of our Loan Facility, we are currently prohibited from paying cash dividends on our shares of Series A Preferred Stock. The number of outstanding shares of Series A Preferred Stock as of June 15, 2018 would increase from 700,000 shares to approximately 1,500,000 shares if we elected to pay all dividends due on the Series A Preferred Stock by issuing PIK Shares.  The dividend rate on the Series A Preferred Stock increases to 16% per annum after June 2018, 19% per annum to the extent dividends are paid in PIK Shares.

Dividends payable in respect of the Series A Preferred Stock will reduce the amount of net income, if any, or increase the amount of net loss attributable to holders of common stock. While the issuance of PIK Shares in payment of all or a portion of the dividends payable in respect of any dividend period preserves our cash, the increase in the rate of dividend which must be paid when we choose to issue PIK Shares in lieu of cash dividends further reduces the amount of net income, if any, or increases the amount of net loss attributable to holders of common stock. In addition, the issuance of PIK Shares will dilute the interests of our common stockholders.  Although holders of Series A Preferred Stock may convert their shares into common stock they are unlikely to convert if we are unable to pay cash dividends and the price of the common stock does not increase significantly above $4.92 per share, the conversion price, for a sustained period. We have the right to redeem the Series A Preferred Stock after May 26, 2018 for a redemption price of $10.00, plus accrued and unpaid dividends; however, we may not have sufficient cash available to effect such redemption.

As of March 31, 2017, we had outstanding 1,247,654 shares of Series A Preferred Stock, inclusive of the shares issued upon automatic conversion of the 12% Notes and 108,880 PIK Shares. On June 15, 2017 we issued an additional 46,787 PIK Shares in lieu of cash dividends, and as of that date had outstanding 1,294,441 shares of Series A Preferred Stock.

In May 2017, we obtained the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock to amend the Certificate of Designation to provide for the redemption of the outstanding PIK Shares (other than PIK Shares beneficially owned by Michael N. Taglich and Robert F. Taglich) and the automatic conversion of the remaining shares of Series A Preferred Stock upon consummation of this offering. We will file the amendment with the Secretary of State of Nevada prior to the pricing of this offering.

In connection with the private placement of the Series A Preferred Stock, we incurred approximately $606,000 of direct offering costs and $57,000 in legal expenses and granted to the placement agents warrants to purchase 8% of the number of shares of our common stock (113,820 shares) issuable upon conversion of the Series A Preferred Stock sold in the offering. The warrants are exercisable in whole or in part, at an initial exercise price per share of $6.15, and are exercisable for cash or on a cashless basis commencing on November 26, 2016 and expiring on May 26, 2021.  The exercise price and number of shares of common stock issuable under the warrants are subject to adjustments for stock dividends, splits, combinations and similar events.

Of the proceeds generated by the sale of our shares of Series A Preferred Stock, $1,500,000 was paid to PNC to reduce the amount outstanding under our Loan Facility.

12% Subordinated Convertible Note Financing

In August 2016, we completed the private placement of $2,720,000 principal amount of our 12% Subordinated Convertible Notes due December 31, 2017 (the “12% Notes”), together with warrants to purchase an aggregate of 110,658 shares of common stock, for a total purchase price of $2,720,000, from which we derived net proceeds of approximately $2,319,800, which was used to pay down our indebtedness under the Loan Facility and for working capital. We also issued to Michael N. Taglich a 12% Note in the principal amount of $1,520,713, together with warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of promissory notes in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,713.   We had issued the promissory notes to Michael N. Taglich for amounts borrowed in August 2016. The promissory notes bore interest at the rate of 7% per annum and were to be repaid on December 31, 2016, or, if earlier, upon the sale of our equity securities from which we derived proceeds of $2,000,000. In addition, we issued to Robert F. Taglich a 12% Note in the principal amount of $4,373, together with warrants to purchase 177 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock.

The 12% Notes provided for the automatic conversion of the principal and accrued interest of the 12% Notes into shares of Series A Preferred Stock at a price of $10.00 per share, the stated value of the Series A Preferred Stock, upon the filing of an amendment to our Articles of Incorporation increasing the number of shares of preferred stock we are authorized to issue from 1,000,000 shares to 3,000,000 shares, including 2,000,000 shares of Series A Preferred Stock (the “Charter Amendment”). We issued 438,770 shares of Series A Preferred Stock to the holders of the 12% Notes on November 30, 2016, the date we filed the certificate of amendment effecting the Charter Amendment. As a result of the automatic conversion of the 12% Notes into shares of Series A Preferred Stock, no 12% Notes are outstanding.

As compensation for its services as placement agent for the offering of the 12% Notes, we paid Taglich Brothers, Inc. (“Taglich Brothers”) a fee of $295,400 and issued to Taglich Brothers five-year warrants to purchase 68,617 shares of common stock at an initial exercise price of $6.15, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations.

Private Placements of 8% Subordinated Convertible Notes

From November 23, 2016 through March 21, 2017, we received gross proceeds of $4,775,000 from the sale of our 8% Notes, together with warrants to purchase a total of 383,032 shares of our common stock, in private placement transactions with accredited investors (the “8% Note Offerings”). In connection with the 8% Notes offerings, we issued 8% Notes in the aggregate principal amount of $382,000 to Taglich Brothers, placement agent for the 8% Note Offerings, in lieu of payment of cash compensation for sales commissions, together with warrants to purchase a total of 180,977 shares of our common stock. Of the $5,147,000 principal amount of 8% Notes issued in connection with the Note Offerings, $2,781,000 principal amount is due November 30, 2018 (the “2018 Notes”) and $2,366,000 principal amount is due January 31, 2019 (the “2019 Notes”). Payment of the principal and accrued interest on the 8% Notes are junior and subordinate in right of payment to our indebtedness under the Loan Facility.

Interest on the outstanding principal of the 2018 Notes is payable quarterly commencing February 28, 2017 at the annual rate of 8%, in cash, or if we are prohibited by applicable law or PNC, our principal lender under our Loan Facility, from paying interest in cash, or we otherwise elect to do so, we may pay accrued interest, in additional 2018 Notes (“PIK Notes”), provided that if accrued interest with respect to the 2018 Notes issued in December 2018 (which represented approximately $1,269,000 in principal amount when issued in December 2016, and as of May 31, 2017, represented approximately $1,336,770 in principal amount after giving effect to the issuance of PIK Notes ) is paid in additional 2018 Notes, interest for that quarterly interest payment will be calculated at the rate of 12% per annum. Upon the occurrence and continuation of an event of default, interest shall accrue at the rate of 12% per annum.

Interest on the 2019 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing May 31, 2017, in cash, or if we are prohibited by applicable law or PNC, our principal lender under our Loan Facility, from paying interest in cash, or we otherwise elect to do so, we may pay accrued interest, in additional 2019 Notes. Upon the occurrence and continuation of an event of default, interest shall accrue at the rate of 12% per annum.

Since covenant defaults under our Loan Facility have prohibited us from paying accrued interest in cash on our 8% Notes, we have paid accrued interest on the 8% Notes through the issuance of additional Notes.

On February 28, 2017, we issued an additional $61,596 principal amount of 2018 Notes in payment of accrued interest. As of March 1, 2017, we had $5,262,596 principal amount of 8% Notes outstanding, consisting of $2,842,596 principal amount of 2018 Notes and $2,420,000 principal amount of 2019 Notes.

On May 31, 2017, we issued 2018 Notes and 2019 Notes in the aggregate principal amount of $68,539 and $28,285, respectively, in lieu of cash payment of accrued interest for the period then ended.

The outstanding principal amount plus accrued interest on the 8% Notes is convertible at the option of the holder into shares of common stock at conversion prices ranging from $2.25 to $3.78 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations.

An event of default under the 8% Notes will occur (i) if we fail to make any payment under the 8% Notes within ten (10) days after the date first due, or (ii) if we file a petition in bankruptcy or under any similar insolvency law, make an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against us and such petition is not dismissed within sixty (60) days after the filing thereof. Upon the occurrence and continuation of an event of default, holders of a majority of the outstanding principal amount of the 8% Notes then outstanding, upon notice to us and the holders of the Senior Indebtedness (as defined in the 8% Notes), may demand immediate payment of the unpaid principal amount of the 8% Notes, together with accrued interest thereon and all other amounts payable under the 8% Notes, subject to the subordination provisions of the 8% Notes.

For a more detailed description of the 8% Notes, see “Description of Capital Stock – 8% Subordinated Convertible Notes.”

The exercise price of the warrants issued in connection with the 8% Note Offerings ranges from $3.00 to $4.53 per share, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the common stock and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. Of these warrants, 320,702 warrants may be exercised until November 30, 2021 and 243,307 warrants may be exercised until January 31, 2022.

Recent Loans from Principal Stockholders

On March 17, 2017, we borrowed $200,000 and $300,000 from each of Michael N. Taglich and Robert F. Taglich, respectively, directors and principal stockholders of our company, and issued our promissory notes in the principal amounts of $200,000 and $300,000, respectively, to evidence our obligation to repay that indebtedness. The notes bear interest at the rate of 7% per annum and are payable on September 17, 2017. Michael N. Taglich and Robert F. Taglich have the option to convert the unpaid principal amount and accrued interest on the promissory notes into shares of common stock or other securities of our company which we may offer and sell in any public or private financing (each a “Financing”), on the same terms and conditions as are offered to purchasers in such Financing, or, if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which option they must exercise by notice to us within three business days following the completion of such Financing. Upon completion of any Financing, upon notice to Michael N. Taglich and Robert F. Taglich, we have the right to convert the unpaid principal amount of those promissory notes and accrued interest thereon into shares of common stock or other of our securities sold in the Financing on the same terms and conditions as are offered to purchasers in the Financing, or if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which right we must exercise within three business days following the completion of such Financing. A portion of the net proceeds of this offering will be used to pay the principal and accrued interest on these promissory notes.

On May 2 and 10, 2017, we borrowed an aggregate of $1,500,000 from Michael N. Taglich and Robert F. Taglich, each of whom loaned us $750,000. The demand loans were exchanged for May 2018 Notes in the same principal amount of indebtedness.

May 2018 Note Financing

On May 12 and May 19, 2017, we issued and sold to a total of 17 accredited investors (including Michael N. Taglich and Robert F. Taglich individually and a partnership of which they are partners), our May 2018 Notes in the aggregate principal amount of $4,158,624, together with warrants to purchase an aggregate of 501,039 shares of common stock, for gross proceeds (net of the exchange of indebtedness totaling $1,503,288 due to Michael N. Taglich and Robert F. Taglich for working capital advances made on May 2 and 10, 2017) of $2,534,196. Roth Capital LLC and Taglich Brothers acted as placement agents in connection with the sale of the May 2018 Notes and warrants for which they are to be paid commissions in the aggregate amount of $191,155.

The May 2018 Notes and warrants were issued for a purchase price equal to 97% of the principal amount of the May 2018 Notes purchased. The principal amount of each May 2018 Note will be increased by 2% for each 30 days it remains outstanding commencing August 1, 2017. Upon the occurrence of, and during the continuance of an Event of Default (as defined in the May 2018 Notes), the May 2018 Notes will accrue late interest at the rate of 10% per annum. Payment of the principal and accrued interest, if any, on the May 2018 Notes is junior and subordinate in right of payment to our indebtedness under the Loan Facility.

The principal amount, together with accrued interest, if any (together, the “Conversion Amount”), of the May 2018 Notes are convertible into shares of common stock until November 12, 2017 at an initial conversion price of $2.49 per share, subject to anti-dilution and other adjustments for stock splits and certain fundamental transactions, including recapitalizations, mergers and other business combination transactions (the “Fixed Conversion Price”), and thereafter at the lower of the Fixed Conversion Price and 75% of the five (5) Weighted Average Prices (as defined in the May 2018 Notes) of the common stock during the five consecutive trading day period ending on the trading day immediately preceding the day of a request by the holder for conversion of the May 2018 Note. We have the right to redeem all, or a portion of (on a pro rata basis), the May 2018 Notes upon written notice to the holders not less than three trading days prior to the applicable redemption date. Subject to the subordination provisions of the May 2018 Notes, holders of the May 2018 Notes have the right to request the redemption of their Notes at any time, and following an Event of Default or in advance of a Change of Control (as defined in the May 2018 Notes).

The warrants to purchase 501,039 shares of common stock are exercisable at an initial exercise price of $2.49 per share until May 12, 2022, and may be exercised on a cashless basis for a lesser number of shares based upon prevailing market prices when exercised. The exercise price of the warrants is subject to anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as recapitalizations, mergers and other business combination transactions. The exercise price of the warrants will be reset (x) to the public offering price of the shares of common stock sold in this offering, if lower than the exercise price then in effect, or (y) the Weighted Average Price (as defined in the May 2018 Notes) of the common stock on the first date on which none of the May 2018 Notes are outstanding, if lower than the exercise price then in effect, whichever event first occurs.

Effect of Offering on Our Capitalization

A portion of the net proceeds of this offering will be used to redeem 110,522 PIK Shares at a redemption price of $10.00 per share, for a total redemption price of $1,105,220, to redeem $4,158,624 in principal amount of May 2018 Notes, and to pay approximately $510,000 in principal, plus accrued interest, on promissory notes issued in March 2017 to Michael N. Taglich and Robert F. Taglich. In addition, upon completion of this offering, the remaining 1,183,919 shares of Series A Preferred Stock will automatically be converted into shares of our common stock at a conversion price equal to the public offering price of the shares of common stock offered by this prospectus.

Upon completion of this offering at an assumed offering price of $2.50 per share, after giving effect to the redemption of the 110,522 PIK Shares and the automatic conversion of the remaining Series A Preferred Stock at an assumed conversion price of $2.50 per share, we will have outstanding no shares of preferred stock of any series and 17,585,841 shares of our common stock, assuming 5,200,000 shares of common stock are issued in this offering and assuming no exercise of the underwriters’ over-allotment option, or 18,365,841 shares of our common stock, assuming 5,980,000 shares of common stock are issued in this offering and the underwriters’ over-allotment option is exercised in full. In addition, other than the indebtedness under our Loan Facility, which as of May 31, 2017, was $23,266,168, our only other indebtedness for money borrowed would be the indebtedness for our 8% Notes, which as of May 31, 2017, was $5,359,420.

Cash Flow

The following table summarizes our net cash flow from operating, investing and financing activities for the periods indicated below (in thousands):

	Three Months Ended March 31, 2017	Year Ended December 31,
	(Unaudited)	2016	2015
Cash provided by (used in)
Operating activities	$900	$(692)	(894)
Investing activities	3,926	(924)	(8,560)
Financing activities	(5,087)	2,391	8,565
Net (decrease) increase in cash and cash equivalents	$(261)	$775	(889)

Cash Provided By (Used In) Operating Activities

Cash provided by operating activities primarily consists of our net income (loss) adjusted for certain non-cash items and changes to working capital items.

For the three months ended March 31, 2017, our net cash provided by operating activities of $900,000 was comprised of a net loss of $1,154,000 offset by a positive adjustment of $1,258,000 provided by changes in operating assets and liabilities, plus a net positive adjustment for non-cash items of $796,000. Adjustments for non-cash items consisted primarily of depreciation of property and equipment of $728,000, amortization of capitalized engineering costs, intangibles and other items of $616,000. These non-cash items were offset by $10,000 of deferred gain on the sale of real estate, forfeiture of non-cash compensation of $73,000, bad debt recovery of $14,000 and $451,000 from the gain on sale of our AMK subsidiary. The net decrease in operating assets and liabilities consisted of a net decrease in operating assets of $2,097,000 and a net decrease in operating liabilities of $839,000. The net decrease in operating assets was comprised of a decrease in accounts receivable of $578,000 due to the timing of shipments to and cash receipts from customers, an increase in prepaid expenses and other assets of $102,000, an increase in deposits and other assets of $276,000, a decrease in prepaid taxes of 178,000 and decrease in inventory of $1,719,000. The net decrease in operating liabilities was comprised of decreases in accounts payable and accrued expenses of $621,000 due to the timing of the receipt and payment of invoices, and increases in deferred rent of $6,000 and a decrease of deferred revenue of $224,000.

For the year ended December 31, 2016, our net cash used in operating activities of $692,000 was comprised of a net loss of $15,623,000 offset by a $6,712,000 positive adjustment provided by changes in operating assets and liabilities plus a net positive adjustment for non-cash items of $8,219,000. Adjustments for non-cash items consisted primarily of depreciation of property and equipment of $3,347,000, amortization of capitalized engineering costs, intangibles and other items of $2,229,000, bad debt expense of $274,000, representing amounts reserved for as potentially uncollectible, and non-cash compensation of $167,000, deferred income taxes of $2,063,000, loss on sale of fixed assets held for sale of $5,000, loss on extinguishment of debt of $172,000, and prepaid taxes of $126,000. These non-cash items were offset by $38,000 of deferred gain on the sale of real estate. The increase in operating assets and liabilities consisted of a net decrease in operating assets of $2,045,000 and a net increase in operating liabilities of $4,667,000. The increase in operating assets was comprised of an increase in inventory of $2,902,000, and a net decrease in prepaid expenses and other current assets, and deposits and other assets of $394,000, partially offset by a decrease in accounts receivable of $4,616,000. The net increase in operating liabilities was comprised of increases in accounts payable and accrued expenses of $4,495,000 due to the timing of the receipt and payment of invoices, an increase in deferred rent of $82,000, and an increase in deferred revenue of $84,000, partially offset by, an increase in income taxes payable of $6,000.

Cash Used in Investing Activities

Cash used in investing activities consists of capital expenditures for property and equipment, capitalized engineering costs and the cash received from the businesses we sold. A description of capitalized engineering costs can be found below and in Note 3 Summary of Significant Accounting Policies in our Consolidated Financial Statements for the year ended December 31, 2016.

For the three months ended March 31, 2017, cash provided by investing activities was $3,926,000. This was comprised of the proceeds from the sale of the AMK subsidiary of $4,260,000 offset by $245,000 for capitalized engineering costs and $89,000 for the purchase of property and equipment.

For the year ended December 31, 2016 net cash used in investing activities was $924,000. This was comprised of $963,000 for capitalized engineering costs, $1,632,000 for the purchase of property and equipment, partially offset by $1,671,000 in proceeds from the sale of fixed assets.

Cash Provided By (Used In) Financing Activities

Cash provided by (used in) financing activities consists of the borrowings and repayments under our credit facilities with our senior lender, increases in and repayments of capital lease obligations and other notes payable..

For the three months ended March 31, 2017, cash used by financing activities was $5,087,000. This was comprised of repayments of $2,069,000 on our term loan, $5,545,000 on our revolving loans, $173,000 on our capital lease obligations, offset by proceeds from notes payable issuances of $850,000 and $1,850,000.

For the year ended December 31, 2016, net cash provided by financing activities was $2,391,000. This was comprised of proceeds of $4,500,000 and $3,695,000 from the issuance of notes, proceeds from the issuance of Series A Preferred of $5,250,000 reduced by repayments of $5,211,000 under our revolving credit facility, repayments on our term loans of $3,184,000, repayments under our capital leases of $1,226,000, expense for issuance of preferred stock of $663,000, expense for issuance of debt of $547,000 and deferred financing costs of $223,000.

CONTRACTUAL OBLIGATIONS

The following table sets forth our future contractual obligations as of December 31, 2016:

	Payment due by period (in thousands)
		Less than	1-3	3-5	More than
	Total	1 year*	years	years	5 years
Debt and capital leases	$37,363	34,197	2,637	529	-
Operating leases	15,459	1,947	3,402	3,082	7,028
Total	$52,822	36,144	6,039	3,611	7,028

* The revolving loans and term loans with our senior lender are classified as due in less than 1 year, see Note 11 to our Consolidated Financial Statements.

OFF-BALANCE SHEET ARRANGEMENTS

We did not have any off-balance sheet arrangements as of March 31, 2017 and December 31, 2016.

Going Concern

We suffered net losses from operations of $10,789,000 and $519,000 and net losses of $15,623,000 and $1,154,000 for the year ended December 31, 2016 and the three months ended March 31, 2017, respectively. We also had negative cash flows from operations for the year ended December 31, 2016. In addition, in 2015 we ceased paying dividends on our common stock and in 2016 disposed of the real estate on which one of our operating subsidiaries was located through a sale leaseback transaction, and in January 2017 sold this operating subsidiary. During the year ended December 31, 2016 and subsequent thereto, we sold debt and equity securities to secure funds to operate. Since September 2016, we have been issuing additional shares of Series A Preferred Stock in lieu of cash payment of accrued dividends on outstanding shares of Series A Preferred Stock and since February 2017 have issued additional convertible notes in lieu of cash payment of accrued interest on outstanding convertible notes. Furthermore, as of December 31, 2016 and March 31, 2017 we were not in compliance with two financial covenants under our Loan Facility.

On June 19, 2017, we entered into the Fifteenth Amendment to the Loan Facility, which waived the failure to comply with the minimum EBITDA covenant for the periods ended December 31, 2016 and March 31, 2017 and the Capital Expenditures covenant for the period ended December 31, 2016. The amendment also requires that we maintain at all times a Fixed Charge Coverage Ratio, tested quarterly on a consolidated basis beginning September 30, 2017, as follows: (i) 1.00 to 1.00 for the quarter ending September 30, 2017, tested based upon the prior three (3) months, (ii) 1.05 to 1.00 for the quarter ending December 31, 2017, tested based upon the prior six (6) months and (iii) 1.05 to 1.00 for the quarter ending March 31, 2018, tested based upon the prior nine (9) months and that we maintain EBITDA of not less than $345,000 for the period ending June 30, 2017. The amendment also provided that we were not required to maintain a Fixed Charge Coverage Ratio and that no testing was required to the Fixed Charge Coverage Ratio for the periods ending December 31, 2016 and March 31, 2017 and that we are not required to maintain a Fixed Charge Coverage Ratio and that no testing will be required of the Fixed Charge Coverage Ratio for the period ending June 30, 2017.

The continuation of our business is dependent upon future issuances of equity or other financing to fund ongoing operations. Management plans to obtain additional funding from this offering. Although no assurances can be given, management believes that the net proceeds from this offering, together with borrowings under the Loan Facility and anticipated cash flow, should provide the necessary funding for us to continue as a going concern for the foreseeable future. The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our financial results.

Inventory Valuation

For annual reporting, the Company values inventory at the lower of cost on a first-in-first-out basis or market.

The Company presents inventory net of progress billings in accordance with the specified contractual arrangements with the United States Government, which results in the transfer of title of the related inventory from the Company to the United States Government, when such progress payments are received.

The Company does not take physical inventories at interim quarterly reporting periods. Approximately 85% of the inventory value at March 31, 2017 has been estimated using a gross profit percentage based on sales of previous periods to the net sales of the current period. The remainder of the inventory value at March 31, 2017 is estimated based on the Company’s standard cost perpetual inventory system. Adjustments to reconcile the annual physical inventory to the Company’s books are treated as changes in accounting estimates and are recorded in the fourth quarter. The Company valued inventory at December 31, 2016 at the lower of cost on a first-in-first-out basis or market.

We generally purchase raw materials and supplies uniquely suited to the production of larger more complex parts, such as landing gear, only when non-cancellable contracts for orders have been received for finished goods. We occasionally produce larger more complex products, such as landing gear, in excess of purchase order quantities in anticipation of future purchase order demand. Historically this excess has been used in fulfilling future purchase orders. We purchase supplies and materials useful in a variety of products as deemed necessary even though orders have not been received. The Company periodically evaluates inventory items that are not secured by purchase orders and establishes reserves for obsolescence accordingly. The Company also reserves for excess quantities, slow-moving goods, and for other impairments of value.

The Company presents inventory net of progress billings in accordance with the specified contractual arrangements with the United States Government, which results in the transfer of title of the related inventory from the Company to the United States Government, when such progress payments are received.

Capitalized Engineering Costs

The Company has contractual agreements with customers to produce parts, which the customers design. Though the Company has not designed and thus has no proprietary ownership of the parts, the manufacturing of these parts requires pre-production engineering and programming of our machines. The pre-production costs associated with a particular contract are capitalized and then amortized beginning with the first shipment of product pursuant to such contract. These costs are amortized on a straight line basis over the shorter of the estimated length of the contract, or three years.

If the Company is reimbursed for all or a portion of the pre-production expenses associated with a particular contract, only the unreimbursed portion would be capitalized. The Company may also progress bill customers for certain engineering costs being incurred. Such billings are recorded as progress billings (a reduction of the associated inventory) until the appropriate revenue recognition criteria have been met. The Terms and Conditions contained in customer purchase orders may provide for liquidated damages in the event that a stop-work order is issued prior to the final delivery of the product.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition.” The Company recognizes revenue when products are shipped and/or the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable. Payments received in advance from customers for products delivered are recorded as customer deposits until earned, at which time revenue is recognized. The Terms and Conditions contained in our customer purchase orders often provide for liquidated damages in the event that a stop work order is issued prior to the final delivery. The Company utilizes a Returned Merchandise Authorization or RMA process for determining whether to accept returned products. Customer requests to return products are reviewed by the contracts department and if the request is approved, a credit is issued upon receipt of the product. Net sales represent gross sales less returns and allowances. Freight out is included in operating expenses.

The Company recognizes certain revenues under a bill and hold arrangement with two of its large customers. For any requested bill and hold arrangement, the Company makes an evaluation as to whether the bill and hold arrangement qualifies for revenue recognition. The customer must initiate the request for the bill and hold arrangement. The customer must have made this request in writing in addition to their fixed commitment to purchase the item. The risk of ownership has passed to the customer, payment terms are not modified and payment will be made as if the goods had shipped.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company accounts for uncertainties in income taxes under the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with FASB ASC 718, “Compensation – Stock Compensation.” Under the fair value recognition provision of the ASC, stock-based compensation cost is estimated at the grant date based on the fair value of the award. The Company estimates the fair value of stock options and warrants granted using the Black-Scholes-Merton option pricing model.

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. Goodwill is not amortized, but is tested at least annually for impairment, or if circumstances change that will more likely than not reduce the fair value of the reporting unit below its carrying amount.

The Company accounts for the impairment of goodwill under the provisions of ASU 2011-08 (“ASU 2011-08”), “Intangibles Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” ASU 2011-08 updated the guidance on the periodic testing of goodwill for impairment. The updated guidance gives companies the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

The Company performs impairment testing for goodwill annually, or more frequently when indicators of impairment exist, using a three-step approach. Step “zero” is a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Step one compares the fair value of the net assets of the relevant reporting unit (calculated using a discounted cash flow method) to its carrying value, a second step is performed to compute the amount of the impairment. In this process, a fair value for goodwill is estimated, based in part on the fair value of the operations, and is compared to its carrying value. The shortfall of the fair value below carrying value represents the amount of goodwill impairment.

Long-Lived and Intangible Assets

Identifiable intangible assets are amortized using the straight-line method over the period of expected benefit. Long-lived assets and intangible assets subject to amortization to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the undiscounted future cash flows are found to be less than the carrying amount of the asset. If an impairment loss has occurred, a charge is recorded to reduce the carrying amount of the asset to fair value. There has been no impairment as of March 31, 2017 and December 31, 2016.

Recently Issued Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities (Subtopic 825-10)” (“ASU 2016-01”).The main objective of ASU 2016-01 is enhancing the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The amendments address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the adoption of this amended to have a significant impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The main objective of ASU 2016-02 is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. To meet that objective, the FASB is amending the FASB Accounting Standards Codification and creating Topic 842, Leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company does not expect the adoption of this amended to have a significant impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment” (“ASU 2016-09”). ASU 2016-09 is part of the FASB Simplification Initiative. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2016-09 will affect all entities that issue share-based payment awards to their employees. The areas for simplification involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company adopted this ASU during the first quarter of 2017, and the adoption did not materially impact its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-10”). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2016-10 affect the guidance in ASU 2014-09, “Revenue from Contracts with Customers”, which is not yet effective. The effective date and transition requirements of ASU 2016-10 are the same as the effective date and transition requirements of ASU 2014-09. They are effective prospectively for reporting periods beginning after December 15, 2017 and early adoption is not permitted. The Company is currently assessing the impact of the adoption of these amendments on its consolidated financial statements.

In May 2016, the FASB issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain arrow areas and add some practical expedients. These amendments are effective at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. The Company is currently assessing the impact of the adoption of the amendments to Topic 606 and these amendments on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

In January 2017, the FASB issued ASU 2017-01 (“ASU 2017-01”), Business Combinations, which clarifies the definition of a business, particularly when evaluating whether transactions should be accounted for as acquisitions or dispositions of assets or businesses. The first part of the guidance provides a screen to determine when a set is not a business; the second part of the guidance provides a framework to evaluate whether both an input and a substantive process are present. The guidance will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted for transactions that have not been reported in issued financial statements. The Company is currently assessing the impact of this update on the presentation of these financial statements.

In January 2017, FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, Step 2 of the goodwill impairment test, which requires determining the implied fair value of goodwill and comparing it with its carrying amount has been eliminated. Thus, the goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount (i.e., what was previously referred to as Step 1). In addition, ASU No. 2017-04 requires entities having one or more reporting units with zero or negative carrying amounts to disclose (1) the identity of such reporting units, (2) the amount of goodwill allocated to each, and (3) in which reportable segment the reporting unit is included. ASU No. 2017-04 is effective as follows: (1) for a public business entity that is an SEC filer for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may, under Section 7(a)(2)(B) of the Securities Act, delay adoption of new or revised accounting standards applicable to public companies until such standards would otherwise apply to private companies. We may take advantage of this extended transition period until the first to occur of the date that we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of this extended transition period. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an “emerging growth company” or affirmatively and irrevocably opt out of the exemption provided by Securities Act Section 7(a)(2)(B), upon issuance of a new or revised accounting standard that applies to our consolidated financial statements and that has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are:

Name:	Age	Position
Peter D. Rettaliata	66	Acting President and CEO and Director
Michael E. Recca	66	Chief Financial Officer
Michael N. Taglich	52	Chairman of the Board
Seymour G. Siegel	74	Director
Robert F. Taglich	50	Director
David J. Buonnano	61	Director
Robert C. Schroeder	50	Director
Michael Brand	59	Director

Peter D. Rettaliata has been our Acting President and Chief Executive Officer since March 2, 2017, and has been a director of our company since 2005. He served as our President and Chief Executive Officer from November 30, 2005 to December 31, 2014. He also served as the President of our wholly-owned subsidiary, AIM, from 1994 to 2008. Prior to his involvement at AIM, Mr. Rettaliata was employed by Grumman Aerospace Corporation for twenty-two years. Professionally, Mr. Rettaliata has served as the Chairman of “ADDAPT”, an organization of regional aerospace companies, as a member of the Board of Governors of the Aerospace Industries Association, and as a member of the Executive Committee of the AIA Supplier Council. He is a graduate of Niagara University where he received a B.A. in History and Harvard Business School where he completed the PMD Program. Mr. Rettaliata’s extensive experience in the aerospace industry and his knowledge of our operations qualify him to serve as a Director.

Michael E. Recca has been our Chief Financial Officer since October 1, 2016. Mr. Recca has been engaged by us since September 2008 in a variety of positions related to our capital finance and acquisition programs.  Most recently he served as Chief of Corporate Development & Capital Markets, a position in which he directed our acquisition program and coordinated with our lenders.  Mr. Recca received a Bachelor of Arts degree from the SUNY Stony Brook and an MBA from Columbia University.

Michael N. Taglich has been Chairman of our Board of Directors since September 22, 2008. He is Chairman and President of Taglich Brothers, a New York City based securities firm which he co-founded in 1992 and which is focused on public and private micro-cap companies. From 1987 to 1992, Mr. Taglich served as a Vice President at Weatherly Securities. He brings a broad depth and breadth of capital and business background to the Board, with extensive experience in exit strategies. Mr. Taglich is currently Chairman of the Board of SCOLR Pharma Inc., a publicly traded pharmaceutical company, and BioVentrix, Inc., a privately held medical device company whose products are directed at heart failure. He also serves as a Director of Bridgeline Digital, Inc. and DecisionPoint Systems, Inc., each of which is a publicly traded company. Mr. Taglich holds a B.S. degree in General and International Business from New York University and holds Series 27 and Series 7 securities licenses. Mr. Taglich’s extensive experience in the capital markets and his knowledge of the aerospace industry qualify him to serve as a Director.

Seymour G. Siegel has been a director of our company since 2005. A Certified Public Accountant no longer in practice, he was a principal emeritus at Rothstein Kass (now KPMG), an international firm of accountants and consultants until July 2014. Mr. Siegel was a founder of Siegel Rich & Co., CPAs, which eventually merged with what is now known as WeiserMazars LLP, where he was a senior partner until January 1995, when he sold his interest in the firm and co-founded a business advisory firm which later became a part of Rothstein Kass. In addition to serving as a Director and Chairman of the Audit Committees of our Board, Mr. Siegel also serves as a Director and Chairman of the Audit Committee of Root 9B Technologies Inc.  Mr. Siegel received his Bachelor of Business Administration from the Bernard M. Baruch School of the City College of New York. Mr. Siegel’s extensive knowledge and experience in accounting matters and familiarity with the issues of manufacturing businesses qualify him to serve as a Director.

Robert F. Taglich has been a director of our company since 2008. He is a Managing Director of Taglich Brothers, which he co-founded in 1992. Prior to founding Taglich Brothers, Mr. Taglich was a Vice President at Weatherly Securities. Mr. Taglich has served in various positions in the brokerage securities industry for the past 25 years. Mr. Taglich is a Director of Bridgeline Digital, Inc., a publicly traded company He also serves on the board of privately held BioVentrix, Inc., a medical device company whose products are directed at heart failure. Mr. Taglich holds a Bachelor’s degree from New York University. Mr. Taglich’s extensive experience in the capital markets and his knowledge of the aerospace industry qualify him to serve as a Director.

David J. Buonanno has been a director of our company since 2008. He is the Founder and President of Buonanno Enterprises Consulting, providing strategic management, supply chain/operations and recruitment services to aerospace and defense industry clients. He is a member of the Executive Advisory Board of Bridgeways, Inc. and the Advisory Board of Alken Industries, Inc. Mr. Buonanno has extensive experience in manufacturing, supply management and operations. He was employed by Sikorsky Aircraft, Inc., a subsidiary of United Technologies Corporation, as Vice President, Supply Management and International Offset (from January 1997 to July 2006) and as Director, Systems Subcontracts (from November 1992 to January 1997). From May 1987 to November 1992, he was employed by General Electric Company serving as Operations Manager and Manager, Program Materials Management of GE’s Astro-Space Division. From June 1977 to May 1987, he was employed by RCA and affiliated companies. Mr. Buonanno attended Lehigh University College of Electrical Engineering and holds a B.S. in Business Administration from Rutgers University. He completed the Program for Management Development at Harvard Business School in 1996.  Mr. Buonanno’s extensive experience in the aerospace and defense industries and familiarity with the operations of companies in the industry qualify him to serve as a Director.

Robert C. Schroeder has been a director of our company since 2008. He is Vice President - Investment Banking of Taglich Brothers and specializes in advisory services and capital raising for small public and private companies. Mr. Schroeder joined Taglich Brothers in April 1993 as an Equity Analyst publishing sell-side research. Prior to joining Taglich Brothers, he served in various positions in the brokerage and public accounting industry. Mr. Schroeder also serves as a director of the following publicly traded companies: DecisionPoint Systems, Inc., a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions, and Intellinetics, Inc., a provider of cloud-based enterprise content management solutions. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He is a Chartered Financial Analyst and a member of the Association for Investment Management and Research and a member of the New York Society of Security Analysts. Mr. Schroeder’s extensive experience in the capital markets qualify him to serve as a Director.

Michael Brand has been a director of our company since 2012, and since March 2017 has served as a consultant to our company focused on day to day production issues, scheduling of the products to be manufactured and related operational issues such as the maintenance of appropriate inventory levels. He was the President of Goodrich Landing Gear, a unit of Goodrich Corporation, from July 2005 to June 2012. Prior to joining Goodrich for over 25 years he held senior management positions in the Aerospace industry. He began his career at General Electric Corporation and rose to senior management in its jet engine manufacturing operations. Mr. Brand is a graduate of Clarkson University, with advanced degrees and certificates from Xavier University and the Wharton School. Mr. Brand’s extensive experience in the aerospace and defense industries and familiarity with the operations of companies in the industry qualify him to serve as a Director.

Michael N. Taglich and Robert F. Taglich are brothers.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services as directors. Non-employee directors are entitled to receive compensation per year for serving as directors and may receive option grants from our company.

Information Concerning the Board of Directors

Board Leadership Structure and Risk Oversight

The Board does not have a policy requiring separation of the roles of Chief Executive Officer and Chairman of the Board. Nevertheless, Michael N. Taglich is Chairman of the Board and Peter D. Rettaliata is Acting Chief Executive Officer of the Company.

The Board has determined that a non-employee director serving as Chairman is in the best interests of our stockholders at this time. This structure ensures a greater role of non-employee Directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.

The Board of Directors as a whole is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk-management issues. Members of the Company’s senior management team regularly report to the full Board about their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or one of its committees.

Board Independence

Our Board of Directors has determined that Robert Schroeder, Seymour G. Siegel, David Buonanno and Michael Brand are “independent directors” within the meaning of NYSE MKT Rule 803A(2).

Director Compensation

Non-employee Directors are entitled to receive compensation for serving as directors and may receive option grants from our company. Each Director also is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his duties as a Director. The compensation committee will assist the directors in reviewing and approving the compensation structure for our directors.

The following table sets forth certain information regarding the compensation paid to, earned by or accrued for, our directors during the fiscal year ended December 31, 2016.

DIRECTOR COMPENSATION
	Fees Earned	Stock		Non-Equity Incentive Plan	Non-Qualified Deferred	All Other
	or Paid in	Awards	Option	Compensation	Compensation	Compensation
Name	Cash ($)	($)	Awards ($)	($)	Earnings ($)	($)	Total ($)

Michael N. Taglich	$57,500	-	$1,276	-	-	-	$58,776
Robert F. Taglich	$57,500	-	$1,276	-	-	-	$58,776
Robert Schroeder	$30,999	-	$1,276	-	-	-	$32,275
David Buonanno	$31,607	-	$1,276	-	-	-	$32,883
Seymour G. Siegel	$44,968	-	$1,276	-	-	-	$46,244
Michael Brand	$30,999	-	$1,276	-	-	-	$32,275
Peter D. Rettaliata	$50,003		$-	-	-	-	$50,003

Board Meetings; Committees and Membership

The Board of Directors held four meetings during the fiscal year ended December 31, 2016 (“fiscal 2016”). During fiscal 2016, each of the directors then in office attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served.

We maintain the following committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee is comprised entirely of directors who are “independent” within the meaning of NYSE MKT Rule 803A(2). Each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. Copies of the committee charters are available on our website at airindustriesgroup.com under the heading “Investor Relations.”

Audit Committee. Messrs. Siegel, Schroeder and Buonanno are members of the Audit Committee. Mr. Siegel serves as Chairman of the Audit Committee and also qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Board has determined that each member of our Audit Committee meets the financial literacy requirements under the Sarbanes-Oxley Act and SEC rules and the independence requirements under NYSE MKT Rule 803A(2).

Our Audit Committee is responsible for preparing reports, statements and charters of audit committees required by the federal securities laws, as well as:

•	overseeing and monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, and our internal accounting and financial controls;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	overseeing and monitoring our independent registered public accounting firm’s qualifications, independence and performance;

•	providing the Board with the results of its monitoring and its recommendations; and

•	providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

Compensation Committee. Our Compensation Committee is composed of Messrs. Siegel, Buonanno and Brand. The Compensation Committee is responsible for:

•	establishing the Company’s general compensation policy, in consultation with the Company’s senior management, and overseeing the development and implementation of compensation programs;

•

reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, and evaluating the performance of the CEO at least annually in light of those goals and objectives and communicating the results of such evaluation to the CEO and the Board, and determining the CEO’s compensation level based on this evaluation, subject to ratification by the independent directors on the Board. In determining the incentive component of CEO compensation, the Committee will consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and such other factors as the Committee may determine to be appropriate;

•	reviewing and approving the compensation of all other executive officers of the Company, such other managers as may be directed by the Board, and the directors of the Company;

•

overseeing the Board’s benefit and equity compensation plans, overseeing the activities of the individuals and committees responsible for administering these plans, and discharging any responsibilities imposed on the Committee by any of these plans;

•

approving issuances under, or any material amendments to, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual’s entering into employment with the Company, will acquire stock or options;

•

in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve related tax objectives;

•	reviewing and approving any severance or similar termination payments proposed to be made to any current or former officer of the Company; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement for the election of directors, if required under the applicable SEC rules.

Nominating Committee. Our Nominating Committee is composed of Messrs. Schroeder, Siegel and Brand. The purpose of the Nominating Committee is to seek and nominate qualified candidates for election or appointment to our Board of Directors. The Nominating Committee will seek candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interests of its stockholders, customers, employees, communities it serves and other affected parties.

A candidate must be willing to regularly attend Committee and Board of Directors meetings, to develop a strong understanding of the Company, its businesses and its requirements, to contribute his or her time and knowledge to the Company and to be prepared to exercise his or her duties with skill and care. In addition, each candidate should have an understanding of all corporate governance concepts and the legal duties of a director of a public company.

Stockholders may contact the Nominating Committee Chairman, the Chairman of the Board or the Corporate Secretary in writing when proposing a nominee. This correspondence should include a detailed description of the proposed nominee’s qualifications and a method to contact that nominee if the Nominating Committee so chooses.

Stockholder Communications

Any stockholder who desires to contact any of our Directors can write to Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, NY 11788 Attention: Stockholder Relations. Your letter should indicate that you are an Air Industries Group stockholder. Depending on the subject matter, our stockholder relations personnel will:

•	forward the communication to the Director(s) to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Code of Ethics

We have adopted a written code of ethics that applies to our principal executive officers, senior financial officers and persons performing similar functions. Upon written request to our corporate secretary, we will provide you with a copy of our code of ethics, without cost.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table shows, for the periods indicated, information regarding the compensation awarded to, earned by or paid to our principal executive officer and our chief accounting officer (our only other executive officer whose compensation exceeded $100,000), for all services rendered in all capacities to our company and its subsidiaries. The individuals listed in the following table are referred to herein collectively as our “named executive officers.”

Executive Compensation Table

						Non-equity	Nonqualified
						Incentive	deferred
				Stock	Option	Plan	compensation	All other
Name and principal Position	Year	Salary	Bonus	awards	awards	Information	earnings	compensation		Total
		($)	($)	($)	($)	($)	($)	($)		($)
Daniel R. Godin (1)	2016	250,000	-	-	-	-	-	$9,600	(3)	$259,600
President and CEO	2015	254,807	125,000	-	-	-	-	9,600	(3)	389,407
Marianne Giglio (2)	2016	126,396	-	-	-	-	-	$4,500	(3)	$130,896
Chief Accounting Officer

(1) Mr. Godin resigned as our President and CEO effective as of March 24, 2017.

(2) Ms. Giglio joined our company on March 7, 2016, became our Chief Accounting Officer on April 22, 2016 and served in that capacity until October 1, 2016.

(3) Represents car allowance.

None of our executive officers or key employees named in the above table has an employment agreement providing for a fixed term of employment. All are employees at will terminable at any time without any severance, other than that payable to employees generally.

Peter D. Rettaliata receives $50,000 per annum for serving as a director of, and consultant to, our company. We have not yet reached agreement on the compensation he is to receive for serving as our Acting President and Chief Executive Officer.

Michael E. Recca receives a salary of $200,000 per annum for serving as our Chief Financial Officer.

Executive Compensation Policies as They Relate to Risk Management

The Compensation Committee and management have considered whether our compensation policies might encourage inappropriate risk taking by the Company’s executive officers and other employees. The Compensation Committee has determined that the current compensation structure aligns the interests of the executive officers with those of the Company without providing rewards for excessive risk taking by awarding a mix of fixed and performance based or discretionary bonuses with the performance based compensation focused on profits as opposed to revenue growth.

During the years ended December 31, 2016 and 2015, less than 1% of the total compensation paid to employees was paid in performance-based compensation, including commissions and bonuses.

Equity Awards – 2016

We did not grant any equity awards in the form of shares to any of the named Executive Officers during 2016 and consequently have omitted the table which would have described such awards.

Outstanding Equity Awards at 2016 Year-End

The following table shows certain information regarding outstanding equity awards held by our named Executive Officers as of December 31, 2016.

Option Awards					Stock Awards
Equity Incentive
	Number of	Number of			Plan Awards:	Equity Incentive Plan
	Securities	Securities			Number of	Awards: Market or
	Underlying	Underlying			Unearned Shares,	Payout Value of
	Unexercised	Unexercised	Option	Option	Units or Other	Unearned Shares,
	Options (#)	Options (#)	Exercise	Expiration	Rights That Have	Units or Other Rights
Name	Exercisable	Unexercisable	Price ($)	Date	Not Vested (#)	That Have Not Vested

Daniel R. Godin	120,000	-	$10.12	11/30/2021	-	-
Marianne Giglio	-	-	-	-	-	-

Equity Incentive Plans

We have three equity incentive plans, the 2016 Equity Incentive Plan (“the “2016 Plan”), which our Board of Directors adopted in June 2016 and our stockholders approved on November 30, 2016, the 2015 Equity Incentive Plan (the “2015 Plan”), which our Board of Directors adopted in March 2015 and our stockholders approved in June 2015, and the 2013 Equity Incentive Plan (the “2013 Plan”), which our Board of Directors adopted in May 2013 and our stockholders approved in July 2013. The Plans are virtually identical, except that the 2016 Plan and the 2015 Plan authorized the issuance of 350,000 shares of common stock and the 2013 Plan authorized the issuance of 600,000 shares. As of December 31, 2016, options to purchase 138,000 shares have been granted and remain outstanding under the 2015 Plan, and 212,000 shares remained available for grant, and options to purchase 564,342 shares remain outstanding and no shares remained available for issuance under the 2013 Plan. No stock awards have been made or options granted under the 2016 Plan. The Plans permit the Company to grant stock awards and non-qualified and incentive stock options to employees, directors and consultants. The Plans are administered by the Compensation Committee of the Board and each has a term of ten years from the date it was adopted by the Board.

We adopted the Plans to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of our Series A Preferred Stock and our common stock as of June 15, 2017, by (i) each person known by us to own beneficially more than 5% of our outstanding Series A Preferred Stock or common stock, (ii) each of our directors, (iii) our chief executive officer, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. As of June 15, 2017 we had outstanding 1,294,441 shares of our Series A Preferred Stock and of 7,650,165 shares of our common stock. Each share of Series A Preferred Stock is convertible into 2.0325 shares of common stock (at the current conversion price of $4.92) and holders of Series A Preferred Stock vote together with holders of common stock as a single class, except on certain matters specified in the Certificate of Designation authorizing the issuance of the Series A Preferred Stock and as required under applicable law. Holders of Series A Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock owned of record by such shareholder could have been converted on June 15, 2017 (2.0325 times the number of shares of Series A Preferred Stock owned of record) and each share of common stock entitled to one vote. Except as stated in the table, the address of the holder is c/o our company, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788.

	Number of Shares				Percent of Class
Name	Series A Preferred		Common		Series A Preferred	Common
Directors and Executive Officers:

Michael N. Taglich	298,968		2,561,472	(1)	23.10%	26.08%
Robert F. Taglich	105,696	(2)	1,706,573	(3)	8.17%	19.07%
Peter D. Rettaliata	0		67,035	(4)	-	*
Seymour G. Siegel	0		19,039	(5)	-	*
David Buonanno	2,797		26,550	(6)	*	*
Robert Schroeder	0		142,212	(7)	-	1.84%
Michael Brand	0		15,250	(8)	-	*
Daniel Godin	0		0	(9)	-	-

All Directors and Executive Officers as a group (8 persons)	407,461		4,225,680	(10)	31.48%	38.43%

 ___

* Less than 1%

(1) Includes 30,736 shares owned by Taglich Brothers and other entities controlled by Mr. Taglich, 607,652 shares he may acquire upon conversion of the Series A Preferred Stock, 727,340 shares he may acquire upon conversion of 8% Notes (including 144,281 shares that may be acquired by Taglich Brothers upon conversion of 8% Notes), 393,572 shares he may acquire upon conversion of May 2018 Notes (including 82,642 shares which may be acquired by a partnership of which he is a partner), 426,435 shares he may acquire upon exercise of warrants (including 17,385 shares which may be acquired by Taglich Brothers and 24,792 shares which may be acquired by a partnership of which he is a partner) and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(2) Includes 6,478 shares owned as custodian for his children.

(3) Includes 30,736 shares owned by Taglich Brothers and other entities controlled by Mr. Taglich, 214,827 shares he may acquire upon conversion of the Series A Preferred Stock (13,646 of which are owned as custodian for his children), 371,698 shares he may acquire upon conversion of 8% Notes (including 144,281 shares that may be acquired by Taglich Brothers upon conversion of 8% Notes), 393,572 shares he may acquire upon conversion of May 2018 Notes (including 82,642 shares which may be acquired by a partnership of which he is a partner), 302,587 shares he may acquire upon exercise of warrants (including 17,385 shares which may be acquired by Taglich Brothers, 24,792 shares which may be acquired by a partnership of which he is a partner and 2,436 shares which may be acquired as custodian for his children) and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(4) Includes 64,216 shares he may acquire upon exercise of options exercisable within 60 days.

(5) Includes 15,250 shares he may acquire upon exercise of options exercisable within 60 days.

(6) Includes 5,684 shares he may acquire upon conversion of Series A Preferred Stock, 1,016 shares he may acquire upon exercise of warrants and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(7) Includes 75,283 shares he may acquire upon exercise of warrants and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(8) Represents shares he may acquire upon exercise of options exercisable within 60 days.

(9) Mr. Godin resigned as President and CEO effective March 24, 2017. Options to purchase 100,000 shares of common stock expired unexercised as of that date.

(10) Includes 828,163 shares that may be acquired upon conversion of Series A Preferred Stock, 954,757 shares that may be acquired upon conversion of 8% Notes, 393,572 shares that may be acquired upon conversion of May 2018 Notes, 763,144 shares that may be acquired upon exercise of warrants and 272,492 shares that may be acquired upon exercise of options, in each case exercisable within 60 days.

Beneficial Ownership of Common Stock After the Offering and Related Transactions

Upon completion of the offering of 5,200,000 shares of common stock at an assumed offering price of $2.50 per share, the redemption of 110,522 PIK Shares (which does not include 31,777 PIK Shares beneficially owned by Michael N. Taglich and 13,369 PIK Shares beneficially owned by Robert F. Taglich) and the May 2018 Notes and the automatic conversion of the remaining 1,183,919 shares of Series A Preferred Stock into 4,735,676 shares of common stock at an assumed conversion price of $2.50 per share, we will have outstanding 17,585,541 shares of common stock. Assuming none of our directors, executive officers or holders of more than 5% of our common stock purchase shares in the offering, upon completion of the offering and the related transactions, described above, the number and percent of the outstanding shares of common stock beneficially owned by them will be as follows:

	Number of Shares				Percent of Class
Directors and Executive Officers:	Before	(1)	After		Before	After

Michael N. Taglich	2,561,472		2,756,130	(2)	26.08%	14.69%
Robert F. Taglich	1,706,573		1,520,958	(3)	19.07%	8.32%
Peter D. Rettaliata	67,035(4)		67,035	(4)	*	*
Seymour G. Siegel	19,039(5)		19,039	(5)	*	*
David Buonanno	26,550		36,886	(6)	*	*
Robert Schroeder	142,212(7)		142,212	(7)	1.84%	*
Michael Brand	15,250(8)		15,250	(8)	*	*
Daniel Godin	0(9)		0	(9)	-	-

All Directors and Executive Officers as a group (8 persons)	4,255,680		4,357,701	(10)	38.43%	22.37%

___

* Less than 1%

(1)  See Notes to Securities Ownership table.

(2)  Includes 30,736 shares owned by Taglich Brothers and other entities controlled by Mr. Taglich, 727,340 shares he may acquire upon conversion of 8% Notes (including 144,281 shares that may be acquired by Taglich Brothers upon conversion of 8% Notes), 426,435 shares he may acquire upon exercise of warrants (including 17,385 shares which may be acquired by Taglich Brothers and 24,792 shares which may be acquired by a partnership of which he is a partner) and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(3)  Includes 30,736 shares owned by Taglich Brothers and other entities controlled by Mr. Taglich, 25,912 shares owned by custodial accounts for the benefit of his children under the NY UGMA, 371,698 shares he may acquire upon conversion of 8% Notes (including 144,281 shares that may be acquired by Taglich Brothers upon conversion of 8% Notes), 302,587 shares he may acquire upon exercise of warrants (including 17,385 shares which may be acquired by Taglich Brothers, 24,792 shares which may be acquired by a partnership of which he is a partner and 2,436 shares which may be acquired as custodian for his children) and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(4)  Includes 64,216 shares he may acquire upon exercise of options exercisable within 60 days.

(5)  Includes 15,250 shares he may acquire upon exercise of options exercisable within 60 days.

(6)  Includes 1,016 shares he may acquire upon exercise of warrants and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(7)  Includes 75,283 shares he may acquire upon exercise of warrants and 15,250 shares he may acquire upon exercise of options, in each case exercisable within 60 days.

(8)  Represents shares he may acquire upon exercise of options exercisable within 60 days.

(9)  Mr. Godin resigned as President and CEO effective March 24, 2017. Options to purchase 100,000 shares of common stock expired unexercised as of that date.

(10)  Includes 954,757 shares that may be acquired upon conversion of 8% Notes, 763,144 shares that may be acquired upon exercise of warrants and 272,492 shares that may be acquired upon exercise of options, in each case exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policy Concerning Transactions with Related Persons

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our Directors or Executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

Transactions with Related Persons

The following includes a summary of transactions since January 1, 2014, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

From time to time when needed, we have borrowed funds from Michael Taglich and Robert F. Taglich, directors and principal stockholders of our company, as discussed below. In addition, as discussed below, Taglich Brothers, of which Michael Taglich and Robert F. Taglich are the principals, has acted as placement agent for offerings of our securities and provided us with other investment banking and advisory services.

Approximately 19.37% of the net cash proceeds of this offering will be used to repay indebtedness to Michael N. Taglich, Robert F. Taglich and a related party. See “Use of Proceeds.”

On January 1, 2014, we entered into a Capital Market Advisory Agreement with Taglich Brothers pursuant to which Taglich Brothers provided us, on a non-exclusive basis, business advisory services for a monthly fee of $7,000 and a warrant to purchase 10,000 shares of our common stock at an exercise price of $8.72 per share. This agreement renewed annually until terminated in October 2016. We paid Taglich Brothers $1,500 per month for posting its research reports on our company on its website pursuant to a research distribution agreement, or a total of $18,000 for each of 2014 and 2015 and $9,000 for 2016.

In connection with our public offering of 1,170,000 shares of common stock completed on June 3, 2014, we paid Taglich Brothers, which acted as placement agent for the offering, $842,400, representing 8% of the gross proceeds of the offering as a sales commission, plus an additional $75,000 in reimbursement of counsel fees. In addition, we granted Taglich Brothers placement agent warrants to purchase 46,800 shares of common stock, representing 4% of the shares sold in the offering as additional compensation. The warrants are exercisable for cash or on a cashless basis at a per share exercise price equal to $11.25, commencing May 29, 2015 and expiring May 28, 2019.

On September 8, 2015, we borrowed $350,000 from Michael N. Taglich and issued our promissory note in the principal amount of $350,000 to evidence our obligation to repay that indebtedness. The note bore interest at the rate of 4% per annum and was payable on September 7, 2016.

On April 8, 2016, we borrowed $350,000 from each of Michael N. Taglich and Robert F. Taglich and issued our promissory notes in the principal amount of $350,000 to evidence our obligation to repay that indebtedness. The notes bore interest at the rate of 7% per annum and were payable on June 30, 2016, or earlier upon our receipt of proceeds from the sale of our equity securities in the aggregate amount of $1,000,000.

On May 6, 2016, we borrowed $400,000 from Michael N. Taglich and $300,000 from Robert F. Taglich and issued our promissory notes in the principal amount of $400,000 to Michael N. Taglich and $300,000 to Robert F. Taglich to evidence our obligation to repay that indebtedness. The notes bore interest at the rate of 7% per annum and were payable on June 30, 2016, or earlier upon our receipt of proceeds from the sale of our equity securities in the aggregate amount of $2,000,000.

On May 26, 2016, we issued 110,000 shares of our Series A Preferred Stock to Michael N. Taglich and 65,000 shares of our Series A Preferred Stock to Robert F. Taglich, with a stated value of $10.00 per share, upon exchange of the aforementioned promissory notes in connection with the private placement of 700,000 shares of our Series A Preferred Stock, for which Taglich Brothers acted as co-placement agent.

As compensation for its services as co-placement agent for the private placement of our Series A Preferred Stock completed in June 2016, we paid Taglich Brothers a fee of $326,000 and issued to Taglich Brothers five-year warrants to purchase 56,910 shares of common stock at an initial exercise price of $6.15, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations.

In August 2016, we borrowed a total of $1,500,000 from Michael N. Taglich and issued two promissory notes to Michael N. Taglich in principal amounts of $500,000 and $1,000,000 to evidence our obligation to repay that indebtedness.  The notes bore interest at the rate of 7% per annum.  The principal and interest were payable on December 31, 2016, or earlier upon our receipt of proceeds from the sale of our equity securities in the aggregate amount of $2,000,000.

On August 19, 2016, we issued to Michael N. Taglich our 12% Subordinated Convertible Note due December 31, 2017 in the principal amount of $1,520,713, together with warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of promissory notes in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,713. In addition, we issued to Robert F. Taglich our 12% Subordinated Convertible Note due December 31, 2017 in the principal amount of $4,373, together with warrants to purchase 177 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock. On November 30, 2017, upon the automatic conversion of the 12% Notes, we issued 157,191 shares of Series A Preferred Stock to Michael N. Taglich and 21,125 shares of Series A Preferred Stock to Robert F. Taglich.

As compensation for its services as placement agent for the private placement in August 2016 of our 12% Notes, we paid Taglich Brothers a fee of $295,400 and issued to Taglich Brothers five-year warrants to purchase 68,617 shares of common stock at an initial exercise price of $6.15, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until July 31, 2021 and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

On November 23, 2016, we issued and sold to Michael N. Taglich and Robert F. Taglich our 8% Subordinated Convertible Notes due November 30, 2018 (the “2018 Notes’) in the principal amounts of $1,000,000 and $100,000, respectively, together with five-year warrants to purchase 88,889 and 8,889 shares of common stock, respectively, for a purchase price of $1,000,000 and $100,000, respectively. The 2018 Notes have a conversion price of $2.25 per share and the warrants have an exercise price of $3.00 per share. The conversion price of the 2018 Notes and the exercise price of the warrants, as well as the number of shares issuable upon conversion of the 2018 Notes and the exercise of the warrants, are subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until November 30, 2021 and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in November 2016 of the 2018 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2018 Notes in the principal amount of $112,000. We also issued to Taglich Brothers a five-year warrant to purchase 62,222 shares of common stock. The warrants may be exercised until November 30, 2021, have an exercise price of $3.00, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

On December 22, 2016, we issued and sold to Michael N. Taglich and Robert F. Taglich 2018 Notes in the principal amounts of $300,000 and $200,000, respectively, together with warrants to purchase 22,815 shares and 15,209 shares, respectively, of common stock for a purchase price of $300,000 and $200,000, respectively. The outstanding principal amount plus accrued interest on the 2018 Notes are convertible at the option of the holder into shares of common stock at an initial conversion price of $2.63, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until November 30, 2021 and have an exercise price of $3.00 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in December 2016 of the 2018 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2018 Notes in the principal amount of $94,000. We also issued to Taglich Brothers five-year placement agent warrants to purchase 44,677 shares of common stock at an exercise price pf $3.00 per share and having the same terms as the warrants issued to purchasers of the 2018 Notes in the December 2016 private placement.

On February 7, 2017, we issued and sold to Robert F. Taglich our 8% Subordinated Convertible Notes due January 31, 2019 in the principal amount of $250,000 (one of a series of our 8% Subordinated Convertible Notes due January 31, 2019, hereinafter referred to as the “2019 Notes”), together with a five year warrant to purchase 19,230 shares of common stock for a purchase price of $250,000. The 2019 Note issued to Robert F. Taglich has a conversion price of $3.71 per share, and the warrant issued to Robert F. Taglich has an exercise price of $3.71 per share. The conversion price of the 2019 Notes and the exercise price of the warrants, as well as the number of shares issuable upon conversion of the 2019 Notes and the exercise of the warrants, are subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until January 31, 2022 and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in February 2017 of the 2019 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2019 Notes in the principal amount of $80,000 (of which a 2019 Note in the principal amount of $20,000 has a conversion price of $3.71 per share and a 2019 Note in the principal amount of $60,000 has a conversion price of $4.45 per share). We also issued to Taglich Brothers five-year placement agent warrants to purchase 29,816 shares of common stock at an exercise price of $4.45 per share having the same terms as the warrants issued to purchasers of the 2019 Notes in the February 2019 private placement.

On March 8, 2017, we issued and sold to Robert F. Taglich a 2019 Note in the principal amount of $100,000, together with a five year warrant to purchase 7,692 shares of common stock for a purchase price $100,000. The 2019 Note issued to Robert F. Taglich has a conversion price of $3.30 per share, and the warrant issued to Robert F. Taglich has an exercise price of $3.30 per share. The conversion price of the 2019 Notes and the exercise price of the warrants, as well as the number of shares issuable upon conversion of the 2019 Notes and the exercise of the warrants, are subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until January 31, 2022 and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in March 2017 of the 2019 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2019 Notes in the principal amount of $96,000 (of which a 2019 Note in the principal amount of $44,400 has a conversion price of $3.30 per share, a 2019 Note in the principal amount of $43,600 has a conversion price of $3.78 per share and a 2019 Note in the principal amount of $8,000 has a conversion price of $3.25 per share) and five-year warrants to purchase a total of 7,386 shares of common stock (of which warrants to purchase 3,416 shares have an exercise price of $3.30 per share, warrants to purchase 3,354 shares have an exercise price of $3.78 and warrants to purchase 616 shares have an exercise price of $4.00). We also issued to Taglich Brothers placement agent warrants to purchase a total of 36,877 shares of common stock, of which warrants to purchase 17,030 shares have an exercise price of $3.30 per share, warrants to purchase 16,770 shares have an exercise price of $3.78 and warrants to purchase 3,077 shares have an exercise price of $4.00, and having the same terms as the warrants issued to purchasers of the 2019 Notes in the March 2019 private placement.

On March 17, 2017, we borrowed $200,000 and $300,000 from each of Michael N. Taglich and Robert F. Taglich, respectively, directors and principal stockholders of our company, and issued our promissory notes in the principal amounts of $200,000 and $300,000 to Michael N. Taglich and Robert F. Taglich, respectively, to evidence our obligation to repay that indebtedness. The notes bear interest at the rate of 7% per annum and are payable on September 17, 2017. Michael N. and Robert F. Taglich have the option to convert the unpaid principal amount and accrued interest on the promissory notes into shares of common stock or other securities of our company which we may offer and sell in this offering, or any other public or private financing (each a “Financing”), on the same terms and conditions as are offered to purchasers in such Financing, or, if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which option they must exercise by notice to us within three business days following the completion of such Financing. Upon completion of this offering or any other Financing, upon notice to Michael N. and Robert F. Taglich, we have the right to convert the unpaid principal amount of those promissory notes and accrued interest thereon into shares of common stock or other of our securities sold in the Financing on the same terms and conditions as are offered to purchasers in the Financing, or if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which right we must exercise within three business days following the completion of such Financing.

On May 2, 2017, we borrowed $500,000 from each of Michael N. Taglich and Robert F. Taglich, and on May 10, 2017 we borrowed an additional $250,000 from each of Michael N. Taglich and Robert F. Taglich (collectively, the “Taglich Loans”). The Taglich Loans were exchanged for May 2018 Notes in the same principal amount of indebtedness.

On May 12, 2017 each of Michael N. Taglich and Robert F. Taglich acquired $774,217 principal amount of our May 2018 Notes, together with warrants to purchase 93,279 shares of our common stock, in consideration for the cancellation of the indebtedness related to the Taglich Loans. For a discussion of the terms of the May 2018 Notes, see the section of this prospectus captioned “Description of Capital Stock – May 2018 Notes”. On May 19, 2017, a partnership of which Michael N. Taglich and Robert F. Taglich are partners, acquired $205,780 principal amount of May 2018 Notes and warrants to purchase 24,792 shares of our common stock for a purchase price of $199,786. The warrants are exercisable at an initial exercise price of $2.49 per share until May 12, 2022, and may be exercised on a cashless basis for a lesser number of shares based upon prevailing market prices when exercised. The exercise price of the warrants is subject to anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as recapitalizations, mergers and other business combination transactions. In addition, the exercise price of the warrants will be reset (x) to the public offering price of the shares of common stock sold in this offering, if lower than the exercise price then in effect, or (y) the Weighted Average Price (as defined in the May 2018 Notes) of the common stock on the first date on which none of the May 2018 Notes are outstanding, if lower than the exercise price then in effect, whichever event first occurs. We have agreed to pay Taglich Brothers $176,155 in sales commissions in connection with the May 2018 Note financing.

Upon completion of this offering, 31,777 PIK Shares beneficially owned by Michael N. Taglich and 13,369 shares beneficially owned by Robert F. Taglich, principal partners of Taglich Brothers and principal stockholders and directors of our company, will not be redeemed with the other PIK Shares, but will be automatically converted into shares of common stock at a conversion price equal to the public offering price of the shares sold in this offering.

Taglich Brothers or its affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

The foregoing transactions were reviewed and approved by the Audit Committee or our Board of Directors. We believe that the terms of each transaction were not less favorable to us than those terms that could be obtained from an unaffiliated third party.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share, of which, as of June 15, 2017, 7,650,165 shares are issued and outstanding, and 3,000,000 shares of preferred stock, including 2,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), of which 1,294,441 shares of Series A Preferred Stock are issued and outstanding. Upon completion of this offering at an assumed offering price of $2.50 per share, after giving effect to the redemption of 110,522 PIK Shares and the automatic conversion of the remaining 1,183,919 Series A Preferred Stock into 4,735,676 shares of common stock at an assumed conversion price of $2.50 per share, we will have outstanding no shares of preferred stock of any series and 17,585,841 shares of our common stock, assuming 5,200,000 shares of common stock are issued in this offering and assuming no exercise of the underwriters’ over-allotment option, or 18,365,841 shares of our common stock, assuming 5,980,000 shares of common stock are issued in this offering and the underwriters’ over-allotment option is exercised in full.

The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or our preferred stock.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of directors. Holders our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors will be able to elect all of the directors. A vote by the holders of a majority of our outstanding shares of common stock will be required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of our common stock will be entitled to share equally in our assets.

Holders of our common stock do not have pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors, out of funds legally available therefor.

All shares of our common stock offered hereby will, when issued, be fully paid and non-assessable, including shares of common stock issued on the conversion of preferred stock, the exercise of common stock warrants or subscription rights, if any.

Preferred Stock

Our Articles of Incorporation gives our Board of Directors authority to issue shares of “blank check” preferred stock from time to time in one or more series, pursuant to resolutions adopted by the Board in accordance with Section 78.196 of the Nevada Revised Statutes, each having the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued series of preferred stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding, without the delay attendant to obtaining stockholder approval for such issuance.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada for that series. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of a corporation’s outstanding voting stock.

We may issue preferred stock to effect a business combination, to raise capital or for other reasons. In addition, preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company.

Upon completion of this offering and the redemption of PIK Shares and the automatic conversion of the remaining shares of Series A Preferred Stock, we will have 3,000,000 authorized shares of preferred stock, none of which will be outstanding. Our board of directors has no intention at the present time to create any additional series of preferred stock and upon completion of this offering we will file a Statement of Withdrawal of Certificate of Designation with the Office of the Secretary of State of Nevada withdrawing the designation of the Series A Preferred Stock, which will upon such filing cease to exist. The issuance of any new series of preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders and may adversely affect the voting and/or other rights of the holders of common stock or any other securities we may issue in the future. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Series A Convertible Preferred Stock

The following summary of the powers, preferences, rights, qualifications and limitations of the Series A Preferred Stock is qualified in its entirety by the certificate of designation authorizing the issuance of the Series A Preferred Stock as filed with the Office of the Secretary of State of Nevada incorporated as an exhibit to the Registration Statement of which this prospectus is a part.

As of June 15, 2017, we had outstanding 1,294,441 shares of Series A Preferred Stock.

Dividends on the Series A Preferred Stock (the “Preferred Shares”) are payable on a cumulative basis at an annual rate of 12% of the Stated Value of $10.00 per share for quarterly dividend periods ending on or before May 26, 2017, and thereafter at the annual rate of 16% of the Stated Value per share. Dividends are payable on the fifteenth day of March, June, September and December of each year, commencing on September 15, 2016. We may pay dividends in cash, if permitted at the time under our Loan Facility, or in additional Preferred Shares (“PIK Shares”). If we fail to pay a quarterly dividend in respect of any dividend period ending on or before May 26, 2018 at an annual rate of at least 8% of the Stated Value per share in cash, in addition to issuing a sufficient number of PIK Shares so that the sum of the cash dividends and PIK Shares paid equals 12% per annum we will issue PIK Shares in an amount equal to the product of the proportion of the cash dividend not paid times 3% per annum. Thus, if no cash is paid in respect of a dividend due on or before May 26, 2018, in respect of that dividend period we will issue PIK Shares at the rate of 15% per annum of the Stated Value per share. Due to restrictions in the Loan Facility and liquidity concerns, since the original issuance of the Series A Preferred Stock commencing in May 2016, we have issued PIK Shares in lieu of payment of cash dividends on each dividend payment date at the rate of 15% per annum of the stated value per share. Commencing with the dividend payment due on June 15, 2018, if we fail to pay in respect of any dividend period a dividend at an annual rate of at least 10% of the Stated Value per share in cash, in addition to paying a sufficient number of PIK Shares so that the sum of the cash dividends and PIK Shares paid equals 16% per annum, we will issue PIK Shares in in an amount equal to the product of the proportion of the cash dividend not paid times 3% per annum. Thus, if no cash is paid in respect of a dividend due commencing with the dividend payable on June 15, 2018, we will issue PIK Shares at the annual rate of 19% per annum of the Stated Value per share. If we pay any portion of the dividends payable during any dividend period in PIK Shares, we will not be permitted to declare or pay any cash dividends on our common stock during that dividend period.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Preferred Shares are entitled to be paid out of our assets legally available for distribution to stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $10.00 per Preferred Share, plus an amount equal to accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights.

Holders of Series A Preferred Stock may elect at any time to convert their Preferred Shares into shares of common stock at the conversion rate of 2.0325 shares of common stock for each Preferred Share (equivalent to an initial conversion price of approximately $4.92 per share of common stock.  The conversion rate and the corresponding conversion price are subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the common stock and in the event of certain fundamental transactions such as mergers and other business combinations.

We may at our option, at any time and from time to time after the market price of a share of common stock is in excess of $9.84 for 30 consecutive trading days, cause all of the Preferred Shares to be converted into shares of common stock at the then-prevailing conversion rate, subject to the certain conditions set forth in the certificate of designation.

Commencing May 26, 2018, we may redeem all of the Preferred Shares for a redemption price of $10.00, plus accrued and unpaid dividends.

Holders of Preferred Shares vote on an as-converted basis, together with holders of common stock, as a single class, on the election of directors and all other matters presented to stockholders, except for matters as to which under applicable law and the certificate of designation a class vote of the holders of the Series A Preferred Stock is required. The Certificate of Designation provides that the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock is required to (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock, (c) increase the number of authorized shares of Series A Preferred Stock, unless such increase is necessary to issue PIK Shares, (d) authorize a new series of preferred stock with dividend, liquidation or redemption rights senior or pari passu to the Series A Preferred Stock or (e) enter into any agreement with respect to any of the foregoing.

In May 2017, we obtained the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock to amend the Certificate of Designation to provide for the redemption of the outstanding PIK Shares (other than PIK Shares beneficially owned by Michael N. Taglich and Robert F. Taglich) and the automatic conversion of the remaining shares of Series A Preferred Stock upon consummation of this offering. We will file the amendment with the Secretary of State of Nevada prior to the pricing of this offering.

Upon completion of this offering and the redemption of PIK Shares and the automatic conversion of the remaining shares of Series A Preferred Stock, we will have 3,000,000 authorized shares of preferred stock, none of which will be outstanding.

8% Subordinated Convertible Notes

In November 2016 we issued our 8% Subordinated Convertible Notes due November 30, 2018 (the “2018 Notes”) in the original aggregate principal amount of $1,512,000 (the “First Tranche of 2018 Notes”), including First Tranche of 2018 Notes in the principal amount of $112,000 issued to Taglich Brothers in lieu of cash payment of sales commissions for the private placement of the First Tranche of 2018 Notes, and in December 2016 we issued our 8% Notes in the original aggregate principal amount of $1,269,000 (the “Second Tranche of 2018 Notes”), including Second Tranche of 2018 Notes in the principal amount of $94,000 issued to Taglich Brothers in lieu of cash payment of sales commissions for the private placement of the Second Tranche of 2018 Notes. Except as set forth below, the terms of the First Tranche of 2018 Notes and the Second Tranche of 2018 Notes are the same. Payment of the principal and accrued interest on the 8% Notes is junior and subordinate in right of payment to our indebtedness under the Loan Facility. All of our 8% Notes will remain outstanding following this offering.

Interest on the 2018 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or if we are prohibited by applicable law or PNC, our principal lender under our Loan Facility, from paying interest in cash, or we otherwise elect to do so, we may pay accrued interest on the First Tranche of 2018 Notes by the issuance of additional 2018 Notes having the same terms as the First Tranche of 2018 Notes, and in the case of the Second Tranche of 2018 Notes, by issuing additional 2018 Notes having the same terms as the Second Tranche of 2018 Notes (2018 Notes issued in lieu of the cash payment of accrued interest is hereinafter referred to as “2018 PIK Notes”), except that if accrued interest for any quarterly interest period on the Second Tranche of 2018 Notes (including the 2018 PIK Notes issued in lieu of cash payment of accrued interest thereon) is paid in additional Second Tranche of 2018 PIK Notes interest for that quarterly interest payment is calculated at the rate of twelve percent (12%) per annum. Upon the occurrence and continuation of an event of default, interest on the 2018 Notes will accrue at the rate of 12% per annum.

In February and March of 2017, we issued our 8% Subordinated Convertible Notes due January 31, 2019 (the “2019 Notes”) in the original aggregate principal amount of $2,376,000, including 2019 Notes in the aggregate principal amount of $176,000 issued to Taglich Brothers in lieu of cash payment of sales commissions for the private placements of the 2019 Notes in February and March of 2017.

Interest on the 2019 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing May 31, 2017, in cash, or if we are prohibited by applicable law or PNC, our principal lender under our Loan Facility, from paying interest in cash, or we otherwise elect to do so, we may pay accrued interest, in additional 2019 Notes, provided that if accrued interest is paid in additional 2019 Notes, interest for that quarterly interest payment is calculated at the rate of 12% per annum. Upon the occurrence and continuation of an event of default, interest will accrue at the rate of 12% per annum.

Since covenant defaults under our Loan Facility have prohibited us from paying accrued interest in cash on our 8% Notes, we have paid accrued interest on the 8% Notes through the issuance of additional 8% Notes. If and when the Loan Facility is no longer in default, we will no longer be restricted from paying cash interest on the 8% Notes.

On February 28, 2017, we issued 2018 PIK Notes in the principal amount of $32,477 in respect of the First Tranche of 2018 Notes and in the principal amount of $23,908 in respect of the Second Tranche of 2018 Notes in lieu of cash payment of accrued interest for the interest period then ended.

On May 31, 2017, we issued 2018 PIK Notes in the principal amount of $30,489 in respect of the First Tranche of 2018 Notes and in the principal amount of $38,383 in respect of the Second Tranche of 2018 Notes in lieu of cash payment of accrued interest for the interest period then ended, and we issued 2019 PIK Notes in the principal amount of $72,285 in lieu of cash payment of accrued interest on the 2019 Notes for the interest period then ended.

As of May 31, 2017, we had outstanding $5,359,420 principal amount of our 8% Notes, including $1,574,965 principal amount of First Tranche of 2018 Notes, $1,336,170 principal amount of Second Tranche of 2018 Notes and $2,448,285 principal amount of 2019 Notes.

The outstanding principal amount plus accrued interest on the 8% Notes is convertible at the option of the holder into shares of common stock at conversion prices ranging from $2.25 to $4.45, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations.

May 2018 Notes

As of May 31, 2017, we had outstanding $4,158,624 principal amount of May 2018 Notes. The principal amount of each May 2018 Note will be increased by 2% for each 30 days it remains outstanding commencing August 1, 2017. Upon the occurrence of, and during the continuance of an Event of Default (as defined in the May 2018 Notes), the May 2018 Notes will accrue late interest at the rate of 10% per annum. Payment of the principal and accrued interest, if any, on the May 2018 Notes is junior and subordinate in right of payment to our indebtedness under the Loan Facility.

The principal amount, together with accrued interest, if any (together, the “Conversion Amount”), of the May 2018 Notes are convertible into shares of our common stock until November 12, 2017 at an initial conversion price of $2.49 per share, subject to anti-dilution and other adjustments for stock splits and certain fundamental transactions, including recapitalizations, mergers and other business combination transactions (the “Fixed Conversion Price”), and thereafter at the lower of the Fixed Conversion Price and 75% of the five (5) Weighted Average Prices (as defined in the May 2018 Notes) of the common stock during the five consecutive trading day period ending on the trading immediately preceding the day of a request by the holder for conversion of the May 2018 Note. We have the right to redeem all, or a portion of (on a pro rata basis), the May 2018 Notes upon written notice to the holders not less than three trading days prior to the applicable redemption date. Subject to the subordination provisions of the May 2018 Notes, holders of the May 2018 Notes have the right to request the redemption of their May 2018 Notes at any time, and following an Event of Default or in advance of a Change of Control (as defined in the May 2018 Notes).

A portion of the net proceeds of this offering will be used to redeem the May 2018 Notes.

Warrants

As of May 31, 2017, we had outstanding warrants to purchase a total of 1,588,115 shares of common stock. The exercise price of the warrants ranges from $2.49 to $11.25 per share (including 501,039 shares issuable upon the exercise of warrants having an exercise price of $2.49 per share), subject to adjustment for stock splits and certain fundamental transactions, including recapitalizations, mergers and other business combination transactions. The warrants may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. The warrants have a weighted average exercise price of $4.05 per share and expiration dates ranging from July 2017 to May 12, 2022.

Stock Options

At May 31, 2017, we had outstanding options to purchase a total of 516,342 shares of common stock, exercisable at prices ranging from $4.50 to $11.73 per share, with a weighted average exercise price of $6.29 per share and expiration dates ranging from July 2018 to April 2021.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, including, but not limited to the following:

●	Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of the Board, President, or a majority of the Board.

●	Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

●	Our Articles of Incorporation do not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares could be able to ensure the election of one or more directors.

These and other provisions contained in our Articles of Incorporation and Bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

See “Where You Can Find Additional Information About Us” elsewhere in this prospectus for information on where you can obtain copies of our Articles of Incorporation and our Bylaws, which have been filed with and are publicly available from the SEC.

Limitations on Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Article 9 of our Articles of Incorporation (“Limitation on Liability”) provides as follows:

“Unless otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his individual capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time. Neither any amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article 10 of our Articles of Incorporation (“Indemnification”) provides as follows:

“Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director or officer of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. The right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is serving at the request of the Corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Any repeal or modification of the above provisions of this Article 10, approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between the above indemnification provisions, and any other Article of the Articles, the terms and provisions of this Article shall control.”

We maintain a director and officer insurance policy on behalf of any person who is or was a director or officer of our company. Under such insurance policy, the directors and officers of our company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Market Information

Our common stock is listed on the NYSE MKT under the ticker symbol “AIRI.”

Holders

As of May 31, 2017 there were 221 stockholders of record of our common stock. The number of record holders does not include persons who held our common stock in nominee or “street name” accounts through brokers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Investor Communication Solutions Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717, and its telephone number is (631) 254-7400.

SHARES AVAILABLE FOR FUTURE SALES

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, the sale of a portion of our shares will be limited after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares of common stock as of May 31, 2017, upon the completion of this offering at an assumed offering price of $2.50 per share and the automatic conversion of the Series A Preferred Stock remaining after the redemption of the PIK Shares at an assumed conversion price of $2.50 per share, 17,585,841 shares of our common stock will be outstanding, assuming 5,200,000 shares of common stock are issued in this offering, and assuming no exercise of the underwriters’ remaining over-allotment option, or 18,365,841 shares of our common stock will be outstanding, assuming 5,980,000 shares of common stock are issued in this offering and the underwriters’ over-allotment option is exercised in full.

Except for shares of our common stock subject to lock-up agreements and shares of common stock issuable upon the automatic conversion of the Series A Preferred Stock upon consummation of this offering, substantially all of our outstanding shares will be freely tradable, except that any shares held by our affiliates (as that term is defined in Rule 144 under the Securities Act), may only be sold in compliance with Rule 144, including the volume limitations described below. The shares issuable upon the automatic conversion of the Series A Preferred Stock may be sold under Rule 144, and all of those shares will have satisfied the one-year holding period requirement of Rule 144 by the end of August 2017. For information concerning the number of shares of common stock beneficially owned by our directors, officers and principal stockholders following completion of this offering, see the section of this prospectus entitled “Security Ownership of Management and Certain Beneficial Owners.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months (including the holding period of any prior owner other than one of our affiliates), would be entitled to sell shares of our common stock, subject to the provisions of Rule 144, including the volume limitations set forth below, provided current public information about us is available, and after owning such shares for at least one year (including the holding period of any prior owner other than one of our affiliates), would be entitled to sell an unlimited number of shares of our common stock without restriction, provided current public information about us is available.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 175,858 shares, or 183,658 shares if the underwriters exercise their over-allotment option in full, immediately following this offering, based on the number of shares of our common stock outstanding as of May 31, 2017; or

●	the average weekly trading volume of our common stock on the NYSE MKT during the four calendar weeks preceding the filing of a Form 144 notice with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and all sales of our securities pursuant to Rule 144 are subject to the availability of current public information about us.

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.” Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our common stock. Our common stock trades on the NYSE MKT under the symbol “AIRI.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to buy up to an additional 780,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus; however, the underwriters may only exercise the option once.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $• per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will receive commissions and discounts of 7.0% of the gross proceeds of this offering, or $0.175 per share of common stock, based on the assumed public offering price per share set forth on the cover page of this prospectus. We have also agreed to issue to the representative warrants to purchase five percent (5%) of the shares of common stock sold in the offering (excluding the underwriters’ over-allotment option) and reimburse the representatives at closing for all of their out of pocket expenses incurred in connection with the offering, including legal fees and expenses, in an amount not to exceed in the aggregate $180,000.

We estimate that our total offering expenses for this offering, net of the underwriting discount, will be approximately $400,000.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the full over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total

	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Assumed Public offering price	$2.50	$$2.50	$12,090,000	$14,950,000
Underwriting discounts and commissions paid by us	$0.175	$$0.175	$910,000	$1,046,500

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Representative’s Warrants

We have agreed to issue to Roth Capital Partners, LLC (and/or its designees) on the closing of the offering warrants (the “Representative’s Warrants”) for the purchase of an aggregate number of shares of common stock, representing five percent (5%) of the shares of common stock issued in the offering (excluding any shares issuable pursuant to the over-allotment option). The Representative’s Warrants will be exercisable, in whole or in part, commencing on a date which is one year after the commencement of sales pursuant to the offering (the “Effective Date”) and expire on the fifth-year anniversary of the Effective Date, and will have an assumed initial exercise price per share of $3.00, which is equal to 120% of the price per share in this offering. Roth Capital Partners, LLC (and/or its designees) will agree not to sell, transfer, assign, pledge or hypothecate the Representative’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than transfers or assignments to (i) an underwriter or a selected dealer in connection with this offering, or (ii) a bona fide officer or partner of the underwriters or selected dealer; and only if any such transferee agrees to the foregoing lockup restrictions.

Lock-Up Agreements

Without the prior written consent of the representative, for a period of 90 days after the date of the underwriting agreement, we have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except (w) for the issuance of the shares of our common stock and the Representative’s Warrants in this offering, (x) the issuance of shares pursuant to our 2013 Equity Incentive Plan, 2015 Equity Incentive Plan or 2016 Equity Incentive Plan, (y) the issuance of shares of our common stock upon the exercise of outstanding options or warrants and the vesting of restricted stock awards or units and (z) the issuance of shares of common stock or any securities convertible into, or exercisable or exchangeable for, common stock, in connection with any merger or acquisition of securities, businesses, property or other assets or strategic investment (including any joint venture, strategic alliance, partnership, equipment leasing arrangement or debt financing) as long as the aggregate number of shares of common stock issued or issuable does not exceed 5% of the number of shares of common stock outstanding immediately after the issuance and sale of the shares of common stock pursuant to this offering and each recipient of any such shares executes and delivers to the representatives on the closing date of such acquisition or strategic investment a lock-up agreement and agrees to be bound by the restrictions contained therein during the lock-up period described therein.

In addition, each of our directors, executive officers and greater than 5% stockholders has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not, for a period of 90 days from the Effective Date, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any of our equity securities (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the Securities and Exchange Commission from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the lock-up period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any of our equity securities, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any of our equity securities, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of the representatives. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors, executive officers and greater than 5% stockholders are subject to certain exceptions for transfers of Beneficially Owned Shares, including transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

This prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)  in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus is not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus are directed at, and this prospectus is only being distributed to, (1) persons who receive this prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

The representatives have agreed that:

(a)  they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)  they have complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Other Relationships

Certain of the underwriters (including the representatives) and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions, including the arrangements discussed in this prospectus. Except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Eaton & Van Winkle LLP, New York, New York.  Eaton & Van Winkle LLP and its partners own in the aggregate 14,028.506 shares of Preferred Stock and 38,040 shares of common stock. The Underwriters have been represented in connection with this offering by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

Rotenberg Meril Solomon Bertiger & Guttilla, P.C, an independent registered public accounting firm, has audited, as set forth in its report thereon appearing elsewhere herein, our consolidated financial statements at December 31, 2016 and 2015 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus in reliance upon the independent registered public accounting firm’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Air Industries Group filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AIR INDUSTRIES GROUP

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Air Industries Group

We have audited the accompanying consolidated balance sheets of Air Industries Group and Subsidiaries (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, among other going concern matters discussed, the Company has suffered a net loss in 2016 and has had negative cash flows from operating activities, and is dependent upon future issuances of equity or other financing to fund ongoing operations, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P. C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P. C.

Saddle Brook, New Jersey

April 19, 2017

AIR INDUSTRIES GROUP

Consolidated Balance Sheets

	December 31,	December 31,
	2016	2015

ASSETS
Current Assets
Cash and Cash Equivalents	$1,304,000	$529,000
Accounts Receivable, Net of Allowance for Doubtful
Accounts of $756,000 and $985,000, respectively	8,050,000	13,662,000
Inventory	39,851,000	36,923,000
Deferred Tax Asset, Net	-	1,725,000
Prepaid Expenses and Other Current Assets	557,000	1,048,000
Prepaid Taxes	409,000	535,000
Assets Held for Sale	6,050,000	1,700,000
Total Current Assets	56,221,000	56,122,000

Property and Equipment, Net	12,219,000	15,299,000
Capitalized Engineering Costs - Net of Accumulated
Amortization of $4,957,000 and $4,595,000, respectively	1,627,000	1,027,000
Deferred Financing Costs, Net, Deposits and Other Assets	1,096,000	1,094,000
Intangible Assets, Net	1,754,000	3,852,000
Deferred Tax Asset, Net	-	338,000
Goodwill	9,883,000	10,518,000

TOTAL ASSETS	$82,800,000	$88,250,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes Payable and Capitalized Lease Obligations - Current Portion	$33,999,000	$40,895,000
Accounts Payable and Accrued Expenses	16,160,000	12,046,000
Deferred Gain on Sale - Current Portion	38,000	38,000
Deferred Revenue	946,000	958,000
Liabilities Directly Associated with Assets Held for Sale	2,155,000	-
Income Taxes Payable	20,000	14,000
Total Current Liabilities	53,318,000	53,951,000

Long Term Liabilities
Notes Payable and Capitalized Lease Obligations -
Net of Current Portion	2,971,000	3,917,000
Deferred Gain on Sale - Net of Current Portion	333,000	371,000
Deferred Rent	1,288,000	1,206,000
TOTAL LIABILITIES	$57,910,000	$59,445,000

Commitments and Contingencies

Stockholders' Equity
Preferred Stock, par value $. 001-Authorized 2,000,000 shares
Designated as Series A Convertible Preferred Stock - par value
$. 001, Authorized 1,000,000 shares, 1,202,548 shares and -0-
shares issued and outstanding as of December 31, 2016 and
2015, respectively, Aggregate liquidation preference $12,025,480
and $0 as of December 31, 2016 and 2015, respectively.	1,000	-

Common Stock - Par Value $. 001 - Authorized
25,000,000 Shares, 7,626,945 and
7,560,040 Shares Issued and Outstanding as of
December 31, 2016 and 2015, respectively	7,000	7,000
Additional Paid-In Capital	55,862,000	44,155,000
Accumulated Deficit	(30,980,000)	(15,357,000)
TOTAL STOCKHOLDERS' EQUITY	24,890,000	28,805,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,800,000	$88,250,000

See Notes to Consolidated Financial Statements

AIR INDUSTRIES GROUP

Consolidated Statements of Operations For the Years Ended December 31,

	2016	2015

Net Sales	$66,915,000	$80,442,000

Cost of Sales	60,195,000	63,161,000

Gross Profit	6,720,000	17,281,000

Operating Expenses	17,509,000	16,557,000

Acquisition Costs	-	98,000

(Loss) Income from Operations	(10,789,000)	626,000

Interest and Financing Costs	(2,596,000)	(1,858,000)

Other (Expense) Income, Net	(126,000)	114,000

Loss before Provision for (Benefit from) Income Taxes	(13,511,000)	(1,118,000)

Provision for (Benefit from) Income Taxes	2,112,000	(286,000)

Net Loss	$(15,623,000)	$(832,000)

Loss per share - basic	$(2.06)	$(0.11)

Loss per share - diluted	$(2.06)	$(0.11)

Weighted average shares outstanding - basic	7,579,419	7,478,223

Weighted average shares outstanding - diluted	7,579,419	7,478,223

See Notes to Consolidated Financial Statements

AIR INDUSTRIES GROUP

Consolidated Statements of Stockholders' Equity

For the Years Ended December 31, 2016 and 2015

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2015	-	-	7,108,677	7,000	42,790,000	(14,525,000)	28,272,000
Issuance of Shares For Acquisitions and Restricted Stock Grants	-	-	425,005	-	4,666,000	-	4,666,000
Issuance of Shares For Records Correction	-	-	539	-	-	-	-
Exercise of Options/Warrants	-	-	25,819	-	-	-	-
Dividends Paid	-	-	-	-	(3,401,000)	-	(3,401,000)
Stock Compensation Expense	-	-	-	-	100,000	-	100,000
Net Loss	-	-	-	-	-	(832,000)	(832,000)
Balance, December 31, 2015	-	$-	7,560,040	$7,000	$44,155,000	$(15,357,000)	$28,805,000

Issuance of Preferred Stock	1,202,548	1,000	-	-	10,304,000	-	10,305,000
Fair Value Allocation of Warrants	-	-	-	-	1,236,000	-	1,236,000
Issuance of Restricted Stock	-	-	42,000	-	-	-	-
Exercise of Options and warrants	-	-	24,905	-	-	-	-
Stock Compensation Expense	-	-	-	-	167,000	-	167,000
Net Loss	-	-	-	-	-	(15,623,000)	(15,623,000)
Balance, December 31, 2016	1,202,548	$1,000	7,626,945	$7,000	$55,862,000	$(30,980,000)	$24,890,000

See Notes to Consolidated Financial Statements

AIR INDUSTRIES GROUP

Consolidated Statements of Cash Flows For the Years Ended December 31,

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(15,623,000)	$(832,000)
Adjustments to reconcile net loss to net
cash used in operating activities
Depreciation of property and equipment	3,347,000	3,090,000
Amortization of intangible assets	1,279,000	1,262,000
Amortization of capitalized engineering costs	362,000	341,000
Bad debt expense	274,000	176,000
Non-cash compensation expense	167,000	100,000
Amortization of deferred financing costs	371,000	204,000
Deferred gain on sale of real estate	(38,000)	(38,000)
Loss on sale of fixed assets held for sale	5,000	-
Deferred income taxes	2,063,000	(215,000)
Loss on extinguishment of debt	172,000	-
Amortization of convertible notes payable	217,000	-

Changes in Assets and Liabilities
(Increase) Decrease in Operating Assets:
Assets Held for Sale - AMK Cash	(39,000)	-
Accounts receivable	4,616,000	91,000
Inventory	(2,902,000)	(8,412,000)
Prepaid expenses and other current assets	394,000	(748,000)
Prepaid taxes	126,000	-
Deposits and other assets	(150,000)	(18,000)
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	4,495,000	3,593,000
Deferred rent	82,000	29,000
Deferred revenue	84,000	540,000
Income taxes payable	6,000	(57,000)
NET CASH USED IN OPERATING ACTIVITIES	(692,000)	(894,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized engineering costs	(963,000)	(656,000)
Purchase of property and equipment	(1,632,000)	(1,564,000)
Proceeds from the sale of fixed assets	1,671,000	-
Cash paid for acquisitions	-	(6,945,000)
Cash acquired in acquisitions	-	605,000
NET CASH USED IN INVESTING ACTIVITIES	(924,000)	(8,560,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable - revolver, net	(5,211,000)	11,933,000
Proceeds from note payable - term loans	-	3,500,000
Payments of note payable - term loans	(3,184,000)	(2,030,000)
Capital lease obligations	(1,226,000)	(717,000)
Proceeds from capital lease financing	-	500,000
Proceeds from notes payable - related party	4,500,000	350,000
Proceeds from notes payable	3,695,000	-
Deferred financing costs	(223,000)	(402,000)
Notes payable - sellers	-	(41,000)
Payments related to lease impairment	-	(60,000)
Expense for issuance of preferred stock	(663,000)	-
Expenses for issuance of debt offering	(547,000)	-
Proceeds from the issuance of preferred stock	5,250,000	-
Dividends paid	-	(4,468,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,391,000	8,565,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	775,000	(889,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	529,000	1,418,000
CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,304,000	$529,000

See Notes to Consolidated Financial Statements

AIR INDUSTRIES GROUP

Consolidated Statements of Cash Flows For the Years Ended December 31, (Continued)

	2016	2015

Supplemental cash flow information
Cash paid during the period for interest	$1,494,000	$1,649,000
Cash paid during the period for income taxes	$13,000	$445,000

Supplemental schedule of non-cash investing and financing activities
Preferred shares issued for notes payable - related party	$3,250,000	$-

Preferred shares issued for notes payable - other	$2,745,000	$-

Preferred shares issued for PIK dividends	$502,000	$-

Acquisition of property and equipment financed by capital lease	$2,096,000	$1,811,000

Classification of assets held for sale	$6,050,000	$1,700,000
Liabilities directly associated with assets held for sale	$(2,155,000)	$-

Purchase of assets of Compac and assumption
of liabilities in the acquisition as follows:
Fair Value of tangible assets acquired	$-	$406,000
Intangible assets	-	600,000
Goodwill	-	560,000
Liabilities assumed	-	(95,000)
Cash paid for acquisition	$-	$1,471,000

Purchase of stock of The Sterling Engineering Corporation and assumption of liabilities in the acquisition as follows:
Fair Value of tangible assets acquired	$-	$8,181,000
Goodwill	-	4,540,000
Cash acquired	-	588,000
Liabilities assumed	-	(3,169,000)
Common stock issued	-	(4,666,000)
Cash paid for acquisition	$-	$5,474,000

See Notes to Consolidated Financial Statements

AIR INDUSTRIES GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. FORMATION AND BASIS OF PRESENTATION

Organization

On August 30, 2013, Air Industries Group, Inc. (“Air Industries Delaware”) changed its state of incorporation from Delaware to Nevada as a result of a merger with and into its newly formed wholly-owned subsidiary, Air Industries Group, a Nevada corporation (“Air Industries Nevada” or “AIRI”) and the surviving entity, pursuant to an Agreement and Plan of Merger. The reincorporation was approved by the stockholders of Air Industries Delaware at its 2013 Annual Meeting of Stockholders. Air Industries Nevada is deemed to be the successor.

The accompanying consolidated financial statements presented are those of AIRI, and its wholly-owned subsidiaries; Air Industries Machining Corp. (“AIM”), Welding Metallurgy, Inc. (“WMI” or “Welding”), Miller Stuart, Inc. (“Miller Stuart”), Nassau Tool Works, Inc. (“NTW”), Woodbine Products, Inc. (“Woodbine” or “WPI”), Decimal Industries, Inc. (“Decimal”), Eur- Pac Corporation (“Eur - Pac” or “EPC”), Electronic Connection Corporation (“ECC”), AMK Welding, Inc. (“AMK”), Air Realty Group, LLC (“Air Realty”), the Sterling Engineering Corporation (“Sterling”) effective March 1, 2015, and Compac Development Corporation (“Compac”) effective September 1, 2015, (together, the Company ).

Going Concern

The Company suffered a net loss from operations of $10,789,000 and a net loss of $15,623,000 for the year ended December 31, 2016. The Company also had negative cash flows from operations for the year ended December 31, 2016. In addition, in 2015 the Company ceased paying dividends on its common stock and in 2016 it disposed of the real estate on which one of its operating subsidiaries is located through a sale leaseback transaction, and in January 2017 sold of one of its operating subsidiaries. During the year ended December 31, 2016 and subsequent thereto, the Company has had to sell its debt and equity securities to secure funds to operate its business. Since September 2016 the Company has been issuing additional shares of its Series A Convertible Preferred Stock in lieu of cash payment of accrued dividends on its outstanding shares of Series A Convertible Preferred Stock and since February 2017 it has issued additional convertible notes in lieu of cash payment of accrued interest on its outstanding convertible notes. Furthermore, as of December 31, 2016 the Company was not in compliance with its debt covenants under the Company’s loan facility with PNC Bank.

The continuation of the Company’s business is dependent upon future issuances of equity or other financing to fund ongoing operations. Management of the Company plans to obtain additional financing during the second quarter and the remainder of 2017 through the issuance of common or preferred stock, securities convertible into common stock, or secured or unsecured debt. These possibilities, to the extent available, may be on terms that result in dilution to the Company’s existing shareholders. Although no assurances can be given, management of the Company believes that potential additional issuances of equity or other potential financing transactions as discussed above should provide the necessary funding for the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Subsequent Events

Management has evaluated subsequent events through the date of this filing.

Sale of AMK

On January 27, 2017, the Company sold all of the outstanding shares of AMK to Meyer Tool, Inc., pursuant to a Stock Purchase Agreement dated January 27, 2017 for a purchase price of $4,500,000, subject to a working capital adjustment, plus additional quarterly payments, not to exceed $ 1,500,000, equal to five percent (5%) of Net Revenues of AMK commencing April 1, 2017.

At December 31, 2016, AMK’s assets and liabilities have been reclassified as Assets Held for Sale and Liabilities Directly Associated with Assets Held for Sale, respectively. The carrying value of the assets, net of liabilities, held for sale was less than the contract sales price and accordingly no loss or impairment was recorded for the year ended December 31, 2016.

In connection with the sale of AMK to Meyer Tool, Inc., on January 27, 2017, the Company, together with its wholly-owned subsidiaries, entered into the Fourteenth Amendment to the Amended and Restated Revolving Credit, Term Loan And Security Agreement with PNC Bank, N. A. (the “PNC Loan Agreement”) which amends certain terms and conditions of the PNC Loan Agreement and releases AMK from its obligations under the PNC Loan Agreement.

The proceeds of the sale of AMK were applied as follows: $1,700,000 to the payment of the Term Loan (as defined in the PNC Loan Agreement), $1,800,000 to the payment of outstanding Revolving Advances (as defined in the PNC Loan Agreement), and $500,000 to the payment of existing accounts payable. The remaining $500,000 will be applied to outstanding accounts payable on a future date to be determined by PNC or used to reduce the amount of the Revolving Advance. The amendment also waives the noncompliance at September 30, 2016 with the Fixed Charge Coverage Ratio and the Minimum EBITDA covenants for the period then ended, and requires that the Company maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00, tested quarterly on a consolidated rolling twelve (12) month basis; however, for the quarter ending June 30, 2017, which shall be tested based upon the prior six (6) months, the Fixed Charge Coverage Ratio shall not be less than 1.00 to 1.00 and for the quarter ending September 30, 2017, which shall be tested based upon the prior nine (9) months, the Fixed Charge Coverage Ratio shall not be less than 1.10 to 1.00. The amendment also reduces the amount to be paid weekly in repayment of excess advances in the amount of $5,294,071 under the revolving credit facility from $100,000 to $50,000 for each Monday during the months of January, February and March of 2017. Thereafter, the weekly payments will return to $100,000 until such excess advances have been repaid in full.

Related Party Transactions

On February 7, 2017, the Company entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $1,200,000 of the Company’s 8% Subordinated Convertible Notes due January 31, 2019 (the “2019 Notes”) to accredited investors, together with five-year warrants to purchase 7,692 shares of Common Stock for each $100,000 principal amount of 2019 Notes purchased (the “Warrants”), in a private placement exempt from the registration requirements of the Securities Act. The conversion price of the 2019 Notes, exercise price of the Warrants, as well as the number of shares issuable upon conversion of the 2019 Notes and the exercise of the Warrants, are subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The Warrants may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 8% of the gross proceeds of the offering, payable at the Company’s option, in cash or additional convertible notes having the same terms and conditions as the 2019 Notes, and five year warrants to purchase 10% of the number of shares of the Common Stock (the “Placement Agent Warrants”) issuable upon immediate conversion of the 2019 Notes sold in the offering. The Placement Agent Warrants are exercisable at a per share price equal to the closing price of the Common Stock as of the closing immediately prior to the issuance of each 2019 Note.

On February 7, 2017, the Company issued and sold to Robert Taglich a 2019 Note in the principal amount of $250,000, together with a Warrant to purchase 19,230 shares of Common Stock for a purchase price of $250,000. The 2019 Note issued to Robert Taglich has a conversion price of $3.71 per share, and the Warrant issued to Robert Taglich has an exercise price of $3.71 per share.

On March 8, 2017, the Company entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $1,250,000 of the 2019 Notes to accredited investors, together with Warrants to purchase 7,692 shares of Common Stock for each $100,000 principal amount of 2019 Notes purchased, in a private placement exempt from the registration requirements of the Securities Act.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 8% of the gross proceeds of the offering, payable at the Company’s option, in cash or additional convertible notes and warrants having the same terms and conditions as the 2019 Notes and Warrants, and five year warrants to purchase 10% of the number of shares of the Company’s Common Stock (the “Placement Agent Warrants”) issuable upon immediate conversion of the 2019 Notes. The Placement Agent Warrants are exercisable at a per share price equal to the closing price of the Common Stock as of the closing immediately prior to the issuance of each 2019 Note.

On March 8, 2017, the Company issued and sold to Robert Taglich a 2019 Note in the principal amount of $100,000, together with a Warrant to purchase 7,692 shares of Common Stock for a purchase price of $100,000. The 2019 Note issued to Robert Taglich has a conversion price of $3.30 per share, and the Warrant issued to Robert Taglich has an exercise price of $3.30 per share.

On March 17, 2017, Michael Taglich and Robert Taglich, principal stockholders of the Company, loaned the Company $500,000 on terms to be determined.

Sale of Unregistered Equity Securities

On February 7, 2017 and February 17, 2017, the Company issued an aggregate principal amount of $ 1,000,000 of its 2019 Notes, together with Warrants to purchase an aggregate of 76,929 shares of Common Stock for a total purchase price of $1,000,000 to 9 accredited investors, including Robert Taglich, a director and principal stockholder of the Company. Interest on the 2019 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing May 31, 2017, in cash, or if the Company is prohibited by applicable law or PNC Bank, National Association, its principal lender under the PNC Loan Agreement from paying interest in cash, or otherwise elects to do so, the Company may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 2019 Notes. The outstanding principal amount plus accrued interest on the 2019 Notes is convertible at the option of the holder into shares of Common Stock at an initial conversion price of $3.25, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations, except that the initial conversion price of the Notes issued to Robert Taglich is $3.71. The Warrants are exercisable on or prior to January 31, 2022. Taglich Brothers, Inc. acted as the placement agent.

On March 8, 2017, March 15, 2017 and March 21, 2017, the Company issued an aggregate principal amount of $1,200,000 of its 2019 Notes, together with Warrants to purchase an aggregate of 92,309 shares of Common Stock for a total purchase price of $1,200,000 to 23 accredited investors, including Robert Taglich, a director and principal stockholder of the Company.

Interest on the 2019 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing May 31, 2017, in cash, or if the Company is prohibited by applicable law or PNC Bank, National Association, its principal lender under the PNC Loan Agreement, from paying interest in cash, or otherwise elects to do so, the Company may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 2019 Notes. The outstanding principal amount plus accrued interest on the 2019 Notes is convertible at the option of the holder into shares of Common Stock at an initial conversion price of $3.25, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, except that the initial conversion price of the Notes issued to Robert Taglich is $3.30. The Warrants are exercisable on or prior to January 31, 2022. The Warrants issued to the purchasers of the 2019 Notes have an exercise price of $3.30 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. The Warrants may be exercised until January 31, 2022. Taglich Brothers, Inc. acted as placement agent.

Note 2. ACQUISITIONS

The Company accounts for all business combinations in accordance with Financial Accounting Standards Board (“FASB”) ASC 805, Business Combinations (“ASC 805”), using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non - controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include-amortization expense arising from acquired tangible and intangible assets. The Company expenses all costs as incurred related to an acquisition in the condensed consolidated statements of income.

Sterling

On March 1, 2015, the Company acquired all of the common stock of Sterling for $5.4 million in cash and 425,005 shares of its common stock. The common stock was valued at $9.89 per share, which was the closing share price on February 27, 2015. The cash consideration is subject to adjustment for working capital changes. The Company has also entered into employment and non-compete agreements for two and three year periods with two of the principals of Sterling. In connection with these agreements, the Company granted 52,000 shares of restricted common stock to these individuals, which was accounted for as additional purchase price. The Company financed the acquisition of Sterling with the proceeds from the issuance of Term Loan D (see Note 11).

At the time of acquisition, Sterling had capital lease obligations for equipment with a remaining balance of approximately $1.3 million. On April 21, 2015, the Company refinanced the $1.3 million capital lease obligations with the same financing company. This refinancing generated approximately $588,000 of cash for the Company. This capital lease obligation has been accounted for and summarized with the remainder of the Company's capital leases as disclosed in Note 11.

Sterling, founded in 1941, manufactures components for aircraft and ground turbine engines.

The acquisition of Sterling was accounted for under ASC 805. The provisional purchase price allocation is set forth below.

Fair value of tangible assets acquired	$8,181,000
Goodwill	4,540,000
Cash acquired	588,000
Liabilities assumed	(3,169,000)
Total	$10,140,000

Compac

On September 1, 2015, the Company, through its wholly-owned subsidiary WMI, acquired certain assets, including production equipment, inventory and intangible assets, of Compac in an asset acquisition for $1.2 million in cash plus a working capital adjustment of $271,000.

Compac located in Bay Shore, New York specializes in the manufacture of RFI/EMI (Radio Frequency Interference Electro - Magnetic Interference) shielded enclosures for electronic components.

In connection with the asset purchase, the Company has assumed Compac’s lease for its Bay Shore facility which extends through April 30, 2018 and has annual rent of approximately $ 80,000, which is offset by rent received from the sub-tenant of approximately $20,000 per year.

The acquisition of Compac was accounted for under ASC 805. The provisional purchase price allocation is set forth below.

Fair value of tangible assets acquired	$406,000
Intangible assets	600,000
Goodwill	560,000
Liabilities assumed	(95,000)
Total	$1,471,000

The below table sets forth selected financial information for the 2015 acquisitions, which are included in our reported results of operations, for the year ended December 31, 2015.

For the Year Ended December 31, 2015

	Sterling	Compac

Net Sales	$6,894,000	$467,000

Loss from
operations	$(1,196,000)	$(14,000)

The below table sets forth selected proforma financial information as if Sterling were owned for the year ended December 31, 2015.

For the Year Ended December 31, 2015

Net Sales	$82,281,000
Income from operations	$773,000

Note 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity

The Company through its AIM subsidiary is primarily engaged in manufacturing aircraft structural parts, and assemblies for prime defense contractors in the aerospace industry in the United States. NTW is a manufacturer of aerospace components, principally landing gear for F-16 and F-18 fighter aircraft. Welding is a specialty welding and products provider whose significant customers include the world's largest aircraft manufacturers, subcontractors, and original equipment manufacturers. Miller Stuart is a manufacturer of aerospace components whose customers include major aircraft manufacturers and the US Military. Miller Stuart specializes in electromechanical systems, harness and cable assemblies, electronic equipment and printed circuit boards. Woodbine is a manufacturer of aerospace components whose customers include major aircraft component suppliers. Woodbine specializes in welded and brazed chassis structures housing electronics in aircraft. Eur-Pac specializes in military packaging and supplies. Eur-Pac s primary business is “kitting” of supplies for all branches of the United States Defense Department including ordnance parts, hose assemblies, hydraulic, mechanical and electrical assemblies. AMK is a provider of sophisticated welding and machining services for diversified aerospace and industrial customers. Sterling manufactures components for aircraft and ground turbine engines. Compac specializes in the manufacture of RFI/EMI (Radio Frequency Interference Electro-Magnetic Interference) shielded enclosures for electronic components. The Company’s customers consist mainly of publicly traded companies in the aerospace industry.

Principles of Consolidation

The accompanying consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid instruments with an original maturity of three months or less.

Accounts Receivable

Accounts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts. The Company provides for allowances for uncollectible receivables based on management's estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. The Company writes off accounts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible.

Inventory Valuation

The Company values inventory at the lower of cost on a first - in -first-out basis or market.

The Company generally purchases raw materials and supplies uniquely suited to the production of larger more complex parts, such as landing gear, only when non-cancellable contracts for orders have been received for finished goods. It occasionally produces larger more complex products, such as landing gear, in excess of purchase order quantities in anticipation of future purchase order demand. Historically this excess has been used in fulfilling future purchase orders. The Company purchases supplies and materials useful in a variety of products as deemed necessary even though orders have not been received. The Company periodically evaluates inventory items that are not secured by purchase orders and establishes reserves for obsolescence accordingly. The Company also reserves for excess quantities, slow-moving goods, and for other impairments of value.

Assets Held for Sale and Liabilities Directly Associated

Assets held for sale are reported at the lower of their carrying amount or fair value less cost to sell and included in current assets. Liabilities associated to business units held for sale are classified as a current liability.

Capitalized Engineering Costs

The Company has contractual agreements with customers to produce parts, which the customers design. Even though the Company has not designed and thus has no proprietary ownership of the parts, the manufacturing of these parts requires pre-production engineering and programming of the Company’s machines. The pre-production costs associated with a particular contract are capitalized and then amortized beginning with the first shipment of product pursuant to such contract. These costs are amortized on a straight-line basis over the estimated length of the contract, or if shorter, three years.

If the Company is reimbursed for all or a portion of the pre-production expenses associated with a particular contract, only the unreimbursed portion would be capitalized. The Company may also progress bill customers for certain engineering costs being incurred. Such billings are recorded as deferred revenues until the appropriate revenue recognition criteria have been met. The Terms and Conditions contained in customer purchase orders may provide for liquidated damages in the event that a stop-work order is issued prior to the final delivery of the product.

Property and Equipment

Property and equipment are carried at cost net of accumulated depreciation and amortization. Repair and maintenance charges are expensed as incurred. Property, equipment, and improvements are depreciated using the straight- line method over the estimated useful lives of the assets or the particular improvements. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings.

Long-Lived and Intangible Assets

Identifiable intangible assets are amortized using the straight-line method over the period of expected benefit.

Long-lived assets and intangible assets subject to amortization to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the undiscounted future cash flows are found to be less than the carrying amount of the asset. If an impairment loss has occurred, a charge is recorded to reduce the carrying amount of the asset to fair value. There has been no impairment as of December 31, 2016 and 2015.

Deferred Financing Costs

Costs incurred with obtaining and executing revolving debt arrangements are capitalized and amortized using the effective interest method over the term of the related debt. The amortization of such costs are included in interest and financing costs. Costs incurred with obtaining and executing other debt arrangements are presented as a direct deduction from the carrying value of the associated debt.

Derivative Liabilities

In connection with the issuances of equity instruments or debt, the Company may issue options or warrants to purchase common stock. In certain circumstances, these options or warrants may be classified as liabilities, rather than as equity. In addition, the equity instrument or debt may contain embedded derivative instruments, such as conversion options or listing requirements, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative liability instrument. The Company accounts for derivative liability instruments under the provisions of FASB ASC 815, Derivatives and Hedging.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition.” The Company recognizes revenue when products are shipped and/or the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

The Company recognizes certain revenues under a bill and hold arrangement with two of its large customers. For any requested bill and hold arrangement, the Company makes an evaluation as to whether the bill and hold arrangement qualifies for revenue recognition as follows:

•	The customer requests that the transaction be on a bill and hold basis. A customer must initiate the request for any bill and hold arrangement. Upon request for a bill and hold, the Company requires a signed letter from the customer upon which the customer specifically requests the bill and hold arrangement. Upon receipt of the letter, the Company begins its evaluation process to determine whether a bill and hold arrangement can be granted.

•	The customer has made fixed commitment to purchase in written documentation. All customers’ orders are through firm written purchase orders.

•	The goods are segregated from other inventory and are not available to fill any other customers’ orders. The Company’s goods are made to customers’ or their customer’s specifications and could not be sold to others.

•	The risk of ownership has passed to the customer. The product is complete and ready for shipment. The earnings process is complete. An internal evaluation is made as to whether the product is complete and ready for shipment. This involves a review of the purchase order and a completed inspection process by the Company’s quality control department.

•	The date is determined by which the Company expects payment and the Company has not modified its normal billing and credit terms for this buyer. Payment is expected as if the goods had been shipped.

•	The customer has the expected risk of loss in the event of a decline in the market value of goods. All goods are made to firm purchase orders with fixed prices. Any decline in value would not affect the pricing of the goods. The Company has not at any point, agreed to a price reduction on a bill and hold arrangement.

The Company had approximately $2,914,000 and $150,000 of net sales that were billed but not shipped under such bill and hold arrangements as of December 31, 2016 and 2015, respectively.

Payments received in advance from customers for products delivered are recorded as deferred revenue until earned, at which time revenue is recognized. The Terms and Conditions contained in our customer purchase orders often provide for liquidated damages in the event that a stop work order is issued prior to the final delivery.

The Company utilizes a Returned Merchandise Authorization or RMA process for determining whether to accept returned products. Customer requests to return products are reviewed by the contracts department and if the request is approved, a credit is issued upon receipt of the product. Net sales represent gross sales less returns and allowances.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the allowance for doubtful accounts, useful lives of property and equipment, provisions for inventory obsolescence, accrued expenses and whether to accrue for various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Credit and Concentration Risks

There were four customers that represented 56.4% of total sales, and four customers that represented 59.3% of total sales, of total sales for the years ended December 31, 2016 and 2015, respectively. This is set forth in the table below.

Customer	Percentage of Sales
	2016	2015

1	19.1	20.5
2	14.3	12.0
3	12.3	15.4
4	10.7	11.4

There was one customers that represented 19.9% of gross accounts receivable and four customers that represented 61.1% of gross accounts receivable at December 31, 2016 and 2015, respectively. This is set forth in the table below.

Customer	Percentage of Receivables
	2016	2015

1	19.9	26.6
2	*	10.4
3	*	13.6
4	*	10.5

* Customer was less than 10% of gross accounts receivable at December 31, 2016

During the year, the Company had occasionally maintained balances in its bank accounts that were in excess of the FDIC limit. The Company has not experienced any losses on these accounts.

The Company has several key sole-source suppliers of various parts that are important for one or more of its products. These suppliers are its only source for such parts and, therefore, in the event any of them were to go out of business or be unable to provide parts for any reason, its business could be severely harmed.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse.

The provision for, or benefit from, income taxes includes deferred taxes resulting from the temporary differences in income for financial and tax purposes using the liability method. Such temporary differences result primarily from the differences in the carrying value of assets and liabilities. Future realization of deferred income tax assets requires sufficient taxable income within the carryback, carryforward period available under tax law. We evaluate, on a quarterly basis whether, based on all available evidence, it is probable that the deferred income tax assets are realizable. Valuation allowances are established when it is more likely than not that the tax benefit of the deferred tax asset will not be realized. The evaluation, as prescribed by ASC 740-10, “Income Taxes,” includes the consideration of all available evidence, both positive and negative, regarding historical operating results including recent years with reported losses, the estimated timing of future reversals of existing taxable temporary differences, estimated future taxable income exclusive of reversing temporary differences and carryforwards, and potential tax planning strategies which may be employed to prevent an operating loss or tax credit carryforward from expiring unused.

The Company accounts for uncertainties in income taxes under the provisions of FASB ASC 740- 10 -05, “Accounting for Uncertainty in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Effective July 1, 2016, the Company adopted FASB Accounting Standards Update 2015 - 17, Balance Sheet Classification of Deferred Taxes. The ASU is part of the Board's simplification initiative aimed at reducing complexity in accounting standards. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. Importantly, the guidance does not change the existing requirement that only permits offsetting within a jurisdiction - that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The amendments in this Update may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. If an entity applies the guidance prospectively, the entity should disclose in the first interim and first annual period of change, the nature of and reason for the change in accounting principle and a statement that prior periods were not retrospectively adjusted. If an entity applies the guidance retrospectively, the entity should disclose in the first interim and first annual period of change the nature of and reason for the change in accounting principle and quantitative information about the effects of the accounting change on prior periods. The Company has applied this guidance prospectively and has not restated prior period balances.

Earnings per share

Basic earnings per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Potentially dilutive shares, using the treasury stock method, are included in the diluted per-share calculations for all periods when the effect of their inclusion is dilutive.

The following is a reconciliation of the denominators of basic and diluted earnings per share computations:

	December 31,	December 31,
	2016	2015

Weighted average shares outstanding used to compute basic earnings per share	7,579,419	7,478,223
Effect of dilutive stock options and warrants	-	-
Weighted average shares outstanding and dilutive securities used to compute dilutive earnings per share	7,579,419	7,478,223

The following securities have been excluded from the calculation as the exercise price was greater than the average market price of the common shares:

	December 31,	December 31,
	2016	2015
Stock Options	633,000	234,000
Warrants	520,000	46,800
	1,153,000	280,800

The following securities have been excluded from the calculation even though the exercise price was less than the average market price of the common shares because the effect of including these potential shares was anti-dilutive due to the net loss incurred during the years:

	December 31,	December 31,
	2016	2015
Stock Options	3,000	330,000
Warrants	321,000	118,000
	324,000	448,000

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718, “Compensation Stock Compensation.” Under the fair value recognition provision of the ASC, stock -based compensation cost is estimated at the grant date based on the fair value of the award. The Company estimates the fair value of stock options and warrants granted using the Black-Scholes-Merton option pricing model.

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. The goodwill amounts of $9,883,000 and $10,518,000 at December 31, 2016 and 2015, respectively, relates to the acquisitions of Welding $291,000, NTW $162,000, Woodbine $2,565,000, Eur-Pac $1,656,000, ECC $109,000, AMK $635,000, Sterling $4,540,000 and Compac $560,000. During 2016 AMK goodwill amount of $635,000 was reclassified to assets held for sale. Goodwill is not amortized, but is assessed and/or tested at least annually for impairment, or if circumstances occur that more likely than not reduce the fair value of the reporting unit below its carrying amount.

The Company accounts for the impairment of goodwill under the provisions of ASU 2011-08 (“ASU 2011-08”), “Intangibles Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” ASU 2011-08 updated the guidance on the periodic testing of goodwill for impairment. The updated guidance gives companies the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

The Company performs impairment testing for goodwill annually, or more frequently when indicators of impairment exist. As discussed above, the Company adopted ASU 2011- 08 and performs an annual qualitative assessment in the fourth quarter each year to determine whether it was more likely than not that the fair value of each of Welding, including Woodbine, NTW, Eur-Pac, ECC, AMK, Sterling and Compac was less than its carrying amount.

The Company has determined that there has been no impairment of goodwill at December 31, 2016 and 2015.

Freight Out

Freight out is included in operating expenses and amounted to $180,000 and $197,000 for the years ended December 31, 2016 and 2015, respectively.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” the Company may, under Section 7(a)(2)(B) of the Securities Act, delay adoption of new or revised accounting standards applicable to public companies until such standards would otherwise apply to private companies. An emerging growth company is one with less than $1.0 billion in annual sales, has less than $700 million in market value of its shares of common stock held by non-affiliates and issues less than $1.0 billion of non-convertible debt over a three year period. The Company may take advantage of this extended transition period until the first to occur of the date that it (i) is no longer an “emerging growth company” or (ii) affirmatively and irrevocably opts out of this extended transition period. The Company has elected to take advantage of the benefits of this extended transition period. Until the date that it is no longer an “emerging growth company” or affirmatively and irrevocably opts out of the exemption provided by Securities Act Section 7(a)(2)(B), upon issuance of a new or revised accounting standard that applies to its consolidated financial statements and that has a different effective date for public and private companies, the Company will disclose the date on which adoption is required for non-emerging growth companies and the date on which the Company will adopt the recently issued accounting standard.

Recently Issued Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (Subtopic 825-10) (“ASU 2016-01”). The main objective of ASU 2016-01 is enhancing the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The amendments address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the adoption of this amendment to have a significant impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The main objective of ASU 2016-02 is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. To meet that objective, the FASB is amending the FASB Accounting Standards Codification and creating Topic 842, Leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company does not expect the adoption of this amendment to have a significant impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment (“ASU 2016-09”). ASU 2016-09 is part of the FASB Simplification Initiative. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2016-09 will affect all entities that issue share-based payment awards to their employees. The areas for simplification involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company does not expect the adoption of these amendments to have a significant impact on its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10 Revenue from Contracts with Customers (Topic 606) (“ASU 2016-10”). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2016-10 affect the guidance in ASU 2014-09, Revenue from Contracts with Customers, which is not yet effective. The effective date and transition requirements of ASU 2016-10 are the same as the effective date and transition requirements of ASU 2014-09. They are effective prospectively for reporting periods beginning after December 15, 2017 and early adoption is not permitted. The Company is currently assessing the impact of the adoption of these amendments on its consolidated financial statements.

In May 2016, the FASB issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow -Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain narrow areas and add some practical expedients. These amendments are effective at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. The Company is currently assessing the impact of the adoption of the amendments to Topic 606 and these amendments on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The standard provides guidance on how certain cash receipts and payments are presented and classified in the statement of cash flows, including beneficial interests in securitization, which would impact the presentation of the deferred purchase price from sales of receivables. The standard is intended to reduce current diversity in practice. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of these amendments to have a significant impact on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

In January 2017, the FASB issued ASU 2017-01 (“ASU 2017-01”), Business Combinations, which clarifies the definition of a business, particularly when evaluating whether transactions should be accounted for as acquisitions or dispositions of assets or businesses. The first part of the guidance provides a screen to determine when a set is not a business; the second part of the guidance provides a framework to evaluate whether both an input and a substantive process are present. The guidance will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted for transactions that have not been reported in issued financial statements. The Company is currently assessing the impact of this update on the presentation of these financial statements.

In January 2017, FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, Step 2 of the goodwill impairment test, which requires determining the implied fair value of goodwill and comparing it with its carrying amount has been eliminated. Thus, the goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount (i.e., what was previously referred to as Step 1). In addition, ASU No. 2017-04 requires entities having one or more reporting units with zero or negative carrying amounts to disclose (1) the identity of such reporting units, (2) the amount of goodwill allocated to each, and (3) in which reportable segment the reporting unit is included. ASU No. 2017-04 is effective as follows: (1) for a public business entity that is an SEC filer for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Reclassifications

Certain account balances in 2015 have been reclassified to conform to the current year presentation.

Note 4. ACCOUNTS RECEIVABLE

The components of accounts receivable at December 31, are detailed as follows:

	2016	2015

Accounts Receivable Gross	$8,806,000	$14,647,000
Allowance for Doubtful Accounts	(756,000)	(985,000)
Accounts Receivable Net	$8,050,000	$13,662,000

The allowance for doubtful accounts for the years ended December 31, 2016 and 2015 is as follows:

	Balance at	Charged to
	Beginning of	Costs and	Deductions from	Balance at End
	Year	Expenses	Reserves	of Year
Year ended December 31, 2016
Allowance for Doubtful Accounts	$985,000	$274,000	$503,000	$756,000
Year ended December 31, 2015
Allowance for Doubtful Accounts	$1,566,000	$177,000	$758,000	$985,000

Note 5. INVENTORY

The components of inventory at December 31, consisted of the following:

	2016	2015

Raw Materials	$7,031,000	$9,188,000
Work In Progress	25,635,000	19,743,000
Finished Goods	11,751,000	11,838,000
Inventory Reserve	(4,566,000)	(3,846,000)
Total Inventory	$39,851,000	$36,923,000

The Company periodically evaluates inventory and establishes reserves for obsolescence, excess quantities, slow-moving goods, and for other impairment of value.

	Balance at
	Beginning of	Additions to	Deductions from	Balance at End
	Year	Reserve	Reserves	of Year
Year ended December 31, 2016
Reserve for Inventory	$(3,846,000)	$(806,000)	$86,000	$(4,566,000)
Year ended December 31, 2015
Reserve for Inventory	$(3,475,000)	$(785,000)	$414,000	$(3,846,000)

Note 6. PROPERTY AND EQUIPMENT

The components of property and equipment at December 31, consisted of the following:

	2016	2015
Land	$300,000	$300,000
Buildings and Improvements	1,650,000	1,658,000	31.5 years
Machinery and Equipment	14,032,000	15,109,000	5 - 8 years
Capital Lease Machinery and Equipment	5,573,000	5,869,000	5 - 8 years
Tools and Instruments	7,520,000	6,993,000	1.5 - 7 years
Automotive Equipment	195,000	191,000	5 years
Furniture and Fixtures	438,000	425,000	5 - 8 years
Leasehold Improvements	966,000	910,000	Term of Lease
Computers and Software	519,000	482,000	4 - 6 years
Total Property and Equipment	31,193,000	31,937,000
Less: Accumulated Depreciation	(18,974,000)	(16,638,000)
Property and Equipment, net	$12,219,000	$15,299,000

Depreciation expense for the years ended December 31, 2016 and 2015 was approximately $3,347,000 and $3,090,000, respectively. Assets held under capitalized lease obligations are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2016 and 2015. Accumulated depreciation on these assets was approximately $2,320,000 and $1,065,000 as of December 31, 2016 and 2015, respectively.

Note 7. INTANGIBLE ASSETS

The components of the intangibles assets at December 31, consisted of the following:

	2016	2015
Customer Relationships	$6,115,000	$6,555,000	5 to 14 years
Trade Names	970,000	1,480,000	15-20 years
Technical Know-how	660,000	660,000	10 years
Non-Compete	150,000	150,000	5 years
Professional Certifications	15,000	15,000	. 25 to 2 years
Total Intangible Assets	7,910,000	8,860,000
Less: Accumulated Amortization	(6,156,000)	(5,008,000)
Intangible Assets, net	$1,754,000	$3,852,000

The expense for amortization of the intangibles for the years ended December 31, 2016 and 2015 was approximately $1,279,000 and $1,262,000, respectively.

As of December 31, 2016 the future amortization of intangibles are as follows:

For the year ending	Amount
December 31, 2017	$689,000
December 31, 2018	219,000
December 30, 2019	219,000
December 31, 2020	219,000
December 31, 2021	130,000
Thereafter	278,000
Total	$1,754,000

Note 8. ASSETS HELD FOR SALE AND LIABILITIES DIRECTLY ASSOCIATED

As discussed in Note 1, on January 27, 2017, the Company sold all of the outstanding shares of AMK Welding, Inc. (“AMK”) to Meyer Tool, Inc., pursuant to a Stock Purchase Agreement dated January 27, 2017 (“the Stock Purchase Agreement”) for a purchase price of $4,500,000, subject to a working capital adjustment, plus additional quarterly payments, not to exceed $1,500,000, equal to five percent (5%) of Net Revenues of AMK commencing April 1, 2017. At December 31, 2016, the Company reclassified its assets held for sale and the liabilities directly associated to these assets. The components of these assets and liabilities are as follows:

Components of Assets Held for Sale and Liabilities Directly Associated

Assets Held for Sale
Cash	$40,000
Accounts Receivable, net of allowance for doubtful accounts	722,000
Inventory, net of reserves	260,000
Prepaid and other assets	96,000
Property and equipment, net of accumulated depreciation	3,478,000
Intangible Assets, net of accumulated amortization	819,000
Goodwill	635,000

Assets Held for Sale	$6,050,000

Accounts payable and accrued expenses	379,000
Capital lease obligations	1,680,000
Deferred revenues	96,000

Liabilities directly associated to Assets Held for Sale	$2,155,000

Additionally, AMK’s operations are reported in the Company’s Turbine Engine Components segment. AMK makes up the following amounts of this segment for the year ended December 31, 2016:

Segment Data
Turbine Engine Components	AMK	Total
Net Sales	$4,511,000	$10,973,000
Gross Profit	169,000	(151,000)
Pre Tax (Loss) Income	(1,595,000)	(4,084,000)
Assets	6,050,000	17,235,000

Note 9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The components of accounts payable at December 31, are detailed as follows:

	2016	2015
Accounts Payable	$13,843,000	$9,837,000
Accrued Expenses	2,317,000	2,160,000
Other Payables	-	49,000
	$16,160,000	$12,046,000

Note 10. SALE AND LEASEBACK TRANSACTION

On April 11, 2016, the Company executed a Sale - Leaseback Arrangement, whereby the Company sold the building and real property located in South Windsor, Connecticut (the “South Windsor Property”) for a purchase price of $1,700,000. The net proceeds from the sale of the property were applied to the amounts owed to PNC Bank.

Simultaneous with the closing of the sale of the South Windsor Property, the Company entered into a 15-year lease (the “Lease”) with the purchaser for the property. Base annual rent is approximately $155,000 for the first year and increases approximately 3% per year, each year thereafter. The Lease grants the Company an option to renew the Lease for an additional period of five years. Pursuant to the terms of the Lease, the Company is required to pay all of the costs associated with the operation of the facilities, including, without limitation, insurance, taxes and maintenance. The Lease also contains representations, warranties, obligations, conditions and indemnification provisions in favor of the purchaser and grants the purchaser remedies upon a breach of the Lease by the Company, including the right to terminate the Lease and hold the Company liable for any deficiency in future rent.

On October 24, 2006, the Company consummated a Sale - Leaseback Arrangement, whereby the Company sold the buildings and real property located in Bay Shore, New York (the “Bay Shore Property”) for a purchase price of $6,200,000. The Company realized a gain on the sale of $1,051,000 of which $300,000 was recognized during the year ended December 31, 2006. The remaining $751,000 is being recognized ratably over the remaining term of the twenty - year lease at approximately $38,000 per year. The gain is included in Other Income in the accompanying Consolidated Statements of Operations. The unrecognized portion of the gain in the amount of $371,000 and $409,000 as of December 31, 2016 and 2015, respectively, is classified as Deferred Gain on Sale in the accompanying Consolidated Balance Sheets.

Simultaneous with the closing of the sale of the Bay Shore Property, the Company entered into a 20-year triple- net lease (the “Lease”) with the purchaser for the property. Base annual rent is approximately $540,000 for the first five years, $560,000 for the sixth year, and thereafter increases 3% per year. The Lease grants the Company an option to renew the Lease for an additional period of five years. The Company has on deposit with the purchaser $89,000 as security for the performance of its obligations under the Lease. In addition, the Company has on deposit $150,000 with the landlord as security for the completion of certain repairs and upgrades to the Bay Shore Property. This amount is included in the caption Deferred Finance costs, Net, Deposit and Other Assets in the accompanying Consolidated Balance Sheets. Pursuant to the terms of the Lease, the Company is required to pay all of the costs associated with the operation of the facilities, including, without limitation, insurance, taxes and maintenance. The lease also contains customary representations, warranties, obligations, conditions and indemnification provisions and grants the purchaser customary remedies upon a breach of the lease by the Company, including the right to terminate the Lease and hold the Company liable for any deficiency in future rent. See Note 13 Commitments and Contingencies.

The Company accounted for these transactions under the provisions of FASB ASC 840-40, “Leases-Sale-Leaseback Transactions”.

On January 27, 2017, the Company entered into an agreement to sell the stock of AMK. Included in this agreement was the transfer of the capital lease obligation on the South Windsor Property transferred to the purchaser of AMK. At December 31, 2016, the Company reclassified the capital asset of $1,700,000 and lease obligation of $1,680,000 to Assets Held for Sale and Liabilities Held for Sale, respectively. See Note 1 for additional discussion regarding the sale of AMK.

Note 11. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Notes payable and capital lease obligations consist of the following:

	December 31,	December 31,
	2016	2015

Revolving credit note payable to PNC Bank N. A. ("PNC")	$24,393,000	$29,604,000
Term loans, PNC	6,649,000	9,833,000
Capital lease obligations	4,215,000	5,025,000
Related party notes payable, net of debt discount	1,086,000	350,000
Note payable (private placement), net of debt discount	627,000	-
Subtotal	36,970,000	44,812,000
Less: Current portion of notes and capital obligations	(33,999,000)	(40,895,000)
Notes payable and capital lease obligations, net of current portion	$2,971,000	$3,917,000

PNC Bank N. A. (“PNC”)

The Company has a credit facility with PNC (the “Loan Facility”) secured by substantially all of its assets. The Loan Facility has been amended many times during its term. The Loan Facility was amended in June 2016 (the “Twelfth Amendment”) and September 2016 (the “Thirteenth Amendment”). In connection with the Twelfth Amendment, the Company paid PNC a fee of $100,000 and reimbursed it for the fees and expenses of its counsel. The Twelfth Amendment provides for a $33,000,000 revolving loan. In addition, in the Twelfth Amendment the four term loans (Term Loan A, Term Loan B, Term Loan C and Term Loan D) then outstanding were consolidated into a single term loan with the initial principal amount of $7,387,854. Further, in the Twelfth Amendment the Company acknowledged that there were then outstanding excess advances under the revolving loan in the amount of $12,500,000.

Under the terms of the Loan Facility, as amended, the revolving loan now bears interest at (a) the sum of the Alternate Base Rate plus one and three-quarters of one percent (1.75%) with respect to Domestic Rate Loans; and (b) the sum of the LIBOR Rate plus four and one-half of one percent (4.50%) with respect to LIBOR Rate Loans. The amount outstanding under the revolving loan, exclusive of the excess advance, was $24,393,000 and $29,604,000, as of December 31, 2016 and 2015, respectively.

The Loan Facility was further amended pursuant to the Thirteenth Amendment, to modify the advance rate with respect to our inventory to be the lesser of (i) 75% of the eligible inventory, an increase from 50%, and (ii) 90% of the liquidation value of the eligible inventory, an increase from 85%, subject to the inventory sublimit of $12,500,000 and such reserves as PNC may deem proper. In addition, in the Thirteenth Amendment the lender waived any default resulting from the Company’s obligation to comply with the minimum EBITDA covenant for the period ended June 30, 2016, consented to the issuance of the Company’s 12% Subordinated Convertible Notes and the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Preferred Stock and Series A Preferred Stock.

The repayment terms of Term Loan A had been amended in April 2014, when the Company borrowed $2,676,000, representing an additional $1,328,000 to partially fund the acquisition of Woodbine. Term Loan A, as amended in 2014, was to be repaid in monthly installments of $31,859 continuing until November 2016. On October 1, 2014, the Company borrowed $3,500,000 under Term Loan B for the acquisition of AMK. Term Loan B was to be repaid in sixty consecutive monthly principal installments of $58,333 continuing until November 2019.

Prior to the Twelfth Amendment, Term Loans A and B bore interest at (a) the sum of the Alternate Base Rate plus one and three quarters of one percent (1.75%) with respect to Domestic Rate Loans and (b) the sum of the LIBOR Rate plus three percent (3.00%) with respect to LIBOR Rate Loans.

On December 31, 2014, the Company borrowed $2,500,000 under Term Loan C to refinance the Seller Note and Mortgage of $2,500,000 issued as part of the acquisition of AMK. The maturity date of Term Loan C was the first business day of January 2021, and it was to be paid in seventy two consecutive monthly principal installments, which commenced on the first business day of February 2015, and continued on the first business day of each month thereafter. The first seventy-one of the installments were to be in the amount of $34,722 with a seventy second and final payment of any unpaid principal and interest on the first business day of January 2021. Term Loan C bore interest at (a) the sum of the Alternate Base Rate plus two percent (2.00%) with respect to Domestic Rate Loans and (b) the sum of the LIBOR Rate plus three and one-quarter percent (3.25%) with respect to LIBOR Rate Loans.

On March 9, 2015, the Company borrowed $3,500,000 under Term Loan D for the acquisition of Sterling. The repayment of Term Loan D consisted of twenty consecutive monthly principal installments, the first nineteen in the amount of $62,847 which commenced on the first business day of April 2015, and continued on the first business day of each month thereafter, with a twentieth and final payment of any unpaid balance of principal and interest on the last business day of November 2016. Term Loan D bore interest at (a) the sum of the Alternate Base Rate plus two and one quarter percent (2.25%) with respect to Domestic Rate Loans and (b) the sum of the LIBOR Rate plus three and one-half percent (3.50%) with respect to LIBOR Rate Loans.

The repayment terms of the Term Loan provided for in the Twelfth Amendment consist of sixty (60) consecutive monthly principal installments, the first fifty-nine (59) of which shall be in the amount of $123,133 commencing on the first business day of July, 2016, and continuing on the first business day of each month thereafter, with a sixtieth (60th) and final payment of any unpaid balance of principal and interest payable on the last business day of June, 2021. Under the terms of the Loan Facility, as amended, the revolving loan now bears interest at (a) the sum of the Alternate Base Rate plus one and three-quarters of one percent (1.75%) with respect to Domestic Rate Loans; and (b) the sum of the LIBOR Rate plus four and one-half of one percent (4.50%) with respect to LIBOR Rate Loan.

At the closing of the Twelfth Amendment the Company paid $1,500,000 to reduce the outstanding excess under the revolving loan from $12,500,000 to $11,000,000. It also agreed that the excess advances will be paid down by $100,000 each week commencing the second week after the closing of the Twelfth Amendment.

To the extent that the Company disposes of collateral used to secure the Loan Facility, other than inventory, the Company must promptly repay the draws on the credit facility in the amount equal to the net proceeds of such sale.

The terms of the Loan Facility require that among other things, the Company maintain a specified Fixed Charge Coverage Ratio and maintain a minimum EBITDA. In addition, the Company is limited in the amount of Capital Expenditures it can make. The Company is also limited to the amount of dividends it can pay its shareholders as defined in the Loan Facility. As of December 31, 2016, the Company was not in compliance with the Fixed Charge Coverage Ratio covenant. The failure to maintain the requisite Fixed Charge Coverage Ratio constitutes a default under the Loan Facility and PNC at its option may give notice to the Company that all amounts under the Loan Facility are immediately due and payable. Consequently, all amounts due under the Term Loans are also classified as current. As of December 31, 2016, the Company was not in compliance with the minimum EBITDA requirement. The Company has requested a waiver from PNC for the failure to meet the minimum EBITDA covenant. Because the revolving loans contain a subjective acceleration clause which could permit PNC to require repayment prior to maturity, all of the loans outstanding with PNC are classified with the current portion of notes and capital lease obligations.

As of December 31, 2016, our debt to PNC in the amount of $31,042,000 consisted of the revolving credit note due to PNC in the amount of $24,393,000 and the term loans due to PNC in the amount of $ 6,649,000.

Each day, the Company’s cash collections are swept directly by the bank to reduce the revolving loans and the Company then borrows according to a borrowing base formula. The Company's receivables are payable directly into a lockbox controlled by PNC (subject to the terms of the Loan Facility). PNC may use some elements of subjective business judgment in determining whether a material adverse change has occurred in the Company's condition, results of operations, assets, business, properties or prospects allowing it to demand repayment of the Loan Facility.

As of December 31, 2016 the future minimum principal payments for the term loans are as follows:

For the year ending	Amount
December 31, 2017	$1,478,000
December 31, 2018	1,478,000
December 31, 2019	1,478,000
December 31, 2020	1,478,000
December 31, 2021	737,000
Thereafter	-
PNC Term Loans payable	6,649,000
Less: Current portion	(6,649,000)
Long-term portion	$-

Interest expense related to these credit facilities amounted to approximately $1,908,000 and $1,414,000 for the years ended December 31, 2016 and 2015, respectively.

Capital Leases Payable Equipment

The Company is committed under several capital leases for manufacturing and computer equipment. All leases have bargain purchase options exercisable at the termination of each lease. Capital lease obligations totaled $4,215,000 and $5,025,000 as of December 31, 2016 and 2015, respectively, with various interest rates ranging from approximately 4% to 14%.

As of December 31, 2016, the aggregate future minimum lease payments, including imputed interest, with remaining terms of greater than one year are as follows:

For the year ending	Amount
December 31, 2017	$1,442,000
December 31, 2018	1,407,000
December 31, 2019	1,230,000
December 31, 2020	509,000
December 31, 2021	19,000
Thereafter	1,000
Total future minimum lease payments	4,608,000
Less: imputed interest	(393,000)
Less: current portion	(1,244,000)
Total Long Term Portion	$2,971,000

Related Party Notes Payable

On September 8, 2015, the Company issued a promissory note (“the Taglich Note A”) to Michael Taglich in the principal amount of $350,000. The Taglich Note A bore interest at the rate of 4% per annum. The Company's obligation under the Taglich Note A was subordinated to its indebtedness to PNC.

On April 8, 2016, the Company issued a promissory note (“the Taglich Note B”) to Michael Taglich in the principal amount of $350,000. The Taglich Note B bore interest at the rate of 7% per annum. The Company’s obligation under the Taglich Note B was subordinated to its indebtedness to PNC.

On April 8, 2016, the Company issued a promissory note (“the Taglich Note C”) to Robert Taglich in the principal amount of $350,000. The Taglich Note C bore interest at the rate of 7% per annum. The Company’s obligation under the Taglich Note C was subordinated to its indebtedness to PNC.

On May 6, 2016, the Company issued a promissory note (“the Taglich Note D”) to Michael Taglich in the principal amount of $400,000. The Taglich Note D bore interest at the rate of 7% per annum. The Company’s obligation under the Taglich Note D was subordinated to its indebtedness to PNC.

On May 6, 2016, the Company issued a promissory note (“the Taglich Note E”) to Robert Taglich in the principal amount of $300,000. The Taglich Note E bore interest at the rate of 7% per annum. The Company’s obligation under the Taglich Note E was subordinated to its indebtedness to PNC.

On May 25, 2016, the Company issued 110,000 and 65,000 shares of Series A Preferred Stock to Michael Taglich and Robert Taglich, respectively, upon surrender of Taglich Notes A through E, in the aggregate principal of $1,100,000 and $650,000, respectively.

On August 1, 2016, the Company issued a promissory note (the “Taglich Note F”) to Michael Taglich, in the principal amount of $1,000,000. The Taglich Note F bore interest at the rate of 7% per annum. The Company's obligation under the Taglich Note F was subordinated to its indebtedness to PNC.

On August 4, 2016, the Company issued a promissory note (the “Taglich Note G”) to Michael Taglich, in the principal amount of $500,000. The Taglich Note G bore interest at the rate of 7% per annum. The Company’s obligation under the Taglich Note G was subordinated to its indebtedness to PNC.

On August 19, 2016, the Company issued to Michael Taglich its 12% Subordinated Convertible Notes due December 31, 2017 (the “12% Notes”) in the principal amount of $1,520,703, together with warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of Taglich Notes F & G in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,703. In addition, the Company issued to Robert Taglich a 12% Note in the principal amount of $4,373, together with warrants to purchase 177 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock.

Also see below regarding related party purchases of the 12% and 8% subordinated convertible notes.

Interest expense related to the Taglich Notes was $264,000 for the year ended December 31, 2016.

12% Subordinated Convertible Notes

On August 19, 2016, the Company entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $4,250,000 of the Company’s 12% Subordinated Convertible Notes due December 31, 2017 (the “12% Notes”) to accredited investors (“the Offering”), together with five-year warrants to purchase 4,065 shares of common stock (the “Warrants”) for each $100,000 principal amount of 12% Notes purchased, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act ) .

The 12% Notes were convertible, at the option of the holders, into shares of the Company’s common stock at an initial conversion price of $4.92 per share, subject to adjustment for certain events. The 12% Notes were automatically convertible into shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”) at a price of $10.00 per share, the stated value of the Series A Preferred Stock, upon the filing of a certificate of amendment to the Company’s Articles of Incorporation increasing the number of shares of Series A Preferred Stock so that a sufficient number of shares are available for issuance upon conversion of the 12% Notes and for issuance in lieu of payment of cash dividends (the “Certificate of Amendment”) in accordance with the provisions of the certificate of designation authorizing the issuance of the Series A Preferred Stock. The amendment was subject to the approval of the Company’s stockholders.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 7% of the gross proceeds of the offering, five year warrants to purchase 8% of the number of shares of the Company’s common stock issuable upon conversion of the 12% Notes at an exercise price of $6.15 per share, equal to 125% of the initial conversion price per share of the 12% Notes, and reimbursement for its actual out-of-pocket expenses not to exceed in the aggregate $25,000.

In August 2016, the Company issued and sold a total of $2,720,000 principal amount of the 12% Notes, together with Warrants to purchase an aggregate of 110,556 shares of common stock, yielding net proceeds to the Company of approximately $2,320,000, pursuant to a Securities Purchase Agreements with accredited investors. The Company also issued to Michael Taglich a 12% Note in the principal amount of $1,520,703, together with Warrants to purchase 61,817 shares of common stock at an initial exercise price of $6.15, subject to anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, upon surrender for cancellation of Taglich Notes F and G in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,703. In addition, the Company issued to Robert Taglich a 12% Note in the principal amount of $4,373, together with Warrants to purchase 177 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock.

The Warrants including those issued to the placement agent are classified within stockholders equity, pursuant to ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging: Contracts in Own Equity. The 12% Notes contained a contingent put that results in early settlement of the 12% Notes upon the filing of a certificate of amendment to the Company’s Articles of Incorporation, increasing the number of shares of Series A Preferred Stock so that a sufficient number of shares are available for issuance upon conversion of the 12% Notes. The embedded put feature is required to be separately measured at fair value with changes in value recognized in the statement of operations, pursuant to ASC 815-15, Derivatives and Hedging: Embedded Derivatives, as the put feature is not clearly and closely related to the convertible promissory note.

The proceeds received upon issuing the 12% Notes and Warrants was allocated to each instrument on a relative fair value basis. The initial fair value of the Warrants was determined using the Black Scholes Merton valuation model with the following assumptions: expected term of 5 years; risk free interest rate of 1.2%; and volatility of 90%. The allocated value of the 12% Notes was further reduced for the initial fair value of the embedded put of approximately $755,000. The resulting discount to the 12% Notes, including the allocated transactions costs, is amortized to interest expense using the effective interest method over the term of the Notes.

As compensation for its services as placement agent for the offering of the 12% Notes, the Company paid Taglich Brothers, Inc. a fee of $295,400.

On November 30, 2016, the Company’s stockholders approved the amendment to the Company’s Articles of Incorporation, and consequently the Company issued a total of 438,770 shares of its Series A Preferred Stock to holders of its 12% Notes upon the automatic conversion of the principal amount of, and accrued interest on, the 12% Notes at the rate of $10.00 per share.

As of December 31, 2016, we had outstanding 1,202,548 shares of series A Preferred Stock, including 62,684 shares issued in lieu of payment of cash dividends on December 15, 2016. We issued an additional 46,010 shares of Series A Preferred Stock on March 15, 2017 in lieu of payment of cash dividends.

8 % Subordinated Convertible Notes

On November 23, 2016, the Company issued sold an aggregate principal amount of $1,400,000 of its 8% Subordinated Convertible Notes due November 30, 2018 (the “2018 Notes”), together with warrants to purchase an aggregate of 124,444 shares of Common Stock for a total purchase price of $1,400,000. The purchasers of the 2018 Notes and warrants included Michael Taglich and Robert Taglich, directors and stockholders of the Company.

Interest on the 2018 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or at our option, in additional 2018 Notes. The outstanding principal amount plus accrued interest on the 2018 Notes is convertible at the option of the holder into shares of Common Stock at an initial conversion price of $2.25, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants issued to the purchasers of the 2018 Notes are exercisable on or prior to November 30, 2021.

For acting as placement agent of the 2018 Notes, we paid Taglich Brothers, Inc. $112,000 and issued to it five-year warrants to purchase 62,222 shares of Common Stock.

The warrants issued to the purchasers of the 2018 Notes and Taglich Brothers, Inc. have an exercise price of $3.00 per share, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

On December 22, 2016, the Company entered into a Placement Agency Agreement with Taglich Brothers, Inc., as placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to offer on behalf of the Company, on a best efforts basis, up to $1,300,000 of the 2018 Notes to accredited investors (the “Offering”), together with five-year warrants to purchase 20% of the number of shares of Common Stock issuable upon immediate conversion of the 2018 Notes purchased (the “Warrants”), in a private placement exempt from the registration requirements of the Securities Act.

Under the terms of the Placement Agency Agreement, the Placement Agent is entitled to a placement agent fee equal to 8% of the gross proceeds of the Offering and five year warrants to purchase 10% of the number of shares of the Company’s Common Stock (the “Placement Agent Warrant”) issuable upon immediate conversion of the 2018 Notes at an exercise price of $3.00 per share.

Subscription Agreements

On December 22, 2016, the Company entered into subscription agreements with ten accredited investors for the purchase of an aggregate of $ 1,175,000 principal amount of the 2018 Notes, together with Warrants to purchase a total of 89,359 shares of Common Stock, including 2018 Notes and Warrants to be issued to Michael Taglich and Robert Taglich, directors and principal stockholders of the Company and principals of Taglich Brothers, Inc., who purchased an aggregate of $500,000 principal amount of the 2018 Notes and Warrants to purchase a total of 38,024 shares of Common Stock in the offering.

On December 22, 2016, the Company issued sold an aggregate principal amount of $1,175,000 of its 2018 Notes, together with Warrants to purchase an aggregate of 89,359 shares of Common Stock for a total purchase price of $ 1,175,000 to ten accredited investors, including Michael Taglich and Robert Taglich, directors and stockholders of the Company.

Interest on the 2018 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or if the Company is prohibited by applicable law or PNC Bank, National Association, its principal lender under the PNC Loan Agreement from paying interest in cash, or otherwise elects to do so, the Company may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 2018 Notes. The outstanding principal amount plus accrued interest on the 2018 Notes is convertible at the option of the holder into shares of Common Stock at an initial conversion price of $2.63, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations. The Warrants are exercisable on or prior to November 30, 2021.

For acting as placement agent of the 2018 Notes, we paid Taglich Brothers, Inc. $94,000 and issued to it five-year warrants to purchase 44,677 shares of Common Stock.

The Warrants issued to the purchasers of the 2018 Notes and Taglich Brothers, Inc. have an exercise price of $3.00 per share, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the Common Stock and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

Note 12. STOCKHOLDERS' EQUITY

Preferred Stock Offering

On May 25, 2016, the Company, entered into a Placement Agency Agreement (the “Agreement”) with Craig-Hallum Capital Group LLC and Taglich Brothers, Inc., as placement agents (the “Placement Agents”), pursuant to which the Placement Agents agreed to offer on behalf of the Company, on a best efforts basis, up to $7,000,000 of the Company’s securities (the “Offering”), in a private placement exempt from the registration requirements of the Securities Act.

Pursuant to the Agreement on May 25, 2016, and June 1, 2016, the Company completed a private placement of 700,000 shares of its Series A Convertible Stock (the “Series A Preferred Stock”) from which it derived gross proceeds of $5,250,000, net of $1,750,000 of principal amount of the Company’s promissory notes exchanged by Michael Taglich and Robert Taglich for shares of Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $10.00 per share (“Stated Value”) and are initially convertible into shares of Common Stock at a price of $4.92 per share (subject to adjustment upon the occurrence of certain events) . In connection with the placement the Company incurred approximately $606,000 of direct offering costs and $57,000 in legal expenses and granted to the Placement Agents warrants to purchase 8% of the number of shares of the Company’s common stock (113,822) issuable upon conversion of the Series A Preferred Stock sold in the offering (the “Placement Agent Warrants”) .

The Placement Agent Warrants are exercisable in whole or in part, at an initial exercise price per share of $6.15, and are exercisable for cash or on a cashless basis for a period commencing on November 26, 2016 and expiring on May 26, 2021. The exercise price and number of shares of common stock issuable upon the exercise of the Placement Agent Warrants are subject to adjustment for stock dividends, splits, combinations and similar events.

Dividends on the Series A Preferred Stock (the “Preferred Shares”) are payable on a cumulative basis at an annual rate for the first two years after the date the Preferred Shares were issued (the “Original Issue Date”) of 12% of the Stated Value per share and thereafter at the annual rate of 16% of the Stated Value per share. Dividends are payable on the fifteenth day of March, June, September and December of each year, commencing on September 15, 2016. The Company may pay dividends in cash or in additional Preferred Shares (“PIK Shares”). If during the first two years after the Original Issue Date the Company fails to pay in respect of any dividend period a dividend at an annual rate of at least 8% of the Stated Value per share in cash, in addition to paying a sufficient number of PIK Shares so that the sum of the cash dividends and PIK Shares paid equals 12% per annum the Company will issue PIK Shares in an amount equal to the product of the proportion of the cash dividend not paid times 3% per annum. Thereafter if the Company fails to pay in respect of any dividend period a dividend at an annual rate of at least 10% of the Stated Value per share in cash, in addition to paying a sufficient number of PIK Shares so that the sum of the cash dividends and PIK Shares paid equals 16% per annum, the Company will issue PIK Shares in an amount equal to the product of the proportion of the cash dividend not paid times 3% per annum. If the Company pays any portion of the dividends payable during any dividend period in PIK Shares, it will not be permitted to declare or pay any cash dividends on its common stock during that dividend period.

Accordingly, we computed earned but undeclared preferred dividends at the stated rate of 12.0% through September 15, 2016, when the form of the dividend was announced and declared by our Board of Directors. Since the Board of Directors declared dividends in the form of PIK Shares for the dividend payment period ended September 15, 2016, the earned dividend was increased to 15% (from the 12% cash rate), as per the terms of the Series A Preferred Stock. The Company recognized the PIK dividend at the estimated fair value of the shares issued.

The Company recorded the issuance of 60,380 PIK Shares during the year ended December 31, 2016 as a preferred dividend, with a fair value of $ 501,000. Accordingly, accumulated deficit and Additional Paid In Capital were increased by that amount during the year ended December 31, 2016. The fair value was determined using the closing market price of the Company's common stock of on the date of issuance of the PIK Shares, taking into consideration that the Series A Preferred Shares were convertible into the common stock. For earning per share purposes, for the year ended December 31, 2016, the fair value of the PIK Shares issued as a dividend was less than the amounts previously earned by $40,000. At December 31, 2016 and 2015, the amounts of cumulative perpetual dividends earned and not declared on the Series A Preferred Stock were $54,000 and $0, based on the stated cash dividend rate of 12%, or $0.05 and $0 per Series A Preferred share, respectively.

Under Nevada law and the terms of the Series A Preferred Stock, dividends are payable only when, as and if authorized and declared by the Company’s board of directors. After payment of all liabilities and outstanding debt obligations, holders of Series A Preferred Stock are entitled to receive $10.00 plus accrued and unpaid dividends prior to the payment of amounts available for distribution to holders of the Company’s common stock upon the liquidation and dissolution of the Company.

Holders of Series A Preferred Stock may elect at any time to convert their Preferred Shares into shares of common stock at the conversion rate of 2.0325 shares of common stock for each Preferred Share, equivalent to an initial conversion price of approximately $4.92 per share of common stock. The conversion rate and the corresponding conversion price will be subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the common stock and in the event of certain fundamental transactions such as mergers and other business combinations.

The Company may at its option, at any time and from time to time after the market price of a share of common stock is in excess of $9.84 for 30 consecutive trading days, cause all of the Preferred Shares to be converted into shares of common stock at the then-prevailing conversion rate, subject to the certain conditions set forth in the certificate of designations.

Commencing May 26, 2018, the Company may redeem all of the Preferred Shares for a redemption price of $10.00, plus accrued and unpaid dividends.

Holders of Preferred Shares will vote on an as-converted basis, together with holders of common stock, as a single class, on the election of directors and all other matters presented to stockholders, except for matters as to which under applicable law and the certificate of designation a class vote of the holders of the Series A Preferred Stock is required. The Company may not, without the affirmative vote of the record holders of a majority of the then outstanding shares of the Series A Preferred Stock voting together as a single class (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation authorizing the Series A Preferred Stock, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Series A Preferred Stock, unless such increase is necessary to pay PIK Dividends, (d) authorize a new series of preferred stock with dividend, liquidation or redemption rights senior or pari passu to the Series A Preferred Stock or (e) enter into any agreement with respect to any of the foregoing.

Common Stock Issuances

During the year ended December 31, 2015, the Company granted 52,000 shares of restricted common stock pursuant to an agreement in connection with the acquisition of Sterling. During the year ended December 31, 2016, 42,000 shares of that restricted stock has vested and is included in shares issued and outstanding. In addition, the Company issued an aggregate of 24,905 shares of common stock upon the exercise of options by certain of its directors.

Dividends

On January 15, 2015 the Company paid a dividend equal to $0.15 per common share or $1,066,000 to all shareholders of record as of January 2, 2015.

On April 24, 2015 the Company paid a dividend equal to $ 0.15 per common share or $1,134,000 to all shareholders of record as of April 13, 2015.

On August 12, 2015, the Company paid a dividend equal to $0.15 per common share or $1,134,000 to all shareholders of record as of August 3, 2015.

On December 1, 2015, the Company paid a dividend equal to $0.15 per common share or $ 1,133,000 to all shareholders of record as of November 23, 2015.

Warrants Issued To Taglich Brothers

As discussed above, the Company issued warrants to Taglich Brothers, Inc. Such warrants contain cashless exercise provisions. As a result, the value of the warrants has to be recognized as a liability. In addition, the Company would be required to revalue the derivative liability at the end of each reporting period with the change in value reported on the consolidated statement of operations. The Company did not account for the derivative liability in its consolidated financial statements as it was determined to not be material.

Note 13. EMPLOYEE BENEFITS PLANS

The Company employs both union and non-union employees and maintains several benefit plans.

Union

Substantially the entire workforce at AIM is subject to a union contract with the United Service Workers Union TUJAT Local 355, EIN 11-1772919 (the “Union”). The contract expires on December 31, 2018.

Medical benefits for union employees are provided through a policy with ADP during 2016 and Insperity during 2015, the costs of which are substantially borne by the Company. In addition, the Company is obligated to make contributions for union dues and a security fund (defined contribution plan) for the benefit of each union employee. Contributions to the security fund amounted to $263,000 and $247,000 for the years ended December 31, 2016 and 2015, respectively.

The Company adopted ASU No.2011-09, “Compensation-Retirement Benefits-Multiemployer Plans (Subtopic 715-80): Disclosures about an Employer's Participation in a Multiemployer Plan" (“ASU 2011-09”). ASU 2011-09 requires additional disclosures about an employer's participation in a multiemployer pension plan. Previously, disclosures were limited primarily to the historical contributions made to the plans. ASU 2011-09 applies to nongovernmental entities that participate in multiemployer plans. The Union’s retirement plan is a defined contribution plan. As such, the Company is not responsible for the obligations of other companies in the Union’s retirement plan and no further disclosures are required.

Others

All other Company employees, are covered under a co-employment agreement with ADP.

The Company has two defined contribution plans under Section 401(k) of the Internal Revenue Code (the “Plans”). Pursuant to the Plans, qualified employees may contribute a percentage of their pre-tax eligible compensation to the Plan. The Company does not match any contributions that employees may make to the Plans.

Note 14. COMMITMENTS AND CONTINGENCIES

Real Estate Leases

The Company leases its facilities under various operating lease agreements, which contain renewal options and escalation provisions. Rent expense was $2,429,000 and $2,225,000 for the years ended December 31, 2016 and 2015, respectively. The Company is responsible for paying all operating costs under the terms of the leases. As of December 31, 2016, the aggregate future minimum lease payments are as follows:

				Motor	Porter	Clinton
	Plant Avenue	Fifth Avenue	Lamar Street	Parkway	Street	Avenue
For the year				Annual	Annual	Annual
ending	Annual Rent	Annual Rent	Annual Rent	Rent	Rent	Rent	Total Rents

December 31,
2017	$543,000	$746,000	$360,000	$106,000	$115,000	$77,000	$1,947,000
December 31,
2018	559,000	769,000	300,000	110,000	115,000	20,000	1,873,000
December 31,
2019	576,000	792,000	-	113,000	48,000	-	1,529,000
December 31,
2020	593,000	817,000	-	116,000	-	-	1,526,000
December 31,
2021	611,000	842,000	-	103,000	-	-	1,556,000
Thereafter	2,661,000	4,367,000	-	-	-	-	7,028,000
Total Rents	$5,543,000	$8,333,000	$660,000	$548,000	$278,000	$97,000	$15,459,000

The leases provide for scheduled increases in base rent. Rent expense is charged to operations using the straight- line method over the term of the lease which results in rent expense being charged to operations at inception of the lease in excess of required lease payments. This excess is shown as deferred rent in the accompanying consolidated balance sheets.

On April 11, 2016, the Company executed a Sale-Leaseback Arrangement, whereby the Company sold the building and real property located in South Windsor, Connecticut (the “Property”) for a purchase price of $1,700,000. The net proceeds from the sale of the property were applied to the amounts owed to PNC Bank.

Simultaneous with the closing of the sale of the Property, the Company entered into a 15- year lease (the “Lease”) with the purchaser for the property. Base annual rent was approximately $155,000 for the first year and increases approximately 3% per year each year thereafter. The Lease granted the Company an option to renew the Lease for an additional period of five years. Pursuant to the terms of the Lease, the Company was required to pay all of the costs associated with the operation of the facilities, including, without limitation, insurance, taxes and maintenance. The Lease also contained representations, warranties, obligations, conditions and indemnification provisions in favor of the purchaser and grants the purchaser remedied upon a breach of the Lease by the Company, including the right to terminate the Lease and hold the Company liable for any deficiency in future rent.

On January 27, 2017, the Company entered into an agreement to sell the stock of AMK. Included in this agreement, the capital lease obligation for the building transferred to the purchaser of AMK. At December 31, 2016, the Company reclassified the capital asset and lease obligation to Assets Held for Sale and Liabilities Held for Sale, respectively. See Note 1 Subsequent Events for additional discussion regarding the sale of AMK. At December 31, 2016, the Company has excluded this lease commitment from the table above.

Loss Contingencies

During 2016, a number of actions were commenced against the Company by vendors, landlords and former landlords, including a third party claim as a result of an injury suffered on a portion of a leased property not occupied by the Company. As certain of these claims represent amounts included in accounts payable they are not specifically discussed herein.

Westbury Park Associates, LLC commenced an action on or about January 11, 2017 against Air Industries Group in the NYS Supreme Court, County of Suffolk, seeking the recovery of approximately $31,000 for past rent arrears, and for an unidentified sum representing all additional rent due under a commercial lease through the end of its term, plus attorney’s fees. The additional rent due through the end of the term is approximately $105,000. The litigation is in the discovery stage and the Company believes there is a meritorious defense to the claim or that the landlord can and will mitigate its future damages by finding a new tenant.

On January 18, 2017, REP B-2, LLC filed a petition for a warrant of eviction and a money judgment of approximately $56,000 against Air Industries Group arising from rent arrears on commercial space. On January 18, 2017, 360 Motor Parkway, LLC filed a petition for a warrant of eviction and a money judgment of approximately $12,000 against Air Industries Group arising from rent arrears on commercial space. Each proceeding has resulted in a stipulation of settlement providing monthly repayment schedules to bring those rent arrears current, the last of which are due on May 1, 2017, at which time the proceedings may be dismissed.

An employee of the Company commenced an action against, among others, Rechler Equity B-2, LLC and Air Industries Group, in the Supreme Court State of New York, Suffolk County, seeking compensation in an undetermined amount for injuries suffered while leaving the premises occupied by Welding Metallurgy, Inc. Rechler Equity B-2, LLC, has served a Third Party Complaint in this action against Air Industries Group, Inc., and Welding Metallurgy, Inc. The action remains in the early pleading stage. The Company believes it is not liable to the employee and any amount it might have to pay would be covered by insurance.

Note 15. INCOME TAXES

The provision for (benefit from) income taxes as of December 31, is set forth below:

	2016	2015
Current
Federal	$-	$-
State	49,000	53,000
Prior year overaccruals
Federal	-	(123,000)
State	-	-
Total Expense (Benefit)	49,000	(70,000)
Deferred Tax Benefit	(4,962,000)	(216,000)
Valuation Allowance	7,025,000	-
Net Provision for (Benefit from) Income Taxes	$2,112,000	$(286,000)

The following is a reconciliation of our income tax rate computed using the federal statutory rate to our actual income tax rate as of December 31,

	2016	2015
U. S. statutory income tax rate	34.00%	-34.00%
State taxes	1.50%	4.70%
Permanent differences, overaccruals and non-deductible items	0.08%	3.00%
Rate change and provision to return true-up	0.85%	-40.20%
Expired stock options	-0.15%	40.80%
Deferred tax valuation allowance	-51.64%	-
Total	-15.36%	-25.70%

The components of net deferred tax assets at December 31, 2016 and 2015 are set forth below:

	December 31,	December 31,
	2016	2015
Deferred tax assets
Current:
Net operating losses	$4,754,000	$462,000
Bad debts	413,000	336,000
Inventory - 263A adjustment	-	8,000
Accounts payable, accrued expenses and reserves	930,000	919,000
Total current deferred tax assets before valuation allowance	6,097,000	1,725,000
Valuation allowance	(6,097,000)	-
Total current deferred tax assets after valuation allowance	-	1,725,000

Non-current:
Section 1231 loss carry forward	4,000	4,000
Stock based compensation - options and restricted stock	164,000	79,000
Capitalized engineering costs	431,000	432,000
Deferred rent	468,000	410,000
Amortization - NTW Transaction	1,324,000	789,000
Inventory reserves	1,157,000	680,000
Deferred gain on sale of real estate	121,000	126,000
Other	160,000	257,000
Total non-current deferred tax assets before valuation allowance	3,829,000	2,777,000
Valuation allowance	(928,000)	(4,000)
Total non-current deferred tax assets after valuation allowance	2,901,000	2,773,000

Deferred tax liabilities:
Property and equipment	(2,595,000)	(2,091,000)
Amortization - NTW Goodwill	(33,000)	(13,000)
Amortization - AMK Goodwill	-	(18,000)
Amortization - Welding Transaction	(273,000)	(313,000)
Total non-current deferred tax liabilities	(2,901,000)	(2,435,000)

Net non current deferred tax asset	$-	$338,000

The Company had a capital loss carry forward from the sale of Sigma Metals, Inc., a former subsidiary of the Company, of $2,719,000 which expired in fiscal 2015.

During the year ended December 31, 2016, the Company recorded a valuation allowance equal to its net deferred tax assets. The Company determined that due to a recent history of net losses, that at this time, sufficient uncertainty exists regarding the future realization of these deferred tax assets through future taxable income. If, in the future, the Company believes that it is more likely than not that these deferred tax benefits will be realized, the valuation allowances will be reduced or eliminated. With a full valuation allowance, any change in the deferred tax asset or liability is fully offset by a corresponding change in the valuation allowance. At December 31, 2016 and 2015, the Company provided a valuation allowance on its deferred tax assets of $7,025,000 and $4,000, respectively.

At December 31, 2016 and 2015, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. The Company does not expect that its unrecognized tax benefits will materially increase within the next twelve months. The Company recognizes interest and penalties related to uncertain tax positions in interest expense. As of December 31, 2016 and 2015, the Company has not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

In certain cases, the Company's uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. The Company files federal and state income tax returns in jurisdictions with varying statutes of limitations. The 2013 through 2016 tax years generally remain subject to examination by federal and state tax authorities.

Note 16. STOCK OPTIONS AND WARRANTS

Stock-Based Compensation

Stock Options

On March 30, 2015, the Board of Directors adopted the Company’s 2015 Equity Incentive Plan (“2015 Plan”) which was approved by affirmative vote of the Company’s stockholders on June 25, 2015. The Plan authorized the grant of rights with respect to up to 350,000 shares.

In June 2016, the Board of Directors adopted the Company’s 2016 Equity Incentive Plan (“2016 Plan”) which authorized the grant of rights with respect to up to 350,000 shares. The 2016 Plan was approved by affirmative vote of the Company’s stockholders on November 30, 2016.

During the year ended December 31, 2016, the Company granted options to purchase 100,000 shares of common stock to certain of its employees. The weighted average fair value of the granted options was estimated using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 0.73% to 2.04%; expected volatility factors of 31% to 59%; expected dividend yield of 0%; and estimated option term of 5 years.

During both of the years ended December 31, 2016 and 2015, the Board of Directors approved the issuance of 18,000 options, to non -employee members of the Company’s Board of Directors. These options vested quarterly as to 25% of the shares subject to the options, commencing June 2, 2016.

The Company recorded stock based compensation expense of $167,000 and $100,000 in its consolidated statement of operations for the years ended December 31, 2016 and 2015, respectively, and such amounts were included as a component of general and administrative expense.

The fair values of stock options granted were estimated using the Black-Sholes option- pricing model with the following assumptions for the years ended December 31:

	2016	2015
Risk-free interest rates	0.73% - 2.04%	1.31% - 1.49%
Expected life (in years)	5	5-6
Expected volatility	31%-59%	25%
Dividend yield	0.0%	5.9%

Weighted-average grant date fair value per share	$1.88	$1.10

The expected life is the number of years that the Company estimates, based upon history, that the options will be outstanding prior to exercise or forfeiture. Expected life is determined using the simplified method permitted by Staff Accounting Bulletin No. 107. In addition to the inputs referenced above regarding the option pricing model, the Company adjusts the stock-based compensation expense for estimated forfeiture rates that are revised prospectively according to forfeiture experience. The stock volatility factor is based on the New York Stock Exchange ARCA Defense Index. The Company did not use the volatility rate for its common stock as the Company determined that its common stock is thinly traded.

A summary of the status of the Company's stock options as of December 31, 2016 and 2015, and changes during the two years then ended are presented below.

		Wtd. Avg.
	Options	Exercise Price
Balance, December 31, 2014	528,539	9.01
Granted during the period	99,000	10.20
Exercised during the period	(46,473)	4.50
Terminated/Expired during the period	(16,724)	84.78
Balance, December 31, 2015	564,342	7.35
Granted during the period	128,000	5.28
Exercised during the period	(24,905)	2.95
Terminated/Expired during the period	(31,095)	8.47
Balance, December 31, 2016	636,342	$7.01

Exercisable at December 31, 2016	500,175	$6.77

The following table summarizes information about stock options at December 31, 2016:

	Remaining
Range of Exercise	Number	Wtd. Avg.	Wtd. Avg.
Prices	Outstanding	Life	Exercise Price
$0.00 - $5.00	202,694	1.81 years	$4.49
$5.01 - $20.00	433,648	2.90 years	8.19
$0.00 - $20.00	636,342	2.55 years	$7.01

As of December 31, 2016, there was $243,833 of unrecognized compensation cost related to non-vested stock option awards, which is to be recognized over the remaining weighted average vesting period of three years.

The aggregate intrinsic value at December 31, 2016 was based on the Company's closing stock price of $3.15 was $-0. The aggregate intrinsic value was calculated based on the positive difference between the closing market price of the Company’s Common Stock and the exercise price of the underlying options. The total number of in-the- money options exercisable as of December 31, 2016 was -0-.

The weighted average fair value of options granted during the years ended December 31, 2016 and 2015 was $1.88 and $1.10 per share, respectively. The total intrinsic value of options exercised during the years ended December 31, 2016 and 2015 was $34,050 and $169,626, respectively. The total fair value of shares vested during the years ended December 31, 2016 and 2015 was $63,830 and $33,845, respectively.

Warrants

The following tables summarize the Company's outstanding warrants as of December 31, 2016 and changes during the two years then ended:

		Wtd. Avg.
	Warrants	Exercise Price
Balance, December 31, 2014	164,585	7.85
Granted during the period	-	-
Exercised during the period	-	-
Terminated/Expired during the period	-	-
Balance, December 31, 2015	164,585	7.85
Granted during the period	675,691	1.07
Exercised during the period	-	-
Terminated/Expired during the period	-	-
Balance, December 31, 2016	840,276	$5.13

Exercisable at December 31, 2016	165,618	$4.49

The fair values of warrants granted were estimated using the Black-Sholes option-pricing model with the following assumption for the years ended December 31:

	2016	2015
Risk-free interest rates	1.4%-2.04%	n/a
Expected life (in years)	5	n/a
Expected volatility	33%-59%	n/a
Dividend yield	0	n/a

Weighted-average grant date fair value per share	0.81-1.4	n/a

The following table summarizes information about warrants at December 31, 2016:

Range of Exercise Prices	Warrants	Wtd. Avg. Life	Wtd. Avg. Exercise Price
$0-$3.00	320,703	4.90 years	$3.00
$3.01-$5.00	110,556	4.60 years	$5.00
$5.01 - $6.15	244,432	4.50 years	$6.15
$6.30 - $11.25	164,585	1.14 years	$7.85
$3.00-$11.25	840,276	4.01 years	$5.13

Note 17. RELATED PARTY TRANSACTIONS

Taglich Brothers, Inc. is a corporation co-founded by two of the directors of the Company. In addition, a third director of the Company is a vice president of Taglich Brothers, Inc.

As discussed in Notes 11 and 12, Taglich Brothers, Inc. has acted as placement agent for various debt and equity financing transactions and has received cash and equity compensation for their services. In addition, as discussed in Note 9, the principals of Taglich Brothers, Inc. have also invested in the Company through various debt and equity financings. Also see Note 1 under “Subsequent Events” for additional related party transactions subsequent to December 31, 2016.

Note 18. SEGMENT REPORTING

In accordance with FASB ASC 280, Segment Reporting (“ASC 280”), the Company discloses financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company follows ASC 280, which establishes standards for reporting information about operating segments in annual and interim financial statements, and requires that companies report financial and descriptive information about their reportable segments based on a management approach. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers.

The Company currently divides its operations into three operating segments: Complex Machining which consists of AIM and NTW; Aerostructures & Electronics which consists of WMI, WPI, MSI, Eur-Pac, ECC, and Compac beginning September 1, 2015 ; and Turbine Engine Components which consists of AMK and Sterling, beginning March 2015. Along with our operating subsidiaries, the Company reports the results of its corporate division as an independent segment.

The accounting policies of each of the segments are the same as those described in the Summary of Significant Accounting Policies. The Company evaluates performance based on revenue, gross profit contribution and assets employed. Corporate level operating costs are allocated to segments. These costs include corporate costs such as legal, audit, tax and other professional fees including those related to being a public company.

	Year Ended December 31,
	2016	2015
COMPLEX MACHINING
Net Sales	$37,124,000	$42,356,000
Gross Profit	4,382,000	10,412,000
Pre Tax Income (Loss)	(5,432,000)	1,825,000
Assets	45,073,000	48,353,000

AEROSTRUCTURES & ELECTRONICS
Net Sales	18,818,000	27,134,000
Gross Profit	2,489,000	6,553,000
Pre Tax Income (Loss)	(3,985,000)	386,000
Assets	19,843,000	20,229,000

TURBINE ENGINE COMPONENTS
Net Sales	10,973,000	10,952,000
Gross Profit	(151,000)	316,000
Pre Tax Income (Loss)	(4,084,000)	(3,329,000)
Assets	17,235,000	19,076,000

CORPORATE
Net Sales	-	-
Gross Profit	-	-
Pre Tax Income (Loss)	(10,000)	-
Assets	649,000	592,000

CONSOLIDATED
Net Sales	66,915,000	80,442,000
Gross Profit	6,720,000	17,281,000
Pre Tax Income (Loss)	(13,511,000)	(1,118,000)
Provision for (Benefit from ) Income Taxes	2,112,000	(286,000)
Net (Loss) Income	(15,623,000)	(832,000)
Assets	82,800,000	88,250,000

AIR INDUSTRIES GROUP

CONSOLIDATED FINANCIAL STATEMENTS

AIR INDUSTRIES GROUP

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2017	2016
	Unaudited
ASSETS
Current Assets
Cash and Cash Equivalents	$1,043,000	$1,304,000
Accounts Receivable, Net of Allowance for Doubtful
Accounts of $672,000 and $756,000, respectively	7,486,000	8,050,000
Inventory	38,132,000	39,851,000
Prepaid Expenses and Other Current Assets	659,000	557,000
Prepaid Taxes	231,000	409,000
Assets Held for Sale, Net	—	6,050,000
Total Current Assets	47,551,000	56,221,000

Property and Equipment, Net	11,580,000	12,219,000
Capitalized Engineering Costs - Net of Accumulated
Amortization of $5,038,000 and $4,957,000, respectively	1,791,000	1,627,000
Deferred Financing Costs, Net, Deposits	1,372,000	1,096,000
Intangible Assets, Net	1,450,000	1,754,000
Goodwill	9,883,000	9,883,000

TOTAL ASSETS	$73,627,000	$82,800,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes Payable and Capitalized Lease Obligations - Current Portion	$26,496,000	$32,913,000
Notes Payable - Related Party - Current Portion	1,846,000	1,086,000
Accounts Payable and Accrued Expenses	15,333,000	16,160,000
Deferred Gain on Sale - Current Portion	38,000	38,000
Deferred Revenue	722,000	946,000
Liabilities Directly Associated with Assets Held for Sale	—	2,155,000
Income Taxes Payable	20,000	20,000
Total Current Liabilities	44,455,000	53,318,000

Long Term Liabilities
Notes Payable and Capitalized Lease Obligations -
Net of Current Portion	2,644,000	2,971,000
Deferred Gain on Sale - Net of Current Portion	323,000	333,000
Deferred Rent	1,294,000	1,288,000
TOTAL LIABILITIES	$48,716,000	$57,910,000

Commitments and Contingencies

Stockholders' Equity
Preferred Stock - Par Value $.001 - Authorized 3,000,000 shares:
Shares Designated as Series A Convertible Preferred Stock, Par Value $.001, Authorized 2,000,000 shares, 1,247,654 shares and 1,202,548 shares Issued and Outstanding at March 31, 2017 and December 31, 2016, respectively, Aggregate liquidation preference $12,476,680 and $12,025,480, respectively	1,000	1,000

Common Stock - Par Value $. 001 - Authorized
25,000,000 Shares, 7,650,165 and
7,626,945 Shares Issued and Outstanding as of
March 31, 2017 and December 31, 2016, respectively	7,000	7,000
Additional Paid-In Capital	57,038,000	55,862,000
Accumulated Deficit	(32,135,000)	(30,980,000)
TOTAL STOCKHOLDERS' EQUITY	24,911,000	24,890,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$73,627,000	$82,800,000

See Notes to Condensed Consolidated Financial Statements

AIR INDUSTRIES GROUP

Condensed Consolidated Statements of Operations for the Three Months Ended March 31,

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net Sales	$16,153,000	$15,184,000

Cost of Sales	13,451,000	12,363,000

Gross Profit	2,702,000	2,821,000

Operating Expenses	3,221,000	4,412,000

Loss from Operations	(519,000)	(1,591,000)

Interest and Financing Costs	(893,000)	(505,000)

Gain on Sale of Subsidiary	451,000	—

Other (Expense) Income, Net	(193,000)	10,000

Loss before Income Taxes	(1,154,000)	(2,086,000)

Benefit from Income Taxes	—	656,000

Net Loss	$(1,154,000)	$(1,430,000)

Loss per share - basic	$(0.15)	$(0.19)

Loss per share - diluted	$(0.15)	$(0.19)

Weighted average shares outstanding - basic	7,650,165	7,584,765

Weighted average shares outstanding - diluted	7,650,165	7,584,765

See Notes to Condensed Consolidated Financial Statements

AIR INDUSTRIES GROUP

Condensed Consolidated Statements of Cash Flows For the Three Months Ended March 31,

(Unaudited)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,154,000)	$(1,430,000)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities
Depreciation of property and equipment	728,000	904,000
Amortization of intangible assets	304,000	320,000
Amortization of capitalized engineering costs	81,000	105,000
Bad debt recoveries	(14,000)	—
Non-cash compensation expense/(forfeiture of unamortized stock compensation)	(73,000)	27,000
Amortization of deferred financing costs	55,000	170,000
Deferred gain on sale of real estate	(10,000)	(10,000)
Gain on sale of subsidiary	(451,000)	—
Deferred income taxes	—	(691,000)
Amortization of convertible notes payable	176,000	—

Changes in Assets and Liabilities
(Increase) Decrease in Operating Assets:
Accounts receivable	578,000	3,850,000
Inventory	1,719,000	(3,826,000)
Prepaid expenses and other current assets	(102,000)	139,000
Prepaid taxes	178,000	—
Deposits and other assets	(276,000)	35,000
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	(621,000)	941,000
Deferred rent	6,000	3,000
Deferred revenue	(224,000)	352,000
Income taxes payable	—	11,000
NET CASH PROVIDED BY OPERATING ACTIVITIES	900,000	900,000

CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized engineering costs	(245,000)	(212,000)
Purchase of property and equipment	(89,000)	(355,000)
Proceeds from sale of subsidiary, net	4,260,000	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	3,926,000	(567,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable - revolver, net	(5,545,000)	458,000
Payments of note payable - term loans	(2,069,000)	(563,000)
Capital lease obligations	(173,000)	(313,000)
Proceeds from notes payable issuances - related party	850,000	—
Proceeds from notes payable issuances	1,850,000	—
Deferred financing costs	—	(75,000)
NET CASH USED IN FINANCING ACTIVITIES	(5,087,000)	(493,000)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(261,000)	(160,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,304,000	529,000
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,043,000	$369,000

AIR INDUSTRIES GROUP

Condensed Consolidated Statements of Cash Flows For the Three Months Ended March 31 (Continued)

(Unaudited)

	2017	2016

Supplemental cash flow information
Cash paid during the period for interest	$643,000	$505,000
Cash paid during the period for income taxes	$—	$13,000

Supplemental disclosure of non-cash transactions

Issuance of Convertible notes payable - related party	$382,000	$—

See Notes to Condensed Consolidated Financial Statements

AIR INDUSTRIES GROUP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. FORMATION AND BASIS OF PRESENTATION

Organization

On August 30, 2013, Air Industries Group, Inc. (“Air Industries Delaware”) changed its state of incorporation from Delaware to Nevada as a result of a merger with and into its newly formed wholly-owned subsidiary, Air Industries Group, a Nevada corporation (“Air Industries Nevada” or “AIRI”) and the surviving entity, pursuant to an Agreement and Plan of Merger. The reincorporation was approved by the stockholders of Air Industries Delaware at its 2013 Annual Meeting of Stockholders. Air Industries Nevada is deemed to be the successor.

The accompanying consolidated financial statements presented are those of AIRI, and its wholly-owned subsidiaries; Air Industries Machining Corp. (“AIM”), Welding Metallurgy, Inc. ("WMI" or “Welding”), Miller Stuart, Inc. (“Miller Stuart”), Nassau Tool Works, Inc. (“NTW”), Woodbine Products, Inc. (“Woodbine” or “WPI”), Decimal Industries, Inc. ("Decimal"), Eur-Pac Corporation (“Eur-Pac” or “EPC”), Electronic Connection Corporation (“ECC”), AMK Welding, Inc. (“AMK”), until sold in January 2017, Air Realty Group, LLC ("Air Realty"), The Sterling Engineering Corporation ("Sterling"), and Compac Development Corporation (“Compac”), (together, the “Company”).

Going Concern

The Company suffered net losses from operations of $519,000 and $10,789,000 and a net loss of $1,154,000 and $15,623,000, respectively, for the three months ended March 31, 2017, and the year ended December 31, 2016. The Company also had negative cash flows from operations for the year ended December 31, 2016. In addition, in 2015 the Company ceased paying dividends on its common stock and in 2016 it disposed of the real estate on which one of its operating subsidiaries is located through a sale leaseback transaction, and in January 2017 sold of one of its operating subsidiaries to raise funds for operations. During the year ended December 31, 2016, and subsequent thereto, the Company has had to sell its debt and equity securities to secure funds to operate its business. Since September 2016 the Company has been issuing additional shares of its Series A Convertible Preferred Stock in lieu of cash payment of accrued dividends on its outstanding shares of Series A Convertible Preferred Stock and since February 2017 it has issued additional convertible notes in lieu of cash payment of accrued interest on its outstanding convertible notes. Furthermore, as of March 31, 2017, the Company was not in compliance with two financial covenants under the Company's loan facility with PNC Bank (the “Loan Facility”).

The continuation of the Company's business is dependent upon future issuances of equity or other financing to fund ongoing operations. Management of the Company plans to obtain additional financing during the second quarter and the remainder of 2017 through the issuance of common or preferred stock, securities convertible into common stock, or secured or unsecured debt. These possibilities, to the extent available, may be on terms that result in dilution to the Company's existing shareholders. Although no assurances can be given, management of the Company believes that potential additional issuances of equity or other potential financing transactions as discussed above should provide the necessary funding for the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission.

Reclassifications

Certain account balances in 2016 have been reclassified to conform to the current period presentation.

AIR INDUSTRIES GROUP

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity

The Company through its AIM subsidiary is primarily engaged in manufacturing aircraft structural parts, and assemblies for prime defense contractors in the aerospace industry in the United States. NTW is a manufacturer of aerospace components, principally landing gear for F-16 and F-18 fighter aircraft. Welding is a specialty welding and products provider whose significant customers include the world's largest aircraft manufacturers, subcontractors, and original equipment manufacturers and upon the merger of Miller-Stuart into Welding, is a manufacturer of aerospace components specializing in electromechanical systems, harness and cable assemblies, electronic equipment and printed circuit boards. Woodbine is a manufacturer of aerospace components whose customers include major aircraft component suppliers. Decimal is a manufacturer of aerospace components specializing in welded and brazed chassis structures housing electronics in aircraft whose customers include major aircraft component suppliers. Eur-Pac specializes in military packaging and supplies. Eur-Pac’s primary business is “kitting” of supplies for all branches of the United States Defense Department including ordnance parts, hose assemblies, hydraulic, mechanical and electrical assemblies. Sterling manufactures components for aircraft and ground turbine engines. Compac specializes in the manufacture of RFI/EMI (Radio Frequency Interference – Electro-Magnetic Interference) shielded enclosures for electronic components. The Company’s customers are primarily publicly traded companies in the aerospace and other industries.

Inventory Valuation

The Company does not take physical inventories at interim quarterly reporting periods. Approximately 85% of the inventory value at March 31, 2017 has been estimated using a gross profit percentage based on sales of previous periods to the net sales of the current period, as management believes that the gross profit percentage on these items are materially consistent from period to period. The remainder of the inventory value at March 31, 2017 is estimated based on the Company's standard cost perpetual inventory system, as management believes the perpetual system computed value for these items provides a better estimate of value for that inventory. Adjustments to reconcile the annual physical inventory to the Company’s books are treated as changes in accounting estimates and are recorded in the fourth quarter. The Company valued inventory at December 31, 2016 at the lower of cost on a first-in-first-out basis or market.

	March 31, 2017	December 31, 2016
	(Unaudited)
Raw Materials	$7,358,000	$7,031,000
Work in Process	20,939,000	25,635,000
Finished Goods	14,454,000	11,751,000
Inventory Reserve	(4,619,000)	(4,566,000)
Total Inventory	$38,132,000	$39,851,000

Credit and Concentration Risks

There were four customers that represented 60.5% and 58.4% of total sales for the three months ended March 31, 2017 and 2016, respectively. This is set forth in the table below.

Customer	Percentage of Sales
	2017	2016
	(Unaudited)	(Unaudited)
1	16.6	23.2
2	17.1	12.7
3	14.1	11.9
4	12.7	10.6

There were three customers that represented 41.8% of gross accounts receivable and one customer that represented 19.9% of gross accounts receivable at March 31, 2017 and December 31, 2016, respectively. This is set forth in the table below.

Customer	Percentage of Receivables
	March	December
	2017	2016
	(Unaudited)
1	19.1	19.9
2	12.1	*
3	10.6	*
4	*	*

* Customer was less than 10% of Gross Accounts Receivable at March 31, 2017 and December 31, 2016.

During the three months ended March 31, 2017 and 2016, the Company had occasionally maintained balances in its bank accounts that were in excess of the FDIC limit. The Company has not experienced any losses on these accounts.

The Company has several key sole-source suppliers of various parts that are important for one or more of its products. These suppliers are its only source for such parts and, therefore, in the event any of them were to go out of business or be unable to provide parts for any reason, its business could be severely harmed.

Earnings Per Share

Basic earnings per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Potentially dilutive shares, using the treasury stock method, are included in the diluted per-share calculations for all periods when the effect of their inclusion is dilutive.

The following is a reconciliation of the denominators of basic and diluted earnings per share computations:

	Three Months Ended
	March 31,	March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Weighted average shares outstanding used
to compute basic earnings per share	7,650,165	7,584,765
Effect of dilutive stock options and
warrants	—	—
Weighted average shares outstanding and
dilutive securities used to compute dilutive
earnings per share	7,650,165	7,584,765

The following table sets forth securities which were excluded from the diluted per share calculation because the conversion price or the exercise price was greater than the average market price of the common shares:

	Three Months Ended
	March 31,	March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Convertible Preferred Stock	2,517,013	—
Stock Options	513,342	252,000
Warrants	653,540	56,800
	3,683,895	308,800

The following table sets forth securities which were excluded from the diluted per share calculation for the three months ended March 31, 2017 even though the exercise price was less than the average market price of the common shares and unvested restricted stock because the effect of including these potential shares was anti-dilutive due to the net loss incurred during that period:

	March 31,	March 31,
	2017	2016
	(Unaudited)	(Unaudited)
Stock Options	3,000	312,342
Warrants	432,917	107,785
Unvested Restricted Stock	—	27,000
	435,917	447,127

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718, "Compensation – Stock Compensation." Under the fair value recognition provision of the ASC, stock-based compensation cost is estimated at the grant date based on the fair value of the award. The Company estimates the fair value of stock options and warrants granted using the Black-Scholes-Merton option pricing model. Stock based compensation amounted to $(73,000) and $27,000 for the three months ended March 31, 2017 and 2016, respectively, and was included in operating expenses on the accompanying Condensed Consolidated Statements of Operations.

Goodwill

Goodwill represents the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. The goodwill amount of $9,883,000 at March 31, 2017 and December 31, 2016 relates to the acquisitions of Welding ($291,000), NTW ($162,000), Woodbine ($2,565,000), Eur-Pac ($1,656,000), ECC ($109,000), Sterling ($4,540,000) and Compac ($560,000). Goodwill is not amortized, but is tested annually for impairment, or if circumstances occur that more likely than not reduce the fair value of the reporting unit below its carrying amount.

The Company has determined that there has been no impairment of goodwill at March 31, 2017.

Debt Issuance Costs

Effective January 1, 2016, the Company adopted FASB ASU 2015-15 “Interest-Imputation of Interest (Subtopic 835-30), Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, Amendments to SEC Paragraphs Pursuant to Staff Announcement at June 18, 2015 EITF Meeting”. The amendments to the SEC paragraphs in this update state that given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The adoption of this amended guidance did not have a significant impact on the Company's consolidated financial statements.

Recently Issued Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities (Subtopic 825-10)” (“ASU 2016-01”).The main objective of ASU 2016-01 is enhancing the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The amendments address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2016-01 to have a significant impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The main objective of ASU 2016-02 is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. To meet that objective, the FASB is amending the FASB Accounting Standards Codification and creating Topic 842, Leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2016-02 to have a significant impact on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation—Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment” (“ASU 2016-09”). ASU 2016-09 is part of the FASB Simplification Initiative. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2016-09 will affect all entities that issue share-based payment awards to their employees. The areas for simplification involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company adopted this ASU during the first quarter of 2017, and the adoption did not materially impact its consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-10”). The core principle of the guidance in Topic 606 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2016-10 affect the guidance in ASU 2014-09, “Revenue from Contracts with Customers”, which is not yet effective. The effective date and transition requirements of ASU 2016-10 are the same as the effective date and transition requirements of ASU 2014-09. They are effective prospectively for reporting periods beginning after December 15, 2017 and early adoption is not permitted. The Company is currently assessing the impact of the adoption of these amendments on its consolidated financial statements.

In May 2016, the FASB issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain arrow areas and add some practical expedients. These amendments are effective at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. The Company is currently assessing the impact of the adoption of the amendments to Topic 606 and these amendments on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

In January 2017, the FASB issued ASU 2017-01 (“ASU 2017-01”), Business Combinations, which clarifies the definition of a business, particularly when evaluating whether transactions should be accounted for as acquisitions or dispositions of assets or businesses. The first part of the guidance provides a screen to determine when a set is not a business; the second part of the guidance provides a framework to evaluate whether both an input and a substantive process are present. The guidance will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted for transactions that have not been reported in issued financial statements. The Company is currently assessing the impact of this update on the presentation of these financial statements.

In January 2017, FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, Step 2 of the goodwill impairment test, which requires determining the implied fair value of goodwill and comparing it with its carrying amount has been eliminated. Thus, the goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount (i.e., what was previously referred to as Step 1). In addition, ASU No. 2017-04 requires entities having one or more reporting units with zero or negative carrying amounts to disclose (1) the identity of such reporting units, (2) the amount of goodwill allocated to each, and (3) in which reportable segment the reporting unit is included. ASU No. 2017-04 is effective as follows: (1) for a public business entity that is an SEC filer for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Subsequent Events

Management has evaluated subsequent events through the date of this filing.

On May 2, and May 10, 2017, we borrowed an aggregate of $750,000 from each of Michael Taglich and Robert Taglich. The two loans totaled $1,500,000.

On May 12, 2017, we issued and sold to seven accredited investors, including Michael Taglich and Robert Taglich, an aggregate of $3,089,186 principal amount of our Subordinated Convertible Notes due May 12, 2018, together with warrants to purchase a total of 372,191 shares of common stock, for a total purchase price of $2,999,198, resulting in gross proceeds of $1,495,870, net of the cancellation of $1,503,328 of indebtedness we owed to Michael Taglich and Robert Taglich for working capital advances made on May 2 and 10, 2017 together with accrued interest.

On May 19, 2017 we issued and sold to ten accredited investors, including a partnership in which Michael Taglich and Robert Taglich are partners, an aggregate of $1,069,438 principal amount of our Subordinated Convertible Notes due May 12, 2018, together with warrants to purchase a total of 128,848 shares of common stock, for a total purchase price of $1,038,286. The Subordinated Convertible Notes due May 12, 2018 sold on May 19 2017 and warrants are identical to those sold by the Company on May 12, 2017, except for the date of issuance.

Our Subordinated Convertible Notes due May 12, 2018 (the “May 2018 Notes”) and related warrants were issued for a purchase price equal to 97% of the principal amount of the May 2018 Notes purchased. The principal amount of each May 2018 Note will be increased by 2% for each 30 days it remains outstanding commencing August 1, 2017. Upon the occurrence of, and during the continuance of an Event of Default (as defined in the May 2018 Notes), the May 2018 Notes will accrue late interest at the rate of 10% per annum. Payment of the principal and accrued interest, if any, on the May 2018 Notes is junior and subordinate in right of payment to the Company’s indebtedness under the Loan Facility.

The principal amount, together with accrued interest, if any (together, the “Conversion Amount”), of the May 2018 Notes are convertible into shares of common stock until November 12, 2017 at an initial conversion price of $2.49 per share, subject to anti-dilution and other adjustments for stock splits and certain fundamental transactions, including recapitalizations, mergers and other business combination transactions (the “Fixed Conversion Price”), and thereafter at the lower of the Fixed Conversion Price and 75% of the five (5) Weighted Average Prices (as defined in the May 2018 Notes) of the common stock during the five consecutive trading day period ending on the trading immediately preceding the day of a request by the holder for conversion of the May 2018 Notes. The Company has the right to redeem all, or a portion of (on a pro rata basis), the May 2018 Notes upon written notice to the holders not less than three trading days prior to the applicable redemption date. Subject to the subordination provisions of the May 2018 Notes, holders of the May 2018 Notes have the right to request the redemption of their Notes at any time, and following an Event of Default or in advance of a Change of Control (as defined in the May 2018 Notes).

The warrants are exercisable at an initial exercise price of $2.49 per share until May 12, 2022, and may be exercised on a cashless basis for a lesser number of shares based upon prevailing market prices when exercised. The exercise price of the warrants is subject to anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as recapitalizations, mergers and other business combination transactions. In addition, the exercise price of the warrants will be reset, (x) to the public offering price of the shares of common stock sold in a public offering of the Company’s common stock, if lower than the exercise price then in effect, provided the Company receives gross process of at least $3,000,000 from the sale of the shares of common stock sold in that offering, or (y) the Weighted Average Price (as defined in the 2018 Notes) of the common stock on the first date on which none of the 2018 Notes are outstanding, if lower than the exercise price then in effect, whichever event first occurs.

The Company has paid or agreed to pay a fee of $191,155 to Taglich Brothers, Inc. and another third party entity for acting as placement agents for with the sale of the May 2018 Notes and warrants.

Note 3. PROPERTY AND EQUIPMENT

The components of property and equipment at March 31, 2017 and December 31, 2016 consisted of the following:

	March 31, 2017	December 31, 2016
	(Unaudited)
Land	$300,000	$300,000
Buildings and Improvements	1,672,000	1,650,000	31.5 years
Machinery and Equipment	14,062,000	14,032,000	5 - 8 years
Capital Lease Machinery and Equipment	5,573,000	5,573,000	3 - 5 years
Tools and Instruments	7,554,000	7,520,000	1.5 - 7 years
Automotive Equipment	195,000	195,000	5 years
Furniture and Fixtures	438,000	438,000	5 - 8 years
Leasehold Improvements	969,000	966,000	Term of Lease
Computers and Software	519,000	519,000	4 - 6 years
Total Property and Equipment	31,282,000	31,193,000
Less: Accumulated Depreciation	(19,702,000)	(18,974,000)
Property and Equipment, net	$11,580,000	$12,219,000

Depreciation expense for the three months ended March 31, 2017 and 2016 was approximately $728,000 and $904,000, respectively.

Assets held under capitalized lease obligations are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2017 and 2016. Accumulated depreciation on these assets was approximately $2,630,000 and $2,320,000 as of March 31, 2017 and December 31, 2016, respectively.

Note 4. INTANGIBLE ASSETS

The components of intangibles assets consisted of the following:

	March 31,	December 31,
	2017	2016
	(Unaudited)
Customer Relationships	6,115,000	$6,115,000	5 to 14 years
Trade Names	970,000	970,000	15 to 20 years
Technical Know-how	660,000	660,000	10 years
Non-Compete	150,000	150,000	5 years
Professional Certifications	15,000	15,000	.25 to2 years
Total Intangible Assets	7,910,000	7,910,000
Less: Accumulated Amortization	(6,460,000)	(6,156,000)
Intangible Assets, net	$1,450,000	$1,754,000

Amortization expense for the three months ended March 31, 2017 and 2016 was approximately $304,000 and $320,000, respectively.

Note 5. NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Notes payable and capital lease obligations consist of the following:

	March 31, 2017	December 31, 2016
	(Unaudited)
Revolving credit note payable to PNC Bank N.A. ("PNC")	$18,847,000	$24,393,000
Term loans, PNC	4,580,000	6,649,000
Capital lease obligations	3,902,000	4,215,000
Related party note payable, net of debt discount	1,846,000	1,086,000
Notes Payable (private placement), net of debt discount	1,811,000	627,000
Subtotal	30,986,000	36,970,000
Less: Current portion of notes and capital obligations	(28,342,000)	(33,999,000)
	$2,644,000	$2,971,000

PNC Bank N.A. ("PNC")

The Company has a Loan Facility with PNC secured by substantially all of its assets. The Loan Facility has been amended many times during its term. The Loan Facility was amended in June 2016 (the “Twelfth Amendment”) and September 2016 (the “Thirteenth Amendment”). In connection with the Twelfth Amendment, the Company paid PNC a fee of $100,000 and reimbursed it for the fees and expenses of its counsel. The Twelfth Amendment provides for a $33,000,000 revolving loan. In addition, in the Twelfth Amendment the four term loans (Term Loan A, Term Loan B, Term Loan C and Term Loan D) then outstanding were consolidated into a single term loan with the initial principal amount of $7,387,854. Further, in the Twelfth Amendment the Company acknowledged that there were then outstanding excess advances under the revolving loan in the amount of $12,500,000.

Under the terms of the Loan Facility, as amended, the revolving loan now bears interest at (a) the sum of the Alternate Base Rate plus one and three- quarters of one percent (1.75%) with respect to Domestic Rate Loans; and (b) the sum of the LIBOR Rate plus four and one-half of one percent (4.50%) with respect to LIBOR Rate Loans. The amount outstanding under the revolving loan, exclusive of the excess advance, was $18,847,000 and $24,393,000, as of March 31, 2017 and December 31, 2016, respectively.

The Loan Facility was further amended pursuant to the Thirteenth Amendment, to modify the advance rate with respect to our inventory to be the lesser of (i) 75% of the eligible inventory, an increase from 50%, and (ii) 90% of the liquidation value of the eligible inventory, an increase from 85%, subject to the inventory sublimit of $12,500,000 and such reserves as PNC may deem proper. In addition, in the Thirteenth Amendment the lender waived any default resulting from the Company’s obligation to comply with the minimum EBITDA covenant for the period ended June 30, 2016, consented to the issuance of the Company’s 12% Subordinated Convertible Notes and the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Preferred Stock and Series A Preferred Stock.

The repayment terms of the Term Loan provided for in the Twelfth Amendment consist of sixty (60) consecutive monthly principal installments, the first fifty-nine (59) of which shall be in the amount of $123,133 commencing on the first business day of July, 2016, and continuing on the first business day of each month thereafter, with a sixtieth (60th) and final payment of any unpaid balance of principal and interest payable on the last business day of June, 2021.

At the closing of the Twelfth Amendment, the Company paid $1,500,000 to reduce the outstanding excess under the revolving loan from $12,500,000 to $11,000,000. It also agreed that the excess advances will be paid down by $100,000 each week commencing the second week after the closing of the Twelfth Amendment.

To the extent that the Company disposes of collateral used to secure the Loan Facility, other than inventory, the Company must promptly repay the draws on the credit facility in the amount equal to the net proceeds of such sale.

The terms of the Loan Facility require that among other things, the Company maintain a specified Fixed Charge Coverage Ratio and maintain a minimum EBITDA. In addition, the Company is limited in the amount of capital expenditures it can make. The Company also is limited as to the amount of dividends it can pay its shareholders, as defined in the Loan Facility. As of March 31, 2017, the Company was not in compliance with the Fixed Charge Coverage Ratio covenant or minimum EBITDA covenant. The failure to maintain the requisite Fixed Charge Coverage Ratio and minimum EBITDA constitutes a default under the Loan Facility and PNC at its option may give notice to the Company that all amounts under the Loan Facility are immediately due and payable. Consequently, all amounts due under the term loan are also classified as current. The Company has requested a waiver from PNC for the failure to meet the specified Fixed Charge Coverage Ratio and minimum EBITDA covenant. Because the revolving loans contain a subjective acceleration clause which could permit PNC to require repayment prior to maturity, all of the loans outstanding with PNC are classified with the current portion of notes and capital lease obligations.

As of March 31, 2017, our debt to PNC in the amount of $23,427,000 consisted of the revolving credit loan in the amount of $18,847,000 and the term loan in the amount of $4,580,000. As of December 31, 2016, our debt to PNC in the amount of $31,042,000 consisted of the revolving credit note due to PNC in the amount of $24,393,000 and the term loan due to PNC in the amount of $6,649,000.

Each day, the Company’s cash collections are swept directly by the bank to reduce the revolving loans and the Company then borrows according to a borrowing base formula. The Company's receivables are payable directly into a lockbox controlled by PNC (subject to the terms of the Loan Facility). PNC may use some elements of subjective business judgment in determining whether a material adverse change has occurred in the Company's condition, results of operations, assets, business, properties or prospects allowing it to demand repayment of the Loan Facility.

As of March 31, 2017, the scheduled future minimum principal payments for the term loan are as follows, however as discussed above, the balance of the term loan has been classified as current:

For the twelve months ending	Amount
March 31, 2018	$1,478,000
March 31, 2019	1,478,000
March 31, 2020	1,478,000
March 31, 2021	146,000
March 31, 2022	4,580,000
Thereafter	(4,580,000)
Long-term portion	$—

Interest expense related to these credit facilities amounted to approximately $720,000 and $435,000 for the three months ended March 31, 2017 and 2016, respectively.

Capital Leases Payable – Equipment

The Company is committed under several capital leases for manufacturing and computer equipment. All leases have bargain purchase options exercisable at the termination of each lease. Capital lease obligations totaled $3,902,000 and $4,215,000 as of March 31, 2017 and December 31, 2016, respectively, with various interest rates ranging from approximately 4% to 14%.

As of March 31, 2017, the aggregate future minimum lease payments, including imputed interest, with remaining terms of greater than one year are as follows:

For the twelve months ending	Amount
March 31, 2018	$1,442,000
March 31, 2019	1,359,000
March 31, 2020	1,160,000
March 31, 2021	282,000
March 31, 2022	—
Thereafter	—
Total future minimum lease payments	4,243,000
Less: imputed interest	(337,000)
Less: current portion	(1,262,000)
Total Long Term Portion	$2,644,000

Related Party Notes Payable

On March 17, 2017, the Company borrowed $200,000 and $300,000 from each of Michael Taglich and Robert Taglich, respectively, directors and principal stockholders of our company, and issued promissory notes in the principal amounts of $200,000 and $300,000 to Michael Taglich and Robert Taglich, respectively, to evidence our obligation to repay that indebtedness. The notes bear interest at the rate of 7% per annum and are payable on September 17, 2017. Michael and Robert Taglich have the option to convert the unpaid principal amount and accrued interest on the promissory notes into shares of common stock or other securities of the company which the Company may offer and sell in any public or private financing (each a “Financing”), on the same terms and conditions as are offered to purchasers in such Financing, or, if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which option they must exercise by notice to the Company within three business days following the completion of such Financing. Upon completion of any Financing, upon notice to Michael and Robert Taglich, the Company has the right to convert the unpaid principal amount of those promissory notes and accrued interest thereon into shares of common stock or other of our securities sold in the Financing on the same terms and conditions as are offered to purchasers in the Financing, or if more favorable to the Company, on such other terms as may be required under the rules of the NYSE MKT, which right the Company must exercise within three business days following the completion of such Financing.

Related Party Notes Payable – Subsequent Events

On May 2, and May 10, 2017, the Company borrowed an aggregate of $750,000 from each of Michael Taglich and Robert Taglich. This indebtedness, together with accrued interest, were converted into May 2018 Notes on May 12, 2017.

Private Placements of 8% Subordinated Convertible Notes

From November 23, 2016 through March 21, 2017, the Company received gross proceeds of $4,775,000 from the sale of an equal principal amount of our 8% Subordinated Convertible Notes (the 8% Notes”), together with warrants to purchase a total of 383,032 shares of our common stock, in private placement transactions with accredited investors (the “8% Note Offerings”). In connection with the offering of the 8% Notes, the Company issued 8% Notes in the aggregate principal amount of $382,000 to Taglich Brothers, Inc., placement agent for the 8% Note Offerings, in lieu of payment of cash compensation for sales commissions, together with warrants to purchase a total of 180,977 shares of our common stock. Of the $5,147,000 principal amount of 8% Notes issued in connection with the offerings of the 8% Notes, $2,781,000 principal amount is due November 30, 2018 (the “2018 Notes”) and $2,366,000 principal amount is due January 31, 2019 (the “2019 Notes”). Payment of the principal and accrued interest on the 8% Notes are junior and subordinate in right of payment to our indebtedness under the Loan Facility.

Interest on the 2018 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or at our option, in additional 2018 Notes, provided that if accrued interest payable on $1,269,000 principal amount of the 2018 Notes issued in December 2016 is paid in additional 2018 Notes, interest for that quarterly interest payment shall be calculated at the rate of 12% per annum. Upon the occurrence and continuation of an event of default, interest shall accrue at the rate of 12% per annum.

On February 28, 2017, the Company issued an additional $61,596 principal amount of 2018 Notes in payment of accrued interest. As of March 1, 2017, the Company had $5,262,596 principal amount of 8% Notes outstanding, consisting of $2,842,596 principal amount of 2018 Notes and $2,420,000 principal amount of 2019 Notes.

The outstanding principal amount plus accrued interest on the 8% Notes is convertible at the option of the holder into shares of common stock conversion prices ranging from $2.25 to $4.45 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations.

An event of default under the 8% Notes will occur (i) if the Company fails to make any payment under the 8% Notes within ten (10) days after the date first due, or (ii) if the Company files a petition in bankruptcy or under any similar insolvency law, makes an assignment for the benefit of its creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof. Upon the occurrence and continuation of an event of default, holders of a majority of the outstanding principal amount of the 8% Notes then outstanding, upon notice to the Company and the holders of the Senior Indebtedness (as defined in the 8% Notes), may demand immediate payment of the unpaid principal amount of the 8% Notes, together with accrued interest thereon and all other amounts payable under the 8% Notes, subject to the subordination provisions of the 8% Notes.

The exercise price of the warrants issued in connection with the 8% Note Offerings ranges from $3.00 to $4.53 per share, subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the common stock and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. Of these warrants, 320,702 warrants may be exercised until November 30, 2021 and 243,307 warrants may be exercised until January 31, 2022.

Note 6. STOCKHOLDERS' EQUITY

Issuance of Series A Preferred Stock and Related Financings

On May 25, 2016, and June 1, 2016, the Company completed a private placement of 700,000 shares of our Series A Preferred Stock for $10.00 per share and received gross cash proceeds of $5,250,000, net of $1,750,000 principal amount of our promissory notes exchanged by Michael Taglich and Robert Taglich, two of our principal stockholders, for shares of Series A Preferred Stock. The Company had issued the promissory notes to Michael Taglich and Robert Taglich for amounts borrowed from September 2015 through May 2016. The September 2015 loan bore interest at the rate of 4% per annum and was to be paid on September 7, 2016. The other loans bore interest at the rate of 7% per annum and were to be repaid on June 30, 2016, or, if earlier, upon the sale of the Company’s equity from which it derived proceeds of $1,800,000 or $2,000,000 depending upon the promissory notes issued.

Preferred Stock

The shares of Series A Preferred Stock have a stated value of $10.00 per share and are initially convertible into shares of common stock at a price of $4.92 per share (subject to adjustment upon the occurrence of certain events).  The dividend rate on the Series A Preferred Stock is 12% per annum, payable quarterly. The dividend rate increases to 15% per annum if we issue PIK Shares in lieu of payment of cash dividends payable until June 15, 2018. The number of outstanding shares of Series A Preferred Stock as of June 15, 2018 would increase from 700,000 shares to approximately 1,500,000 shares if we elected to pay all dividends due on the Series A Preferred Stock by issuing PIK Shares.  The dividend rate on the Series A Preferred Stock increases to 16% per annum after June 2018, 19% per annum to the extent dividends are paid in PIK Shares.

Dividends payable in respect of the Series A Preferred Stock will reduce the amount of net income, if any, or increase the amount of net loss attributable to holders of common stock. While the issuance of PIK Shares in payment of all or a portion of the dividends payable in respect of any dividend period preserves our cash, the increase in the rate of dividend which must be paid when we choose to issue PIK Shares in lieu of cash dividends further reduces the amount of net income, if any, or increases the amount of net loss attributable to holders of common stock. In addition, the issuance of PIK Shares will dilute the interests of our common stockholders.  Although holders of Series A Preferred Stock may convert their shares into common stock they are unlikely to convert if the Company is unable to pay cash dividends and the price of the common stock does not increase significantly above $4.92 per share, the conversion price, for a sustained period. The Company has the right to redeem the Series A Preferred Stock after May 26, 2018 for a redemption price of $10.00, plus accrued and unpaid dividends; however, the Company may not have sufficient cash available to effect such redemption.

In connection with the placement we incurred approximately $606,000 of direct offering costs and $57,000 in legal expenses and granted to the placement agents warrants to purchase 8% of the number of shares of our common stock (113,820 shares) issuable upon conversion of the Series A Preferred Stock sold in the offering. The warrants are exercisable in whole or in part, at an initial exercise price per share of $6.15, and are exercisable for cash or on a cashless basis commencing on November 26, 2016 and expiring on May 26, 2021.  The exercise price and number of shares of common stock issuable under the warrants are subject to adjustments for stock dividends, splits, combinations and similar events.

Of the proceeds generated by the sale of our shares of Series A Preferred Stock, $1,500,000 was paid to PNC to reduce the amount outstanding under our Loan Facility.

In August 2016, the Company completed the private placement of $2,720,000 principal amount of our 12% Subordinated Convertible Notes due December 31, 2017 (the “12% Notes”), together with warrants to purchase an aggregate of 110,658 shares of common stock, for a total purchase price of $2,720,000, from which we derived net proceeds of approximately $2,319,800, which was used to pay down the Company’s indebtedness under the Loan Facility and for working capital. The Company also issued to Michael Taglich a 12% Note in the principal amount of $1,520,713, together with warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of promissory notes in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,713.   The Company had issued the promissory notes to Michael Taglich for amounts borrowed in August 2016. The promissory notes bore interest at the rate of 7% per annum and were to be repaid on December 31, 2016, or, if earlier, upon the sale of our equity securities from which we derived proceeds of $2,000,000. In addition, the Company issued to Robert Taglich a 12% Note in the principal amount of $4,373, together with warrants to purchase 177 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock.

The 12% Notes provided for the automatic conversion of the principal and accrued interest of the 12% Notes into shares of Series A Preferred Stock at a price of $10.00 per share, the stated value of the Series A Preferred Stock, upon the filing of an amendment to the Company’s Articles of Incorporation increasing the number of shares of preferred stock we are authorized to issue from 1,000,000 shares to 3,000,000 shares, including 2,000,000 shares of Series A Preferred Stock (the “Charter Amendment”). The Company issued 438,770 shares of Series A Preferred Stock to the holders of the 12% Notes on November 30, 2016, the date the Company’s stockholders approved the Charter Amendment and the Company filed the certificate of amendment effecting the Charter Amendment with the Office of the Secretary of State of Nevada. As a result of the automatic conversion of the 12% Notes into shares of Series A Preferred Stock, no 12% Notes are outstanding.

As compensation for its services as placement agent for the offering of the 12% Notes, the Company paid Taglich Brothers, Inc. a fee of $295,400 and issued to Taglich Brothers, Inc. five-year warrants to purchase 68,617 shares of common stock at an initial exercise price of $6.15, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations.

As of December 31, 2016, the Company had outstanding 1,202,548 shares of Series A Preferred Stock, including 62,684 shares issued in lieu of payment of cash dividends on December 15, 2016. We issued an additional 45,106 shares of Series A Preferred Stock on March 15, 2017 in lieu of payment of cash dividends.

Note 7. INCOME TAXES

The Company recorded no income tax for the three months ended March 31, 2017 because the estimated annual effective tax rate was zero. In determining the estimated annual effective income tax rate, the Company analyzes various factors, including projections of our annual earnings and taxing jurisdictions in which the earnings will be generated, the impact of state and local income taxes, their ability to use tax credits and net operating loss carry forwards, and available tax planning alternatives. As of March 31, 2017 and December 31, 2016, the Company provided a valuation allowance against its net deferred tax assets since the Company believes it is more likely than not that its deferred tax assets will not be realized.

The benefit from income taxes for the three months ended March 31, 2016 is set forth below:

2016
(Unaudited)
Current
Federal	$—
State	22,000
Prior Year Under Accrual
Federal	13,000
Total Current Expense	35,000
Deferred Tax (Benefit)	(691,000)
Net (Benefit from) Provision for Income Taxes	$(656,000)

Note 8. SALE OF AMK

On January 27, 2017, the Company sold all of the outstanding shares of AMK to Meyer Tool, Inc. pursuant to a Stock Purchase Agreement dated January 27, 2017 for a purchase price of $4,500,000, net of a working capital adjustment of $(240,000), plus additional quarterly payments, not to exceed $ 1,500,000, equal to five percent (5%) of Net Revenues of AMK commencing April 1, 2017. The Company recorded a $451,000 gain on the sale of AMK.

Note 9. LOSS CONTINGENCIES

During 2016, a number of actions were commenced against the Company by vendors, landlords and former landlords, including a third party claim as a result of an injury suffered on a portion of a leased property not occupied by the Company. As certain of these claims represent amounts included in accounts payable they are not specifically discussed herein.

Westbury Park Associates, LLC commenced an action on or about January 11, 2017 against Air Industries Group in the NYS Supreme Court, County of Suffolk, seeking the recovery of approximately $31,000 for past rent arrears, and for an unidentified sum representing all additional rent due under a commercial lease through the end of its term, plus attorney’s fees. The additional rent due through the end of the term is approximately $105,000. The litigation is in the discovery stage and the Company believes there is a meritorious defense to the claim or that the landlord can and will mitigate its future damages by finding a new tenant.

On January 18, 2017, REP B-2, LLC filed a petition for a warrant of eviction and a money judgment of approximately $56,000 against Air Industries Group arising from rent arrears on commercial space. On January 18, 2017, 360 Motor Parkway, LLC filed a petition for a warrant of eviction and a money judgment of approximately $12,000 against Air Industries Group arising from rent arrears on commercial space. Each proceeding has resulted in a stipulation of settlement providing monthly repayment schedules to bring those rent arrears current, the last of which are due on May 1, 2017, at which time the proceedings may be dismissed.

An employee of the Company commenced an action against, among others, Rechler Equity B-2, LLC and Air Industries Group, in the Supreme Court State of New York, Suffolk County, seeking compensation in an undetermined amount for injuries suffered while leaving the premises occupied by Welding Metallurgy, Inc. Rechler Equity B-2, LLC, has served a Third Party Complaint in this action against Air Industries Group, Inc. and Welding Metallurgy, Inc. The action remains in the early pleading stage. The Company believes it is not liable to the employee and any amount it might have to pay would be covered by insurance.

Note 10. SEGMENT REPORTING

In accordance with FASB ASC 280, “Segment Reporting” ("ASC 280"), the Company discloses financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

The Company follows ASC 280, which establishes standards for reporting information about operating segments in annual and interim financial statements, and requires that companies report financial and descriptive information about their reportable segments based on a management approach. ASC 280 also establishes standards for related disclosures about products and services, geographic areas and major customers.

The Company currently divides its operations into three operating segments: Complex Machining which consists of AIM and NTW; Aerostructures and Electronics which consists of WMI, WPI, Miller Stuart (until merged into WMI in May 2017), Eur-Pac, ECC and Compac; and Turbine Engine Components which consists of Sterling and for the period January 1, 2016, to January 27, 2017, AMK.

The accounting policies of each segment are the same as those described in the Summary of Significant Accounting Policies. The Company evaluates performance based on revenue, gross profit contribution and assets employed.

Financial information about the Company’s operating segments for the three months ended March 31, 2017 and 2016 are as follows:

	Three Months Ended March 31,
	2017	2016
	(Unaudited)	(Unaudited)
COMPLEX MACHINING
Net Sales	$9,891,000	$7,467,000
Gross Profit	2,901,000	1,858,000
Pre Tax (Loss) Income	1,085,000	(400,000)
Assets	41,940,000	51,076,000

AEROSTRUCTURES & ELECTRONICS
Net Sales	4,320,000	5,160,000
Gross Profit	26,000	948,000
Pre Tax (Loss) Income	(1,279,000)	(772,000)
Assets	19,669,000	19,263,000

TURBINE ENGINE COMPONENTS
Net Sales	1,942,000	2,557,000
Gross Profit	(225,000)	15,000
Pre Tax (Loss) Income	(827,000)	(914,000)
Assets	11,233,000	17,247,000

CORPORATE
Net Sales	—	—
Gross Profit	—	—
Pre Tax (Loss) Income	(133,000)	—
Assets	785,000	534,000

CONSOLIDATED
Net Sales	16,153,000	15,184,000
Gross Profit	2,702,000	2,821,000
Pre Tax (Loss) Income	(1,154,000)	(2,086,000)
Benefit from Income Taxes	—	656,000
Net (Loss) Income	(1,154,000)	(1,430,000)
Assets	$73,627,000	$88,120,000

5,200,000

Shares of Common Stock

____________

PROSPECTUS

, 2017

Roth Capital Partners

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,823.11
Legal fees and expenses	150,000.00
Accounting fees and expenses	40,000.00
NYSE MKT listing fees	3,250.00
FINRA filing fee	3,000.00
Transfer agent fees and expenses	16,000.00
Roadshow and other expenses of Underwriters, including reimbursement of fees and expenses of counsel	180,000.00
Printing expenses	5,000.00
Miscellaneous expenses	926.89
Total	400,000.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Article 9 of our Articles of Incorporation (“Limitation on Liability”) provides as follows:

“Unless otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his individual capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time. Neither any amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article 10 of our Articles of Incorporation (“Indemnification”) provides as follows:

“Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director or officer of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. The right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is serving at the request of the Corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Any repeal or modification of the above provisions of this Article 10, approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between the above indemnification provisions, and any other Article of the Articles, the terms and provisions of this Article shall control.”

The Company maintains a director and officer insurance policy on behalf of any person who is or was a director or officer of the Company. Under such insurance policy, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In connection with a Capital Market Advisory Agreement dated January 1, 2014 pursuant to which Taglich Brothers provides us, on a nonexclusive basis, business advisory services, we issued to Taglich Brothers warrants to purchase 10,000 shares of Common Stock at an exercise price of $8.72 per share. The warrants are exercisable at any time prior to May 1, 2021. The issuance of the warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act. The warrants were endorsed with a legend restricting their transfer except in accordance with the registration requirements of the Securities Act or an exemption therefrom.

In June 2014 we issued to Taglich Brothers, placement agent in our public offering of 1,170,000 shares of our common stock completed on June 3, 2014, warrants to purchase 46,800 shares of common stock. The warrants may be exercised for cash or on a cashless basis at a per share exercise price equal to $11.25, commencing June 2, 2015 and expiring May 28, 2019. The issuance of the warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act. The warrants were endorsed with a legend restricting their transfer except in accordance with the registration requirements of the Securities Act or an exemption therefrom.

On June 4, 2014, we issued 20,000 shares of common stock to Richard Rand and Peter Rand, the shareholders of Eur-Pac Corporation, in connection with the acquisition of Eur-Pac Corporation. The issuance and sale of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4 (a)(2) of the Securities Act. The certificates evidencing the shares were endorsed with a legend restricting their transfer except in accordance with the registration requirements of the Securities Act or an exemption therefrom.

On March 1, 2015, we issued 425,005 shares of common stock to the stockholders of The Sterling Engineering Corporation in connection with the acquisition of Sterling in a merger transaction. The common stock was valued at $9.89 per share, which was the closing share price on February 27, 2015. We also granted 52,000 shares of restricted common stock to two of the principals of Sterling in connection with employment and non-compete agreements entered into with these two individuals. The issuance of these shares was exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The certificates evidencing the shares were endorsed with a legend restricting their transfer except in accordance with the registration requirements of the Securities Act or an exemption therefrom.

On May 26, 2016, we issued and sold a total of 452,250 shares of Series A Preferred Stock to accredited investors pursuant to a Securities Purchase Agreement dated May 26, 2016 for a purchase price of $10.00 per share. The Company also issued 110,000 shares of Series A Preferred Stock to Michael N. Taglich and 65,000 shares of Series A Preferred Stock to Robert F. Taglich upon surrender of promissory notes payable to each of them in the aggregate principal amount of $1,100,000 and $650,000, respectively. Michael N. Taglich and Robert F. Taglich are directors of the Company and principals of Taglich Brothers We paid the Craig-Hallum Capital Group LLC and Taglich Brothers, placement agents for the offering of the Series A Preferred Stock, a sales commission of $439,075 and in addition paid Craig-Hallum Capital Group LLC $113,370 in reimbursement of expenses incurred, including legal fees.

On May 26, 2016, we issued five-year warrants to purchase 50,996 shares of common stock at an initial exercise price of $6.15 per share to each of Craig-Hallum Capital Group LLC and Taglich Brothers, placement agents for the offering of the Series A Preferred Stock.

The issuance and sale of the shares of Series A Preferred Stock were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares of Series A Preferred Stock issued in the Offering are endorsed with a customary Securities Act restrictive legend.

On June 1, 2016, we issued and sold an additional 72,750 shares of Series A Convertible Preferred Stock to accredited investors, for a purchase price of $10.00 per share, pursuant to a Securities Purchase Agreement dated May 25, 2016. We paid the placement agents $50,925 in sales commissions in connection with the sales of the shares.

On June 1, 2016, we issued to each of Craig-Hallum Capital Group LLC and Taglich Brothers, placement agents for the offering of the Series A Preferred Stock, five-year warrants to purchase 5,915 shares of common stock at an initial exercise price of $6.15 per share.

The issuance and sale of the shares of Series A Preferred Stock and the issuance of the warrants were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares of Series A Preferred Stock and the warrants were endorsed with the customary Securities Act restrictive legend.

In August 2016, we issued two promissory notes to Michael N. Taglich in principal amounts of $500,000 and $1,000,000, respectively. The notes bore interest at the rate of 7% per annum. The principal and interest were payable on December 31, 2016, or earlier upon our receipt of proceeds from the sale of our equity securities in the aggregate amount of $2,000,000. Michael N. Taglich, a director of our company, is an accredited investor. The issuance and sale of the notes were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The notes were endorsed with a customary Securities Act restrictive legend.

In August and September 2016, we issued and sold $4,245,086 aggregate principal amount of our 12% Notes, together with five-year warrants to purchase a total of 69,025 shares of common stock, to 32 accredited investors for a total purchase price of $4,245,086. We also issued to Michael N. Taglich a 12% Note in the principal amount of $1,520,703, together with warrants to purchase 61,817 shares of common stock, upon surrender for cancellation of promissory notes in the aggregate principal amount of $1,500,000, together with accrued interest thereon and on notes previously exchanged for Series A Preferred Stock of $20,703. In addition, we issued to Robert F. Taglich a 12% Note in the principal amount of $4,373, together with warrants to purchase 177 shares of common stock, in consideration of the forgiveness of interest of $4,373 accrued on notes previously exchanged for Series A Preferred Stock. The outstanding principal amount plus accrued interest on the 12% Notes were convertible at the option of the holder into shares of common stock at an initial conversion price of $4.92, and were automatically convertible into shares of Series A Preferred Stock at a price equal to $10.00 per share of Series A Preferred Stock upon the filing of a certificate of amendment to our Articles of Incorporation increasing the number of authorized shares of our Series A Preferred Stock from 900,000 to 2,000,000. The warrants are exercisable until July 31, 2021 at an exercise price of $5.00 per share. We paid Taglich Brothers, placement agent for the offering, a sales commission of $295,400. In addition, we issued to Taglich Brothers five-year placement agent warrants to purchase a total of 69,025 shares of common stock at an exercise price of $6.15 per share. The issuance and sale of the 12% Notes and the warrants were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The 12% Notes and the warrants were endorsed with the customary Securities Act restrictive legend.

On September 15, 2016, we issued 32,297 shares of Series A Convertible Preferred Stock in lieu of payment of cash dividends on the 700,000 shares of Series A Preferred Stock sold in our private placement of Series A Preferred Stock completed in June 2016 for the dividend period ended September 15, 2016. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares were endorsed with the customary Securities Act restrictive legend.

On November 23, 2016, we issued and sold to Michael N. Taglich, Robert F. Taglich and another accredited investor our 8% Subordinated Convertible Notes due November 30, 2018 (the “2018 Notes”) in the principal amounts of $1,000,000, $100,000, and $300,000, respectively, together with five-year warrants to purchase a total of 124,444 shares of Common Stock, for a purchase price of $1,000,000, $100,000 and $300,000, respectively. The 2018 Notes have a conversion price of $2.25 per share and the warrants have an exercise price of $3.00 per share, each of which is subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations. The warrants may be exercised until November 30, 2021 and on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in November 2016 of the 2018 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2018 Notes in the principal amount of $112,000. We also issued to Taglich Brothers a five-year warrant to purchase 62,222 shares of Common Stock. The warrants may be exercised until November 30, 2021, have an exercise price of $3.00, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

The issuance and sale of the 2018 Notes and warrants issued to the purchasers of the 2018 Notes and the placement agent in the November 2016 private placement of the 2018 Notes were exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The 2018 Notes and the warrants were endorsed with the customary Securities Act restrictive legend.

On November 30, 2016, we issued a total of 438,770 shares of Series A Convertible Preferred Stock to holders of our 12% Notes upon the automatic conversion of the principal amount of, and accrued interest on, the 12% Notes at the rate of $10.00 per share. The issuance of the shares was exempt from registration under Section 3(a)(9) of the Securities Act. The certificates evidencing the shares are endorsed with the customary Securities Act restrictive legend.

On December 15, 2016, we issued 31,478 shares of Series A Convertible Preferred Stock in lieu of payment of cash dividends on our outstanding shares of series A Preferred Stock for the dividend period ended December 15, 2016. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares were endorsed with the customary Securities Act restrictive legend.

On December 22, 2016, we issued and sold an aggregate principal amount of $1,175,000 of 2018 Notes, together with warrants to purchase an aggregate of 89,359 shares of Common Stock for a total purchase price of $1,175,000 to ten accredited investors, including Michael N. Taglich and Robert F. Taglich, directors and principal stockholders of our company. Interest on the 2018 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing February 28, 2017, in cash, or if we are prohibited by applicable law or PNC Bank, National Association, our principal lender under our Loan Facility, from paying interest in cash, or we otherwise elect to do so, we may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 2018 Notes. The outstanding principal amount plus accrued interest on the 2018 Notes are convertible at the option of the holder into shares of Common Stock at a conversion price of $2.63 per share. The warrants are exercisable until November 30, 2021, have an exercise price of $3.00 per share and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in December 2016 of the 2018 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2018 Notes in the principal amount of $94,000. We also issued to Taglich Brothers five-year placement agent warrants to purchase 44,677 shares of Common Stock at an exercise price of $3.00 per share and having the same terms as the warrants issued to purchasers of the 2018 Notes in the December 2016 private placement.

The 2018 Notes, as well as the warrants issued to the purchasers of the 2018 Notes and the placement agent in the December 2016 private placement of the 2018 Notes, were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and were endorsed with the customary Securities Act legend.

On February 7, 2017 and February 17, 2017, we issued sold an aggregate principal amount of $1,000,000 of our 8% Subordinated Convertible Notes due January 31, 2019 (the “2019 Notes”), together with warrants to purchase an aggregate of 76,929 shares of Common Stock for a total purchase price of $1,000,000 to nine accredited investors, including Robert F. Taglich, a director and principal stockholder of our Company.

Interest on 2019 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing May 31, 2017, in cash, or if we are prohibited by applicable law or PNC Bank, National Association, our principal lender under our Loan Facility from paying interest in cash, or we otherwise elect to do so, we may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 2019 Notes. The outstanding principal amount plus accrued interest on the 2019 Notes are convertible at the option of the holder into shares of Common Stock at an initial conversion price of $3.25, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, except that the initial conversion price of the Notes issued to Robert F. Taglich is $3.71. The warrants are exercisable until January 31, 2022, have an exercise price of $4.45 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise.

As compensation for its services as placement agent for the private placement in February 2017 of the 2019 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2019 Notes in the principal amount of $80,000 (of which a 2019 Note in the principal amount of $20,000 has a conversion price of $3.71 per share and a 2019 Note in the principal amount of $60,000 has a conversion price of $4.45 per share). We also issued to Taglich Brothers five-year placement agent warrants to purchase 29,816 shares of Common Stock at an exercise price of $4.45 per share having the same terms as the warrants issued to purchasers of the 2019 Notes in the February 2019 private placement.

The 2019 Notes, as well as the warrants issued to the purchasers of the 2019 Notes and the placement agent in the February 2017 private placement of the 2019 Notes, were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and are endorsed with the customary Securities Act legend.

On February 28, 2017, we issued 2018 Notes in the aggregate principal amount of $61,264 in lieu of cash payment of accrued interest for the period then ended. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares were endorsed with the customary Securities Act restrictive legend.

On March 8, 2017, we issued 25,000 shares of common stock to Eaton & Van Winkle LLP, our attorneys, in satisfaction of indebtedness having a value of $111,750 based upon the closing market price of our common stock on February 21, 2017, $4.47, the trading date immediately preceding the date we agreed to issue the shares in payment of said indebtedness. The shares were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act, and were endorsed with the customary Securities Act legend.

On March 8, 2017, March 15, 2017 and March 21, 2017, we issued and sold an aggregate principal amount of $1,200,000 of our 2019 Notes, together with warrants to purchase an aggregate of 92,300 shares of Common Stock for a total purchase price of $1,200,000 to 23 accredited investors, including Robert F. Taglich, a director and principal stockholder of our company.

Interest on the 2019 Notes is payable on the outstanding principal amount thereof at the annual rate of 8%, payable quarterly commencing May 31, 2017, in cash, or if we are prohibited by applicable law or PNC Bank, National Association, our principal lender under our Loan Facility, from paying interest in cash, or we otherwise elect to do so, we may pay interest at the rate of twelve percent (12%) per annum in the form of additional notes having the same terms and conditions as the 2019 Notes. The outstanding principal amount plus accrued interest on the 2019 Notes are convertible at the option of the holder into shares of Common Stock at an initial conversion price of $3.25, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, except that the initial conversion price of the Notes issued to Robert F. Taglich is $3.30. The warrants issued to the purchasers of the 2019 Notes have an exercise price of $3.30 per share, subject to certain anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as mergers and other business combinations, and may be exercised on a cashless basis for a lesser number of shares depending upon prevailing market prices at the time of exercise. The warrants may be exercised until January 31, 2022.

As compensation for its services as placement agent for the private placement in March 2017 of the 2019 Notes, we issued to Taglich Brothers, in lieu of cash payment of sales commissions, 2019 Notes in the principal amount of $96,000 (of which a 2019 Note in the principal amount of $44,400 has a conversion price of $3.30 per share, a 2019 Note in the principal amount of $43,600 has a conversion price of $3.78 per share and a 2019 Note in the principal amount of $8,000 has a conversion price of $3.25 per share) and five-year warrants to purchase a total of 7,386 shares of Common Stock (of which warrants to purchase 3,416 shares have an exercise price of $3.30 per share, warrants to purchase 3,354 shares have an exercise price of $3.78 and warrants to purchase 616 shares have an exercise price of $4.00). We also issued to Taglich Brothers placement agent warrants to purchase a total of 36,877 shares of Common Stock, of which warrants to purchase 17,030 shares have an exercise price of $3.30 per share, warrants to purchase 16,770 shares have an exercise price of $3.78 and warrants to purchase 3,077 shares have an exercise price of $4.00, and having the same terms as the warrants issued to purchasers of the 2019 Notes in the March 2019 private placement.

The 2019 Notes, as well as the warrants issued to the purchasers of the 2019 Notes and the placement agent in the March 2017 private placement of the 2019 Notes, were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and are endorsed with the customary Securities Act legend.

On March 15, 2017, we issued 46,010 shares of Series A Convertible Preferred Stock in lieu of payment of cash dividends on our outstanding shares of Series A Preferred Stock for the dividend period ended March 15, 2017. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares were endorsed with the customary Securities Act restrictive legend.

On March 17, 2017, we borrowed $200,000 and $300,000 from each of Michael N. Taglich and Robert F. Taglich, respectively, and issued our promissory notes in the principal amounts of $200,000 and $300,000 to Michael N. Taglich and Robert F. Taglich, respectively, to evidence our obligation to repay that indebtedness. The notes bear interest at the rate of 7% per annum and are payable on September 17, 2017. Michael N. Taglich and Robert F. Taglich have the option to convert the unpaid principal amount and accrued interest on the promissory notes into shares of common stock or other securities of our company which we may offer and sell in this offering, or any other public or private financing (each a “Financing”), on the same terms and conditions as are offered to purchasers in such Financing, or, if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which option they must exercise by notice to us within three business days following the completion of such Financing. Upon completion of this offering or any other Financing, upon notice to Michael and Robert F. Taglich, we have the right to convert the unpaid principal amount of those promissory notes and accrued interest thereon into shares of common stock or other of our securities sold in the Financing on the same terms and conditions as are offered to purchasers in the Financing, or if more favorable to us, on such other terms as may be required under the rules of the NYSE MKT, which right we must exercise within three business days following the completion of such Financing.

Michael N. Taglich and Robert F. Taglich, directors of our company, are accredited investors. The issuance and sale of the notes were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The notes were endorsed with a customary Securities Act restrictive legend.

On May 12, 2017, we issued and sold to seven accredited investors, including Michael N. Taglich and Robert F. Taglich, an aggregate of $3,089,186 principal amount of our May 2018 Notes, together with warrants to purchase a total of 372,191 shares of our common stock, for a total purchase price of $2,999,198, resulting in gross proceeds of $1,495,870, net of the cancellation of $1,503,328 of indebtedness owed to Michael N. Taglich and Robert F. Taglich for working capital advances made on May 2 and 10, 2017. On May 19, 2017 we issued and sold to ten accredited investors, including a partnership in which Michael N. Taglich and Robert F. Taglich are partners, an aggregate of $1,069,438 principal amount of May 2018 Notes, together with warrants to purchase a total of 128,848 shares of common stock, for a total purchase price of $1,038,286. The principal amount, together with accrued interest, if any (together, the “Conversion Amount”), of the May 2018 Notes are convertible into shares of our common stock until November 12, 2017 at an initial conversion price of $2.49 per share, subject to anti-dilution and other adjustments for stock splits and certain fundamental transactions, including recapitalizations, mergers and other business combination transactions (the “Fixed Conversion Price”), and thereafter at the lower of the Fixed Conversion Price and 75% of the five (5) Weighted Average Prices (as defined in the May 2018 Notes) of the common stock during the five consecutive trading day period ending on the trading immediately preceding the day of a request by the holder for conversion of the May 2018 Note. The warrants are exercisable at an initial exercise price of $2.49 per share until May 12, 2022, and may be exercised on a cashless basis for a lesser number of shares based upon prevailing market prices when exercised. The exercise price of the warrants is subject to anti-dilution and other adjustments, including stock splits, and in the event of certain fundamental transactions such as recapitalizations, mergers and other business combination transactions. The exercise price of the warrants will be reset (x) to the public offering price of the shares of common stock sold in this offering, if lower than the exercise price then in effect, or (y) the Weighted Average Price (as defined in the May 2018 Notes) of the common stock on the first date on which none of the May 2018 Notes are outstanding, if lower than the exercise price then in effect, whichever event first occurs.

We paid Roth Capital Partners LLC $15,000 and have agreed to pay Taglich Brothers $176,155 as sales commissions in connection with the May 2018 Notes financing. The issuance and sale of the May 2018 Notes and warrants were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The May 2018 Notes and warrants were endorsed with a customary Securities Act restrictive legend.

On May 31, 2017, we issued 2018 Notes and 2019 Notes in the aggregate principal amount of $68,539 and $28,285, respectively, in lieu of cash payment of accrued interest for the period then ended. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares were endorsed with the customary Securities Act restrictive legend.

On June 15, 2017, we issued 46,787 shares of Series A Convertible Preferred Stock in lieu of payment of cash dividends on our outstanding shares of Series A Preferred Stock for the dividend period ended June 15, 2017. The issuance of the shares was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The certificates evidencing the shares were endorsed with the customary Securities Act restrictive legend.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Air Industries Group, a Nevada corporation.

Exhibit No.  Description

1.1	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger dated July 29, 2013 between Air Industries Group, Inc. and Air Industries Group (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 30, 2013).

2.2	Articles of Merger between Air Industries Group and Air Industries Group, Inc. filed with the Secretary of State of Nevada on August 28, 2013 (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed August 30, 2013).

2.3	Certificate of Merger between Air Industries Group and Air Industries Group, Inc. filed with the Secretary of State of Nevada on August 29, 2013 (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed August 30, 2013).

3.1	Articles of Incorporation of Air Industries Group (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 30, 2013).

3.2	Certificate of Designation authorizing the issuance of the Series A Preferred Stock (incorporated herein by reference to exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

3.3

Certificate of Amendment to Certificate of Designation increasing number of authorized shares of preferred stock and Series A Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2016 filed on May 1, 2017).

3.4	Form of Certificate of Amendment to Certificate of Designation to provide for the redemption of PIK Shares and automatic conversion of the remaining shares of Series A Preferred Stock upon completion of this offering.

3.5	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q/A for the period ended March 31, 2017 filed on June 2, 2017).

4.1	Form of specimen common stock certificate (incorporated herein by reference to exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (Registration No. 333-191748) filed on August 26, 2014 and declared effective on August 26, 2014).

4.2	Form of Placement Agent’s Warrant Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed May 29, 2014).

4.3	Form of Warrant issued to Taglich Brothers in connection with Capital Market Advisory Agreement dated as of January 1, 2014 (incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on April 19, 2017).

4.4	Placement Agent Warrant issued to Craig-Hallum Capital Group LLC in connection with first closing of Series A Preferred Stock Offering (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

4.5	Placement Agent Warrant issued to Taglich Brothers in connection with first closing of Series A Preferred Stock Offering (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

4.6	Placement Agent Warrant issued to Craig-Hallum Capital Group LLC in connection with second closing of Series A Preferred Stock Offering (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 3, 2016).

4.7	Placement Agent Warrant issued to Taglich Brothers in connection with second closing of Series A Preferred Stock Offering (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 3, 2016).

4.8	Form of Warrant issued to purchasers of 12% Notes in connection with 12% Note Offering (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 22, 2016).

4.9	Placement Agent Warrant issued to Taglich Brothers in connection with 12% Note Offering (incorporated herein by reference to Exhibit 10.9 to the Company’s Quarterly Report On Form 10-Q for the quarterly period ended September 30, 2016 filed on November 14, 2016).

4.10	Form of 8% Subordinated Convertible Note due November 30, 2018 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2016).

4.11	Form of Warrant issued to purchasers of the 2018 Notes in connection with 8% Note Offering (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 23, 2016).

4.12	Placement Agent Warrant issued to Taglich Brothers in connection with the 2019 Note Offering (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

4.13	Form of 8% Subordinated Convertible Note due January 31, 2019 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

4.14	Form of Warrant issued to purchasers of 2019 Notes in connection with the 8% Note Offering (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

4.15

Form of Placement Agent Warrant issued to Taglich Brothers in connection with the 2019 Note Offering (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

4.16	Form of warrant issued to purchasers of the Company’s Subordinated Convertible Notes due May 12, 2018 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 15, 2017).

4.17	Form of Representative’s Warrant issued to Roth Capital Partners LLC in connection with this offering (included as Exhibit A to Exhibit 1.1).

5.1	Opinion of Eaton & Van Winkle LLP.

Agreements Relating to PNC Loan Facility

10.1	Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “PNC Loan Agreement”) dated June 27, 2013 by and among PNC Bank, National Association, as Lender and Agent, and Air Industries Machining, Corp., Welding Metallurgy, Inc., Nassau Tool Works, Inc. and Air Industries Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 27, 2013).

10.2	Guarantor’s Ratification by Air Industries Group, Inc. under PNC Agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 27, 2013).

10.3	First Amendment to PNC Loan Agreement (incorporated herein by reference from Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).

10.4	Second Amendment to PNC Loan Agreement (incorporated herein by reference from Exhibit 10.23 to the Company’s 2013 Form 10-K).

10.5	Amended and Restated Revolving Credit Note issued under the PNC Loan Agreement (incorporated herein by reference from Exhibit 10.24 to the Company’s 2013 Form 10-K).

10.6	Second Amendment to Term Note in the principal amount of $1,947,603.50 issued under the PNC Loan Agreement (incorporated herein by reference from Exhibit 10.25 to the Company’s 2013 Form 10-K).

10.7	Third Amendment to PNC Loan Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 2, 2014).

10.8	Sixth Amendment to PNC Loan Agreement (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed October 2, 2014).

10.9	Term Note in the principal amount of $3,500,000 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed October 2, 2014).

10.10	Eighth Amendment to PNC Loan Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 10, 2015).

10.11	Term Note in the principal amount of $3,500,000 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 10, 2015).

10.12	Tenth Amendment to PNC Loan Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 23, 2015).

10.13	Fifth Amended and Restated Revolving Credit Note (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 23, 2015).

10.14	Eleventh Amendment to PNC Loan Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 12, 2016).

10.15	Sixth Amended and Restated Revolving Credit Note (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 12, 2016).

10.16	Twelfth Amendment to PNC Loan Agreement (incorporated herein by reference to exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

10.17	Term Loan in the principal amount of $7,388,000 (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

10.18	Thirteenth Amendment to PNC Loan Agreement (incorporated herein by reference to exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 21, 2016).

10.19	Fourteenth Amendment to PNC Loan Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2017.

10.20	Fifteenth Amendment to PNC Loan Agreement.

Agreements Relating to Acquisitions

10.21	Stock Purchase Agreement dated as of April 1, 2014 by and among WMI and the shareholders of Woodbine Products, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 2, 2014).

10.22	Stock Purchase Agreement dated as of June 4, 2014, by and among the Registrant and the shareholders of Eur-Pac Corporation (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 4, 2014).

10.23	Stock Purchase Agreement dated as of October 1, 2014, between the Company and Dynamic Materials Corporation (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed (October 2, 2014).

10.24	Promissory Note of Registrant payable to AMK Welding, Inc. in the principal amount of $2,500,000 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 2, 2014).

10.25	Mortgage and Security Agreement in favor of Dynamic Materials Corporation (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed October 2, 2014).

10.26	Agreement and Plan of Merger dated as of February 27, 2015, by and among the Registrant, SEC Acquisition Corp., The Sterling Engineering Corporation (“Old Sterling”) and the shareholders of Old Sterling (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 5, 2015).

10.27	Open End Mortgage Deed and Security Agreement with respect to South Windsor, Connecticut premises (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 10, 2015).

10.28	Collateral Assignment of Rents, Leases and Profits with respect to South Windsor, Connecticut premises (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 10, 2015).

10.29	Open End Mortgage Deed and Security Agreement with respect to Barkhamsted, Connecticut premises (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed March 10, 2015).

10.30	Collateral Assignment of Rents, Leases and Profits with respect to Barkhamsted, Connecticut premises (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed March 10, 2015).

10.31	Asset Purchase Agreement dated as of August 31, 2013 between the Company, on the one hand, and Compaq Development Corporation, Peter C. Rao and Vito Valenti, the shareholders of Compaq Development Corporation, on the other hand (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 1, 2015).

10.32	Stock Purchase Agreement dated as of January 27, 2017, between Air Industries Group, AMK Welding, Inc., Air Industries Group Poland, LLC and Meyer Tool, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2017).

Agreements Relating to Real Property

10.33	Contract of Sale, dated as of November 7, 2005, by and between KPK Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1460 North Fifth Avenue and 1479 North Clinton Avenue, Bay Shore, NY (incorporated herein by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed December 6, 2005).

10.34	Real Estate Purchase and Sale Contract dated as of December 7, 2015 for the sale of 283 Sullivan Avenue, South Windsor, CT (“South Windsor Contract”) (filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.35	First Amendment to South Windsor Contract dated as of January 26, 2016 (filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.36	Second Amendment to South Windsor Contract dated as of February 24, 2016 (filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.37	Third Amendment to South Windsor Contract dated as of April 7, 2016 (incorporated herein by reference to Exhibit 10.50 to the Company’s Current Report on Form 8-K filed on April 13, 2016).

10.38	Lease dated April 11, 2016 for the premises located at 283 Sullivan Avenue, South Windsor, CT (incorporated herein by reference to Exhibit 10.50 to the Company’s Current Report on Form 8-K filed on April 13, 2016).

10.39	Real Estate Purchase and Sale Agreement, dated as of December 7, 2015 (incorporated herein by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.40	First Amendment to Real Estate Purchase and Sale Agreement dated as of January 26, 2016 (incorporated herein by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.41	Second Amendment to Real Estate Purchase and Sale Agreement dated as of February 24, 2016 (incorporated herein by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on April 4, 2016).

10.42	Third Amendment to Real Estate Purchase and Sale Agreement dated as of April 6, 2016 (incorporated herein by reference to Exhibit 10.49 to the Company’s Current Report on Form 8-K filed on April, 2016).

10.43	Lease dated April 11, 2016 for the premises located at 283 Sullivan Avenue, South Windsor, CT (incorporated herein by reference to Exhibit 10.50 to the Company’s Current Report on Form 8-K filed on April 14, 2016).

Agreements With Officers, Directors and Related Persons

10.44	Capital Market Advisory Agreement dated as of January 1, 2014 between the Registrant and Taglich Brothers (incorporated herein by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 31, 2015).

10.45	Offer Letter to Daniel R. Godin (incorporated herein by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 31, 2015).

10.46	Promissory Note dated as of September 8, 2015 payable to Michael N. Taglich in the principal amount of $350,000 (incorporated herein by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on April 4, 2016).

10.47	Promissory note dated April 8, 2016 in the principal amount of $350,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 10.51 to the Company’s Current Report on Form 8-K filed on April 13, 2016).

10.48	Promissory note dated April 8, 2016 in the principal amount of $350,000 payable to Robert F. Taglich (incorporated herein by reference to Exhibit 10.52 to the Company’s Current Report on Form 8-K filed on April 13, 2016).

10.49	Promissory note in the principal amount of $350,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 10, 2016).

10.50	Promissory note in the principal amount of $350,000 payable to Robert F. Taglich (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 10, 2016).

10.51	Promissory note in the principal amount of $500,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 5, 2016).

10.52	Promissory note in the principal amount of $1,000,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 5, 2016).

10.53	Promissory note in the principal amount of $1,000,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on April 19, 2017).

10.54	Promissory note in the principal amount of $200,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 10.73 to the Company’s Annual Report on Form 10-K/A (Amendment No. 2 for the year ended December 31, 2016 filed on April 19, 2017).

10.55	Promissory note in the principal amount of $200,000 payable to Michael N. Taglich (incorporated herein by reference to Exhibit 10.73 to the Company’s Annual Report on Form 10-K/A (Amendment No. 2 for the year ended December 31, 2016 filed on April 19, 2017).

10.56	Promissory note in the principal amount of $300,000 payable to Robert F. Taglich (incorporated herein by reference to Exhibit 10.74 to the Company’s Annual Report on Form 10-K/A (Amendment No. 2 for the year ended December 31, 2016 filed on April 19, 2017).

Agreements Relating to Issuance of Securities

10.57	Form of Subscription Agreement, dated as of May 28, 2014 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 29, 2014).

10.58	Placement Agent Agreement, dated as of May 28, 2014, between the Company and Taglich Brothers (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 29, 2014).

10.59	Placement Agency Agreement dated May 25, 2016 between the Company, Craig-Hallum Capital Group LLC and Taglich Brothers (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

10.60	Securities Purchase Agreement dated as of May 25, 2016 by and among Air Industries Group and the purchasers named therein (incorporated herein by reference to Exhibit A included in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

10.61	Registration Rights Agreement (incorporated herein by reference to Exhibit B included in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2016).

10.62	Placement Agency Agreement dated August 19, 2016 between the Company and Taglich Brothers (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2016).

10.63	Securities Purchase Agreement by and among the Company and the purchasers named therein (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2016).

10.64	The Company’s 12% Subordinated Convertible Note due December 31, 2017(incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 22, 2016).

10.65	Joinder Agreement among the purchasers of the Notes and the Company (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 22, 2016).

10.66	Amendment to Registration Rights Agreement (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 22, 2016).

10.67	The Company’s 8% Subordinated Convertible Note due November 30, 2018 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2016).

10.68	Placement Agency Agreement with Taglich Brothers for the offering of the 2018 Notes (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 23, 2016).

10.69	Form of Subscription Agreement for the 2019 Notes (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

10.70	Placement Agency Agreement with Taglich Brothers for the offering of the 2019 Notes issued in February 2017 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

10.71	Form of Subscription Agreement for the 2019 Notes (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 16, 2017).

10.72

Placement Agency Agreement with Taglich Brothers for the offering of the 2019 Notes issued in March 2017 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 22, 2017).

10.73	Securities Purchase Agreement dated May 12, 2017 by and among the Company and the Buyers of the Company’s Subordinated Convertible Notes due May 10, 2017 and Warrants (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2017).

10.74	Form of Subordinated Convertible Note due May 12, 2017(incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 15, 2017).
Equity Incentive Plans

10.75	2010 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.24 to the Company’s Registration Statement on Form 10 filed on October 2, 2012).

10.76	2013 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-191560) filed on October 4, 2013).

10.77	2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-206341) filed on August 13, 2015).

10.78	2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Company’s Quarterly Report On Form 10-Q for the quarterly period ended September 30, 2016 filed on November 14, 2016).

14.1	Code of Ethics (incorporated herein by reference to Exhibit 14.1 to the Company’s Registration Statement on Form SB-2 (Registration No. 333-144561) filed July 13, 2009 and declared effective July 27, 2009).

21.1	Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on April 19, 2017).

23.1	Consent of Eaton & Van Winkle LLP (included in Exhibit 5.1)

23.2	Consent of Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

24.1	Power of Attorney (included in signature page of original filing on May 2, 2017)

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)    For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.2 to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York, on this 19th day of June, 2017.

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
Acting President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to this Registration Statement on Form S-1 was signed by the following persons on June 19, 2017 in the capacities indicated.

Signature	Capacity

/s/ Peter D. Rettaliata
Peter D. Rettaliata	Acting President, CEO and a Director

/s/ Michael Recca	Chief Financial Officer
Michael Recca

*
Michael N. Taglich	Chairman of the Board

*
Seymour G. Siegel	Director

*
Robert F. Taglich	Director

*
David J. Buonanno	Director

*
Robert Schroeder	Director

*
Michael Brand	Director

___

* By: /s/ Michael E. Recca

Michael E. Recca, Attorney-in fact

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